Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-264129

Prospectus Supplement No. 2

(To Prospectus dated April 12, 2022)

GINKGO BIOWORKS HOLDINGS, INC.

Prospectus for 292,051,107 Shares of Class A Common Stock of Ginkgo Bioworks Holdings, Inc.

This prospectus supplement updates, amends and supplements the prospectus dated April 12, 2022 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration Statement No. 333-264129). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus with the information contained in our Current Reports on Form 8-K filed with the Securities and Exchange Commission on June 14, 2022, July 25, 2022 and August 4, 2022, which are set forth below.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Ginkgo Bioworks Holdings, Inc.’s Class A common stock is traded on the New York Stock Exchange under the symbol “DNA”. On August 3, 2022, the closing price of our Class A common stock was $3.06.

INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 6 OF THE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 4, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2022

GINKGO BIOWORKS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40097	87-2652913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Drydock Avenue

8th Floor

Boston, MA 02210

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 422-5362

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	DNA	NYSE
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	DNA.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 10, 2022, Ginkgo Bioworks Holdings, Inc. (the “Company”) held its 2022 annual meeting of shareholders (the “Annual Meeting”). A total of 859,915,040 shares of Class A common stock and 351,470,842 shares of Class B common stock were present or represented by proxy at the Annual Meeting, representing approximately 81.47% of shares of Class A common stock and Class B common stock, entitled to vote as a single class at the Annual Meeting, and representing approximately 89.15% of shares of Class B common stock entitled to vote as a separate class at the Annual Meeting. The shareholders voted on the matters presented at the Annual Meeting, and the shares present, in person or by proxy, were voted as follows:

1. Election of Directors

Proposal one was the election of eight nominees to serve as directors of the Company, each until the next annual meeting of shareholders or until his or her successor shall have been elected and qualified. Holders of the Class B common stock, voting as a separate class, voted upon two nominees designated to be elected by the holders of Class B common stock. Holders of the Class A common stock and Class B common stock, voting together as a single class, with holders of Class A common stock having one (1) vote per share and holders of Class B common stock having ten (10) votes per share, voted upon six nominees designated to be elected by the holders of Class A common stock and Class B common stock. The results of the vote were as follows:

Director nominees designated to be elected by holders of Class B common stock:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jason Kelly	3,500,027,740	1,713,590	89,660	83,307,825
Reshma Shetty	3,501,741,330	0	89,660	83,307,825

Director nominees designated to be elected by holders of Class A and Class B common stock (voting together as a single class):

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Arie Belldegrun	4,265,404,820	20,950,336	4,960,479	83,307,825
Marijn Dekkers	4,247,476,853	37,671,449	6,167,333	83,307,825
Christian Henry	4,216,746,933	68,285,199	6,283,503	83,307,825
Reshma Kewalramani	4,279,639,873	8,544,857	3,130,905	83,307,825
Shyam Sankar	4,211,195,619	76,589,081	3,530,935	83,307,825
Harry E. Sloan	4,229,850,736	51,996,730	9,468,169	83,307,825

Pursuant to the foregoing votes, the eight nominees listed above were elected to serve on the Company’s Board of Directors. There were no additional director nominations brought before the meeting.

2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm

Proposal two was the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, designated to be voted upon by the holders of Class A common stock and Class B Common stock, voting together as a single class, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,365,263,156	5,152,427	4,207,877	0

Pursuant to the foregoing vote, the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GINKGO BIOWORKS HOLDINGS, INC.

Date: June 13, 2022	By:	/s/ Mark Dmytruk
	Name:	Mark Dmytruk
	Title:	Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2022

GINKGO BIOWORKS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40097	87-2652913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Drydock Avenue

8th Floor

Boston, MA 02210

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 422-5362

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	DNA	NYSE
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	DNA.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On July 24, 2022, Ginkgo Acquisition Sub, Inc., a Delaware corporation (“Ginkgo Acquisition”) and an indirect, wholly-owned subsidiary of Ginkgo Bioworks Holdings, Inc. (the “Company”) entered into an asset purchase agreement, pursuant to which Ginkgo Acquisition will acquire certain of the assets and liabilities of Bayer CropScience LP, a Delaware limited partnership, which will expand the Company’s platform capabilities in agricultural biologicals (the “Transaction”). As consideration for the assets acquired in the Transaction and subject to the terms and conditions of the asset purchase agreement, the Company has agreed to pay approximately $83.0 million, which it may satisfy, at its discretion, in shares of its Class A common stock (the “Shares”) and/or cash. The Transaction is expected to close in the fourth quarter of 2022, subject to regulatory approvals and the satisfaction of customary closing conditions. The Company expects to file a Form 8-K upon the closing of the Transaction disclosing, among other things, the number of Shares actually issued. The issuance of the Shares will be made in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01	Regulation FD Disclosure

On July 25, 2022, the Company issued a press release announcing the pending Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Forward-Looking Statements Legend

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected timing of and consideration to be issued with respect to the Transaction. These forward-looking statements generally are identified by the words “believe,” “can,” “project,” “potential,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the effect of Ginkgo’s business combination with Soaring Eagle Acquisition Corp. (“Soaring Eagle”) on Ginkgo’s business relationships, performance, and business generally, (ii) risks that the business combination disrupts current plans of Ginkgo and potential difficulties in Ginkgo’s employee retention, (iii) the outcome of any legal proceedings that may be instituted against Ginkgo related to its business combination with Soaring Eagle, (iv) volatility in the price of Ginkgo’s securities now that it is a public company due to a variety of factors, including changes in the competitive and highly regulated industries in which Ginkgo operates and plans to operate, variations in performance across competitors, changes in laws and regulations affecting Ginkgo’s business and changes in the combined capital structure, (v) the ability to implement business plans, forecasts, and other expectations after the completion of the business combination, and identify and realize additional opportunities, (vi) the risk of downturns in demand for products using synthetic biology, (vii) the unpredictability of the duration of the COVID-19 pandemic and the demand for COVID-19 testing and the commercial viability of Ginkgo’s COVID-19 testing business, (viii) changes to the biosecurity industry, including due to advancements in technology, emerging competition and evolution in industry demands, standards and regulations; (ix) the risk that the proposed transaction may not be completed in a timely manner or at all; (x) the failure to satisfy any of the conditions to the consummation of the proposed transaction; (xi) the risk that any regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; (xii) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; (xiii) Ginkgo’s ability to effectively integrate the existing Research & Development site, team and platform of Bayer CropScience LP; (xiv) the risk that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers and suppliers) may be greater than expected, (xv) the assumption of unexpected risks and liabilities; and (xvi) the diversion of and attention of management on transaction-related issues. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Ginkgo’s quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 16, 2022 and other documents filed by Ginkgo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ginkgo assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Ginkgo does not give any assurance that it will achieve its expectations.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 25, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2022

GINKGO BIOWORKS HOLDINGS, INC.

By:	/s/ Mark Dmytruk
Name:	Mark Dmytruk
Title:	Chief Financial Officer

Exhibit 99.1

Ginkgo and Bayer Sign Definitive Agreement to Build Agricultural Biologicals R&D Platform Capabilities

Ginkgo to acquire Bayer’s 175,000-square-foot Biologics R&D center and enter into a new multi-year platform collaboration with Bayer to advance several agricultural biological programs

BOSTON, MA, July 25, 2022–Ginkgo Bioworks (NYSE: DNA), the leading horizontal platform for cell programming, today announced the signing of a definitive agreement for the previously announced transaction with Bayer to expand Ginkgo’s platform capabilities in agricultural biologicals. These capabilities will be built pursuant to a transaction in which Ginkgo will acquire Bayer’s 175,000-square-foot West Sacramento Biologics Research & Development site, team, and internal discovery and lead optimization platform for approximately $83.0 million in consideration. The proposed transaction is projected to close in the fourth quarter of 2022, subject to regulatory approvals and customary closing conditions. Ginkgo will also integrate the R&D platform assets from Joyn Bio, a joint-venture between Ginkgo and Leaps by Bayer formed in 2017.

While chemical and plant trait products are currently the dominant offerings on the market to improve crop performance, agricultural biologicals are a rapidly growing category of solutions that have the potential to offer tremendous sustainability and performance benefits. Bayer will be the first major partner of Ginkgo’s expanded agricultural biologicals platform, entering into a new collaboration focused on the advancement of Joyn’s marquee nitrogen fixation program, as well as new programs in areas such as crop protection and carbon sequestration.

As part of a three-year strategic partnership, Ginkgo will provide research services to Bayer in the field of agricultural biologicals with the potential to earn downstream value in the form of royalties on net sales from products developed under the partnership. As previously disclosed, it is expected that the cash proceeds from this collaboration with Bayer will significantly offset the operating expenses acquired through the transaction. In addition to this collaboration with Bayer, Ginkgo expects to engage with other customers in supporting the development of their agricultural biological programs.

“To ensure sustainable food security for an ever growing population, we need to invest in biological solutions,” said Jason Kelly, CEO and co-founder of Ginkgo Bioworks. “By acquiring one of the premier R&D sites for agricultural biologicals worldwide and partnering with the best-in-class teams at Bayer and Joyn, we are demonstrating our commitment to developing breakthrough products for growers around the world. We are excited to be able to make this platform accessible to innovative companies and teams who may otherwise not have the resources or expertise to develop these capabilities in house.”

“Through this strategic research partnership with Ginkgo and by tapping into the open innovation ecosystem, Bayer is accelerating innovation in our biologicals pipeline and continuing to lead in the development of effective and reliable solutions,” said Bob Reiter, Head of R&D for Bayer’s Crop Science Division. “Agricultural biologicals have the potential to boost crop yields while simultaneously offering environmental benefits to growers, and Ginkgo’s technologies will help to deliver on biologicals’ potential.”

About Ginkgo Bioworks

Ginkgo is building a platform to enable customers to program cells as easily as we can program computers. The company’s platform is enabling biotechnology applications across diverse markets, from food and agriculture to industrial chemicals to pharmaceuticals. Ginkgo has also actively supported a number of COVID-19 response efforts, including K-12 pooled testing, vaccine manufacturing optimization and therapeutics discovery. For more information, visit www.ginkgobioworks.com.

Forward-Looking Statements of Ginkgo Bioworks

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding Ginkgo’s expectations regarding its ability to expand its platform capabilities in agricultural biologicals through the transaction, the expected timeline, potential outcomes and expected benefits of the transaction, Bayer’s role as Ginkgo’s first major partner in its expanded agricultural biologicals platform, the terms and scope of Ginkgo’s ongoing collaboration with Bayer and its expectations with respect to the collaboration, and Ginkgo’s expectations with respect to its ability to engage with other customers and partners through its agricultural biologicals platform. These forward-looking statements generally are identified by the words “believe,” “can,” “project,” “potential,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the effect of Ginkgo’s business combination with Soaring Eagle Acquisition Corp. (“Soaring Eagle”) on Ginkgo’s business relationships, performance, and business generally, (ii) risks that the business combination disrupts current plans of Ginkgo and potential difficulties in Ginkgo’s employee retention, (iii) the outcome of any legal proceedings that may be instituted against Ginkgo related to its business combination with Soaring Eagle, (iv) volatility in the price of Ginkgo’s securities now that it is a public company due to a variety of factors, including changes in the competitive and highly regulated industries in which Ginkgo operates and plans to operate, variations in performance across competitors, changes in laws and regulations affecting Ginkgo’s business and changes in the combined capital structure, (v) the ability to implement business plans, forecasts, and other expectations after the completion of the business combination, and identify and realize additional opportunities, (vi) the risk of downturns in demand for products using synthetic biology, (vii) the unpredictability of the duration of the COVID-19 pandemic and the demand for COVID-19 testing and the commercial viability of Ginkgo’s COVID-19 testing business, (viii) changes to the biosecurity industry, including due to advancements in technology, emerging competition and evolution in industry demands, standards and regulations; (ix) the risk that the proposed transaction may not be completed in a timely manner or at all; (x) the failure to satisfy any of the conditions to the consummation of the proposed transaction; (xi) the risk that any regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; (xii) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; (xiii) Ginkgo’s ability to effectively integrate Bayer’s existing Research & Development site, team and platform and its ability to integrate the R&D platform assets from Joyn Bio; (xiv) the risk that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers and suppliers) may be greater than expected, (xv) the assumption of unexpected risks and liabilities; and (xvi) the diversion of and attention of management on transaction-related issues. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Ginkgo’s quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 16, 2022 and other documents filed by Ginkgo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ginkgo assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Ginkgo does not give any assurance that it will achieve its expectations.

GINKGO BIOWORKS INVESTOR CONTACT:

investors@ginkgobioworks.com

GINKGO BIOWORKS MEDIA CONTACT:

press@ginkgobioworks.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2022

GINKGO BIOWORKS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40097	87-2652913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Drydock Avenue

8th Floor

Boston, MA 02210

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 422-5362

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	DNA	NYSE
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	DNA.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 24, 2022, Ginkgo Bioworks Holdings, Inc., a Delaware corporation (“Ginkgo”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Zymergen Inc., a Delaware public benefit corporation (“Zymergen”), and Pepper Merger Subsidiary Inc., a Delaware corporation and an indirect wholly owned subsidiary of Ginkgo (“Merger Sub”), providing for the merger of Merger Sub with and into Zymergen (the “Merger”), with Zymergen surviving the Merger as wholly owned subsidiary of Ginkgo.

Merger Consideration

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of Zymergen (each, a “Zymergen Common Share”) that is issued and outstanding as of immediately prior to the Effective Time (other than certain excluded shares specified in the Merger Agreement) will be automatically cancelled, extinguished and converted into the right to receive 0.9179 of a share of Class A Common Stock, par value $0.0001 per share, of Ginkgo (each, a “Ginkgo Class A Share,” and such consideration, the “Merger Consideration”) and cash in lieu of any fractional Ginkgo Class A Shares, without interest.

Treatment of Equity Awards

At the Effective Time, each option to purchase Zymergen Common Shares (each, a “Zymergen Option”) with an exercise price per share less than the Merger Consideration Value that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive a number of Ginkgo Class A Shares equal to the Option Consideration Value with respect such Zymergen Option divided by the Ginkgo Class A Share Price, and each Zymergen Option with an exercise price per share that is equal to or greater than the Merger Consideration Value will be cancelled for no consideration. “Option Consideration Value” means an amount, without interest, equal to the product of (i) the excess of (A) the Merger Consideration Value over (B) the exercise price per share of such Zymergen Option, and (ii) the total number of Zymergen Common Shares issuable upon exercise in full of such Zymergen Option. “Merger Consideration Value” means an amount (rounded down to the nearest whole cent) equal to the product of (x) the Merger Consideration and (y) the Ginkgo Class A Share Price. “Ginkgo Class A Share Price” means the volume-weighted average price of Ginkgo Class A Shares on the New York Stock Exchange (“NYSE”) for the period of five consecutive trading days ending on and including the second full trading day prior to the Effective Time.

At the Effective Time, each vested Zymergen restricted stock unit (each, a “Zymergen RSU”) that is outstanding immediately prior to the Effective Time (including after giving effect to any acceleration of vesting to which such Zymergen RSU is entitled as of immediately prior to the Effective Time as disclosed to Ginkgo) will be cancelled and converted into a right to receive the Merger Consideration.

At the Effective Time, each unvested Zymergen RSU that is outstanding immediately prior to the Effective Time will be cancelled and converted into a Ginkgo restricted stock unit award (“Ginkgo RSU”) with respect to the number of Ginkgo Class A Shares that is equal to the product of (A) the number of Zymergen Common Shares subject to such unvested Zymergen RSU as of immediately prior to the Effective Time (B) the Merger Consideration, rounded down to the nearest whole share, which such Ginkgo RSU award will be subject to the same vesting terms and conditions applicable to Zymergen RSU to which it relates as of immediately prior to the Effective Time, including any applicable vesting acceleration provisions in connection with such holder’s termination of employment or service but otherwise will be subject to the terms and conditions of Ginkgo’s 2021 stock incentive award plan.

Conditions to Closing

The parties’ obligation to consummate the Merger is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including, among others: (i) the adoption of the Merger Agreement by the holders of a majority of Zymergen Common Shares outstanding, (ii) the expiration or termination of the waiting periods applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and, if a merger control inquiry is initiated or commenced by a governmental authority outside of the United States, approval in that jurisdiction, (iii) the absence of any law or order restraining, enjoining or otherwise prohibiting the Merger, (iv) Ginkgo’s registration statement on Form S-4 having been declared effective in accordance with the provisions of the Securities Act of 1933, as amended, (v) authorization and approval of the Ginkgo Class A Shares for listing on NYSE (or any successor inter-dealer quotation system or stock exchange thereto), (vi) no material adverse effect has occurred on the other party since the signing of the Merger Agreement that is continuing and (vii) certain other customary conditions relating to the other party’s representations and warranties in the Merger Agreement and the performance of its respective obligations.

Ginkgo’s obligation to consummate the Merger is also subject to the satisfaction or waiver of the condition that (i) Zymergen has not incurred or otherwise become liable for additional costs, expenses or liabilities to Zymergen or its subsidiaries with respect to its leased real property not contemplated under a specified schedule outlining its real estate plans and (ii) certain specified litigation matters are not reasonably expected to result in future money damages payable by Zymergen or its subsidiaries (in excess of any applicable insurance deductible and coverage amounts), where, the aggregate of clauses (i) and (ii), exceed $25,000,000.

Representations and Warranties; Covenants

Ginkgo and Zymergen have made customary representations and warranties in the Merger Agreement and have agreed to certain covenants regarding the operation of the businesses of Ginkgo and its subsidiaries and the business of Zymergen and its subsidiaries prior to the Effective Time. Zymergen will be also subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding any alternative acquisition proposals, subject to a “fiduciary out” provision that allows Zymergen, under certain specified circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an alternative acquisition proposal if the board of directors of Zymergen (the “Zymergen Board”) (or a committee thereof) has determined in good faith (after consultation with its outside legal counsel and financial advisors) that (i) such alternative acquisition proposal either constitutes a Superior Proposal (as defined in the Merger Agreement) or would reasonably be expected to lead to a Superior Proposal and (ii) the failure to take such actions would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law. The parties have also agreed to use their reasonable best efforts to consummate the Merger.

Termination

The Merger Agreement contains certain termination rights for each of Ginkgo and Zymergen. The Merger Agreement may be terminated at any time prior to the Effective Time by the mutual written consent of the parties and in certain other circumstances, including among others, if (i) the Merger has not been consummated by January 24, 2023, subject to two extension rights by the parties of three months each (for a total of twelve months from the signing of the Merger Agreement) if all of the closing conditions other than certain conditions related to receipt of regulatory approvals are satisfied or waived (or are capable of being satisfied at such time) and (ii) the other party has breached any of its representations and warranties or failed to perform any of its covenants under the Merger Agreement such that a closing condition is not satisfied (subject to notice and cure and other customary exceptions). Additionally, Ginkgo may terminate the Merger Agreement in certain circumstances where there is a material and adverse development in certain specified litigation matters.

Upon termination of the Merger Agreement in accordance with its terms, under specified circumstances, either party may be required to pay a termination fee to the other party. If the Merger Agreement is validly terminated in connection with certain specified circumstances, including due to Zymergen accepting a Superior Proposal, willful and material breach of its no-shop obligations, or Zymergen Board’s withdrawal or change of its recommendation of the Merger to its stockholders, then Zymergen will be required to pay a termination fee to Ginkgo equal to $10,000,000. Additionally, Zymergen will be required to pay this termination fee to Ginkgo if the Merger Agreement is terminated in certain circumstances and Zymergen enters into an agreement or completes an alternative proposal to acquire Zymergen within twelve months of such termination. Ginkgo will be required to pay a termination fee to Zymergen equal to $10,000,000 only if the Merger Agreement is validly terminated under specified circumstances upon the failure to satisfy certain conditions related to receipt of regulatory approvals if all other conditions to closing have been satisfied.

The above description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to provide investors and stockholders of Ginkgo with information regarding its terms. It is not intended to provide any other factual information about Ginkgo, Merger Sub or Zymergen. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and stockholders of Ginkgo accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Ginkgo, Merger Sub, Zymergen or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that Ginkgo and Merger Sub exchanged with Zymergen and Zymergen exchanged with Ginkgo and Merger Sub in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Ginkgo’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement/prospectus that Ginkgo and Zymergen will be filing in connection with the Merger, as well as in Ginkgo’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that Ginkgo has filed or may file with the Securities and Exchange Commission (the “SEC”).

Voting Agreements

In connection with the Merger Agreement, each of SVF Excalibur (Cayman) Limited, Data Collective II, L.P. and certain of its affiliates, and True Ventures IV, L.P. and certain of its affiliates (collectively, the “Signing Stockholders”) entered into a voting agreement with Ginkgo with respect to Zymergen Common Shares beneficially owned now or in the future by such Signing Stockholder (collectively, the “Voting Agreements”).

The Signing Stockholders beneficially own, in the aggregate, approximately 40% of the outstanding Zymergen Common Shares as of July 24, 2022, and have separately agreed, pursuant to their respective Voting Agreements, among other things, to vote all Zymergen Common Shares beneficially owned and entitled to vote in favor of approval of the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement.

Each Voting Agreement will terminate upon the earliest of (i) the Closing; (ii) the date on which the Merger Agreement is terminated in accordance with its terms; (iii) the outside date under the Merger Agreement; (iv) the making of certain changes to the terms of the Merger without the prior written consent of the applicable Signing Stockholder; and (v) with respect to any Signing Stockholder, the mutual written consent of Ginkgo and such Signing Stockholder.

The foregoing description of the Voting Agreements is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreements, copies of which are attached hereto as Exhibit 10.1 with respect to the Voting Agreement entered into by SVF Excalibur (Cayman) Limited, Exhibit 10.2 with respect to the Voting Agreement entered into by Data Collective II, L.P. and certain of its affiliates, and Exhibit 10.3 with respect to the Voting Agreement entered into by True Ventures IV, L.P. and certain of its affiliates and are incorporated herein by reference.

Item 8.01	Other Events.

On July 25, 2022, Ginkgo and Zymergen issued a joint press release announcing the entry into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the Merger, Ginkgo intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement of Zymergen and that also constitutes a prospectus of Ginkgo. Each of Ginkgo and Zymergen may also file other relevant documents with the SEC regarding the Merger. This document is not a substitute for the proxy statement/prospectus or registration statement or any other document that Ginkgo or Zymergen may file with the SEC. The definitive proxy statement/prospectus (if and when available) will be mailed to stockholders of Zymergen. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors and security holders will be able to obtain free copies of the registration statement and proxy statement/prospectus (if and when available) and other documents containing important information about Ginkgo, Zymergen and the Merger, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Ginkgo will be available free of charge on Ginkgo’s website at https://investors.ginkgobioworks.com or by contacting Ginkgo’s Investor Relations department by email at investors@ginkgobioworks.com. Copies of the documents filed with the SEC by Zymergen will be available free of charge on Zymergen’s website at https://investors.zymergen.com or by contacting Zymergen’s Investor Relations department by email at investors@zymergen.com.

Participants in the Solicitation

Ginkgo, Zymergen, their respective directors and certain of their executive officers and other employees may be deemed to be participants in the solicitation of proxies from Zymergen’s stockholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Zymergen’s stockholders in connection with the Merger, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information about the directors and executive officers of Ginkgo, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Ginkgo’s proxy statement for its 2022 annual meeting of shareholders, which was filed with the SEC on April 26, 2022, and Ginkgo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 29, 2022. Information about the directors and executive officers of Zymergen, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Zymergen’s proxy statement for its 2022 annual meeting of shareholders, which was filed with the SEC on April 20, 2022, and Zymergen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 30, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Merger when such materials become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Ginkgo or Zymergen using the sources indicated above.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Ginkgo’s and Zymergen’s control. Statements in this communication regarding Ginkgo, Zymergen and the combined company that are forward-looking, including projections as to the anticipated benefits of the Merger, the impact of the Merger on Ginkgo’s and Zymergen’s businesses and future financial and operating results, the amount and timing of synergies from the Merger, and the aggregate amount of indebtedness of the combined company following the closing of the Merger are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Ginkgo’s and Zymergen’s control. These factors include, among other things, general economic and business conditions; changes in global, political, economic, business, competitive, market and regulatory forces; judicial decisions; changes in tax laws, regulations, rates and policies; future business acquisitions or disposals; litigation and the ability of the combined company to protect its intellectual property rights; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond Ginkgo’s and Zymergen’s control. Additional information concerning these risks, uncertainties and assumptions can be found in Ginkgo’s and Zymergen’s respective filings with the SEC, including the risk factors discussed in Zymergen’s most recent Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10 Q, in Ginkgo’s most recent Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and in each company’s future filings with the SEC. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to, the risks that: a condition to the closing the proposed acquisition may not be satisfied; a regulatory approval that may be required for the proposed acquisition is delayed, is not obtained or is obtained subject to conditions that are not anticipated; Ginkgo is unable to achieve the synergies and value creation contemplated by the proposed acquisition; Ginkgo is unable to promptly and effectively integrate Zymergen’s businesses; management’s time and attention is diverted on transaction related issues; disruption from the transaction makes it more difficult to maintain business, contractual and operational relationships; legal proceedings are instituted against Ginkgo, Zymergen or the combined company; Ginkgo, Zymergen or the combined company is unable to retain key personnel; and the announcement or the consummation of the proposed acquisition has a negative effect on the market price of the capital stock of Ginkgo or Zymergen or on Zymergen’s or Ginkgo’s operating results. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of Ginkgo or Zymergen. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the Merger and/or Ginkgo or Zymergen, Ginkgo’s ability to successfully complete the Merger and/or realize the expected benefits from the Merger. You are cautioned not to rely on Ginkgo’s and Zymergen’s forward-looking statements. These forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. Neither Zymergen nor Ginkgo assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 24, 2022, by and among Ginkgo Bioworks Holdings, Inc., Pepper Merger Subsidiary Inc. and Zymergen Inc.*

10.1	Voting Agreement, dated as of July 24, 2022, entered into by SVF Excalibur (Cayman) Limited.

10.2	Voting Agreement, dated as of July 24, 2022, entered into by Data Collective II, L.P. and certain of its affiliates.

10.3	Voting Agreement, dated as of July 24, 2022, entered into by True Ventures IV, L.P. and certain of its affiliates.

99.1	Joint Press Release, July 25, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Ginkgo agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GINKGO BIOWORKS HOLDINGS, INC.

By:	/s/ Jason Kelly
Name:	Jason Kelly
Title:	Chief Executive Officer

Dated: July 25, 2022

Exhibit 2.1

Execution Version

July 24, 2022

GINKGO BIOWORKS HOLDINGS, INC.

PEPPER MERGER SUBSIDIARY INC.

ZYMERGEN INC.

AGREEMENT AND PLAN OF MERGER

i

3.11	Company Financial Statements; Internal Controls	39
3.12	No Undisclosed Liabilities	40
3.13	Absence of Certain Changes	40
3.14	Material Contracts; Government Contracts	40
3.15	Customers and Suppliers	41
3.16	Property	41
3.17	Environmental Matters	42
3.18	Intellectual Property; Privacy Matters	43
3.19	Tax Matters	46
3.20	Employee Plans	47
3.21	Labor Matters	50
3.22	Regulatory Matters	51
3.23	Compliance with Laws	51
3.24	Legal Proceedings; Orders	53
3.25	Insurance	53
3.26	Information Supplied	53
3.27	Related Person Transactions	54
3.28	No Other Representations or Warranties	54
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		55
4.1	Organization; Good Standing; Anti-Takeover Laws	56
4.2	Power; Enforceability	56
4.3	Non-Contravention	57
4.4	Foreign Persons	57
4.5	Requisite Governmental Approvals	57
4.6	Compliance with Laws	57
4.7	Legal Proceedings; Orders	59
4.8	Ownership of Company Common Stock	59
4.9	Brokers	59
4.10	Ownership of Merger Sub	59
4.11	No Parent Vote or Approval Required	59
4.12	Availability of Funds	59
4.13	Stockholder and Management Arrangements	59

4.14	No Other Negotiations	60
4.15	Parent Capitalization	60
4.16	Parent SEC Reports	61
4.17	Parent Financial Statements; Internal Controls	62
4.18	No Undisclosed Liabilities	63
4.19	Absence of Certain Changes	63
4.20	Information Supplied	64
4.21	Tax Matters	64
4.22	Exclusivity of Representations and Warranties	65
ARTICLE V INTERIM OPERATIONS		66
5.1	Company Affirmative Obligations	66
5.2	Company Forbearance Covenants	66
5.3	Parent and Merger Sub Obligations	70
5.4	No Solicitation; Company Board Recommendation Change	71
5.5	No Control of the Other Party’s Business	76
ARTICLE VI ADDITIONAL COVENANTS		76
6.1	Required Action and Forbearance; Efforts	76
6.2	Antitrust Filings	78
6.3	Registration Statement; Proxy Statement/Prospectus and Other Required SEC Filings	81
6.4	Company Stockholder Meeting	83
6.5	Anti-Takeover Laws	84
6.6	Access; Integration Planning	84
6.7	Section 16(b) Exemption	86
6.8	Directors’ and Officers’ Exculpation, Indemnification and Insurance	86
6.9	Employee Matters	89
6.10	Obligations of Merger Sub	90
6.11	Public Statements and Disclosure	91
6.12	Transaction Litigation	91
6.13	Stock Exchange Delisting; Deregistration	91
6.14	Parent Vote	91
6.15	No Employment Discussions	92
6.16	Specified Legal Proceedings	92

6.17	Tax Treatment of the Merger	92
6.18	Real Estate Plan	92
6.19	Additional Agreements	92
ARTICLE VII CONDITIONS TO THE MERGER		93
7.1	Conditions to Each Party’s Obligations to Effect the Merger	93
7.2	Conditions to the Obligations of Parent and Merger Sub	93
7.3	Conditions to the Company’s Obligations to Effect the Merger	95
ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER		96
8.1	Termination	96
8.2	Manner and Notice of Termination; Effect of Termination	98
8.3	Fees and Expenses	99
8.4	Amendment	102
8.5	Extension; Waiver	102
ARTICLE IX GENERAL PROVISIONS		102
9.1	Survival	102
9.2	Notices	102
9.3	Assignment	104
9.4	Confidentiality Agreement	104
9.5	Entire Agreement	104
9.6	Third Party Beneficiaries	104
9.7	Severability	105
9.8	Remedies	105
9.9	Governing Law	106
9.10	Consent to Jurisdiction	106
9.11	Waiver of Jury Trial	107
9.12	No Recourse	107
9.13	Disclosure Letter References	107
9.14	Counterparts	108

EXHIBITS

Exhibit A    Form of Certificate of Incorporation of the Surviving Corporation

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of July 24, 2022, by and among Ginkgo Bioworks Holdings, Inc., a Delaware corporation (“Parent”), Pepper Merger Subsidiary Inc., a Delaware corporation and an indirect wholly-owned Subsidiary of Parent (“Merger Sub”), and Zymergen Inc., a Delaware public benefit corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in Article I or elsewhere in this Agreement.

RECITALS

WHEREAS, the Company Board has (i) considered each of (A) the Company Stockholders’ pecuniary (financial) interests, (B) the best interests of those materially affected by the Company’s conduct (including customers, employees, partners and the communities in which it operates) and (C) the Company’s Public Benefit Purpose, engaged in the balancing required by the General Corporation Law of the State of Delaware (the “DGCL”), and declared it advisable to enter into this Agreement providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger, in accordance with the DGCL, upon the terms and subject to the conditions set forth herein; (ii) determined that the Merger is fair and in the best interests of the Company, the Company Stockholders and those materially affected by the Company’s conduct, and promotes the Public Benefit Purpose; (iii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; and (iv) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL.

WHEREAS, each of the board of directors of Parent and the board of directors of Merger Sub have (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein.

WHEREAS, Merger Sub is a direct or indirect, wholly-owned Subsidiary of Ginkgo Bioworks, Inc., a Delaware corporation (“Midco”), and Midco is a direct, wholly-owned Subsidiary of Parent, the Parties to this Agreement intend the Merger to be treated for United States federal income tax purposes as a taxable purchase of the Company and not as a “reorganization” under Section 368(a) of the Code and the Treasury Regulations promulgated thereunder.

WHEREAS, Parent, Merger Sub and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger.

WHEREAS, concurrently with the execution and delivery of this Agreement, certain stockholders of the Company are each entering into a Voting Agreement, dated as of the date hereof (each, a “Voting Agreement”), pursuant to which each such stockholder has agreed to take certain actions to support the transactions contemplated by this Agreement, including the Merger.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of, and pursuant to, this Agreement, the following capitalized terms have the following respective meanings:

(a) “Acceptable Confidentiality Agreement” means an agreement with the Company that contains provisions that require any counterparty thereto (and any of its Affiliates and Representatives named therein) that receive non-public information of, or with respect to, the Company to keep such information confidential; provided, however, that the confidentiality and use provisions contained therein are no less restrictive in any material respect to such counterparty (and any of its Affiliates and Representatives as provided therein) than the terms of the Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal) and such agreement expressly permits the Company to comply with its obligations under this Agreement.

(b) “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent, Merger Sub or any of their respective Subsidiaries) to engage in an Acquisition Transaction.

(c) “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:

(i) any direct or indirect purchase or other acquisition by any Person or Group, whether from the Company or any other Person(s), of shares of Company Common Stock representing more than 20% of the Company Common Stock outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than 20% of the Company Common Stock outstanding after giving effect to the consummation of such tender or exchange offer;

(ii) any direct or indirect purchase or other acquisition by any Person or Group, or equityholders of any such Person or Group, of more than 20% of the consolidated assets of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition), including by means of purchase of equity securities in any Subsidiary of the Company;

(iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any of its Subsidiaries pursuant to which any Person or Group, or equityholders of any such Person or Group, would hold shares of Company Common Stock representing more than 20% of the Company Common Stock outstanding after giving effect to the consummation of such transaction, in each case other than the Merger; or

(iv) any transaction having a similar effect to those described in the foregoing clauses (i) through (iii).

(d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by Contract or otherwise.

(e) “Anti-Bribery Laws” means the anti-bribery provisions of the Foreign Corrupt Practices Act of 1977 and all other applicable anti-corruption and bribery Laws (including the U.K. Bribery Act 2010, and any rules or regulations promulgated thereunder or other Laws of other countries implementing the OECD Convention on Combating Bribery of Foreign Officials).

(f) “Anti-Money Laundering Laws” means all applicable Laws related to the prevention of money laundering, including the U.S. Money Laundering Control Act of 1986, the U.S. Currency and Foreign Transactions Reporting Act of 1970 (commonly referred to as the “U.S. Bank Secrecy Act”) and similar Laws in other applicable jurisdictions.

(g) “Antitrust Law” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.

(h) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of December 31, 2021 set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 2021.

(i) “Audited Parent Balance Sheet” means the consolidated balance sheet (and the notes thereto) of Parent and its consolidated Subsidiaries as of December 31, 2021 set forth in Parent’s Annual Report on Form 10-K filed by Parent with the SEC for the fiscal year ended December 31, 2021.

(j) “Blue Sky Laws” means any state securities or “blue sky” law.

(k) “Business Day” means any day other than Saturday or Sunday or a day on which commercial banks are authorized or required by Law to be closed in New York, New York, or Boston, Massachusetts.

(l) “Code” means the Internal Revenue Code of 1986.

(m) “Company Board” means the Board of Directors of the Company.

(n) “Company Common Stock” means the common stock, par value $0.001 per share, of the Company.

(o) “Company Equity Awards” means Company Options and Company RSUs.

(p) “Company ESPP” means the Company’s 2021 Employee Stock Purchase Plan.

(q) “Company Material Adverse Effect” means any change, event, effect, development, occurrence or circumstance (each, an “Effect”) that, individually or in the aggregate, (x) has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (y) prevents or materially impairs or delays, or would reasonably be expected to prevent or materially impair or delay, the ability of the Company to consummate the Merger; provided, however, that, solely with respect to clause (x), none of the following, and no Effects to the extent arising out of or resulting from the following (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):

(i) changes in general economic conditions, or changes or prospective changes in conditions in the global, international or regional economy generally;

(ii) any sequester, stoppage, shutdown, default or similar event or occurrence by or involving any governmental entity affecting a national or federal government as a whole;

(iii) any break-up of any existing political or economic union of or within any country or countries or any actual or potential exit by any country or countries from, or suspension or termination of its or their membership in, any such political or economic union;

(iv) changes in conditions in the financial markets, credit markets or capital markets, including (1) changes in interest rates or credit ratings generally; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

(v) changes in conditions in the industries in which the Company and its Subsidiaries conduct material business or in labor markets for employees in such industries;

(vi) changes in regulatory, legislative or political conditions, including any trade wars or tariffs and any change in applicable Law, in each case after the date hereof;

(vii) any actual or threatened geopolitical conditions, outbreak of hostilities, acts of war, sabotage, cyberterrorism (including by means of cyber-attack by or sponsored by a Governmental Authority), terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, cyberterrorism, terrorism or military actions);

(viii) earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters, weather conditions, pandemics, epidemics, or other health crises (including COVID-19 and any COVID-19 Measures), or other national or international emergency in the United States or any other country or region of the world;

(ix) any Effect resulting from the negotiation, execution, delivery or performance of this Agreement or the announcement of this Agreement or the pendency of the Merger, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, suppliers, lessors, customers, partners, vendors, regulators, Governmental Authorities, or any other third Person (it being understood and agreed that this clause (ix) will not apply with respect to any representation or warranty the purpose of which is to address the consequences of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the performance of obligations of the Company hereunder);

(x) the compliance by any Party with the express terms of this Agreement, including any action taken or refrained from being taken as required by, pursuant to or in accordance with the express terms of this Agreement;

(xi) any action taken or refrained from being taken, in each case at the written request of Parent or to which Parent has expressly approved or consented to following the date of this Agreement;

(xii) any change in, or any action taken for the purpose of complying with any change in, GAAP (or authoritative interpretations of GAAP) after the date hereof;

(xiii) changes in the price or trading volume of the Company Common Stock, in and of itself (it being understood that the facts or causes underlying or contributing to any such change may be considered in determining whether a Company Material Adverse Effect has occurred so long as they are not otherwise excluded by this definition);

(xiv) any failure, in and of itself, by the Company and its Subsidiaries to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the facts or causes underlying or contributing to any such failure may be considered in determining whether a Company Material Adverse Effect has occurred so long as they are not otherwise excluded by this definition);

(xv) any Transaction Litigation;

(xvi) the identity of Parent or Merger Sub, or any public announcement or public disclosure of any plan or intentions of Parent or Merger Sub with respect to the Company, its Subsidiaries or their respective businesses; or

(xvii) any breach by Parent or Merger Sub of this Agreement;

except, in each case of clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (xii), to the extent that such Effect has had a materially disproportionate adverse effect on the Company relative to other companies operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred.

(r) “Company Options” means any options to purchase shares of Company Common Stock granted pursuant to the Company Stock Plans.

(s) “Company Owned Intellectual Property” means all Intellectual Property owned, or purported to be owned, solely or jointly by the Company or any of its Subsidiaries.

(t) “Company Preferred Stock” means the preferred stock, par value $0.001 per share, of the Company.

(u) “Company Product” means all products, product candidates, Software or, to the extent commercialized or developed to be commercialized, other technology of the Company or any of its Subsidiaries, including those set forth on Section 1.1(u) of the Company Disclosure Letter.

(v) “Company RSUs” means all Company restricted stock units granted pursuant to the Company Stock Plans.

(w) “Company Software” means all Software owned by the Company or any of its Subsidiaries.

(x) “Company Stock Plans” means the Company’s 2014 Stock Plan, 2021 Incentive Award Plan and each other Employee Plan that provides for the award of rights of any kind to receive shares of Company Common Stock or benefits measured in whole or in part by reference to shares of Company Common Stock.

(y) “Company Stockholders” means the holders of shares of Company Common Stock.

(z) “Company Termination Fee” means a fee equal to $10,000,000.

(aa) “Contaminants” means defects, bugs, errors in accordance with generally accepted industry standards, Trojan horses, worms, viruses, back doors, disabling codes or instructions, spyware, malicious code, or other self-help mechanisms or programming routines designed or intended to interfere, damage, corrupt, surreptitiously intercept, or expropriate any system, data, or Personal Information, or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data, Personal Information, or other materials.

(bb) “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.

(cc) “Contract” means any contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or other agreement (whether written or oral) that is legally binding.

(dd) “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions, variations or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

(ee) “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or other Law, directive, guidelines or recommendations promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act, the Families First Act, the Payroll Tax Executive Order and IRS Notices 2020-22, 2020-65 and 2021-11.

(ff) “DOJ” means the United States Department of Justice or any successor thereto.

(gg) “Environmental Law” means any Law relating to pollution or protection of the environment (including ambient air, surface water, groundwater or land) or human health (as it relates to exposure to Hazardous Substances), including all those relating to the generation, storage, treatment, transportation, recycling, disposal, discharge, release, handling, control or cleanup of any Hazardous Substances, as such of the foregoing are promulgated and in effect on or prior to the Closing Date.

(hh) “ERISA” means the Employee Retirement Income Security Act of 1974.

(ii) “Exchange Act” means the Securities Exchange Act of 1934.

(jj) “FTC” means the United States Federal Trade Commission or any successor thereto.

(kk) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.

(ll) “Government Contract” means any Contract for the sale of supplies or services that are actively provided under the relevant statement of works or subcontract agreements as of the date hereof that is between the Company or any of its Subsidiaries on one hand and a Governmental Authority on the other or has been entered into by the Company or any of its Subsidiaries as a subcontractor at any tier in connection with a Contract between another Person and a Governmental Authority.

(mm) “Government Proposal” means any proposal or offer, solicited or unsolicited made by the Company or any of its Subsidiaries which, if accepted, would result in a Government Contract. A Government Proposal: (i) includes any proposal or offer made by the Company or any of its Subsidiaries that has been accepted by the Company but has not resulted in a Government Contract; and (ii) does not include any proposal or offer made by the Company or any of its Subsidiaries that has been accepted and has resulted in a Government Contract.

(nn) “Governmental Authority” means any government, governmental, administrative, self-regulatory or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal or judicial body, in each case whether federal, state, county, local or provincial, and whether domestic or foreign.

(oo) “Governmental Authorization” means any authorizations, approvals, licenses, franchises, clearances, permits, certificates, waivers, consents, exemptions, variances, expirations and terminations of any waiting period requirements (including, pursuant to Antitrust Laws) issued by or obtained from, and notices, filings, registrations, qualifications, declarations and designations with, a Governmental Authority.

(pp) “Group” has the meaning as used in Section 13 of the Exchange Act.

(qq) “Hazardous Substance” means any substance, material or waste that is defined, listed or regulated as contaminant, pollutant, toxic, hazardous, or words of similar meaning under any Environmental Laws, including, pesticides, petroleum or petroleum products, polychlorinated biphenyls, friable asbestos, and per- and polyfluoroalkyl substances.

(rr) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(ss) “Indebtedness” means any of the following obligations: (i) indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment premiums or penalties and commitment and other fees); (ii) obligations evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) obligations pursuant to or in connection with letters of credit, surety bonds, performance bonds or banker’s acceptances (in each case whether or not drawn, contingent or otherwise); (iv) obligations pursuant to capitalized leases (other than Leases); (v) obligations arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (vi) any obligation to pay the deferred purchase price of property or services (other than accrued expenses in the ordinary course of business); and (vii) indebtedness of others of the kind described in clauses (i) through (vi) guaranteed by the Company or any of its Subsidiaries or secured by any Lien on the assets of the Company or any of its Subsidiaries.

(tt) “Intellectual Property” means all rights, title and interests in and to all intellectual property rights throughout the world, including all: (i) patents, patent applications and inventions, designs and improvements described and claimed therein, patentable inventions, utility models, registered mask works and applications to register mask works, and other patent rights anywhere in the world (including all provisional applications, international applications, divisions, substitutions, renewals, continuations, continuations-in-part, reissues, reexaminations, interferences, and extensions thereof) (“Patents”); (ii) all copyrights, copyrightable works, copyright registrations and applications therefor, whether or not registered or published, and all other rights corresponding thereto throughout the world (“Copyrights”) and works of authorship; (iii) trademarks, service marks, logos, designs, trade names, service names, brand names, and trade dress and other source or business identifiers, including trademarks used in corporate names, whether registered or unregistered, and registrations, applications for registrations, renewals and extensions of any of the foregoing, and all rights and goodwill associated therewith (“Marks”); (iv) domain names and social media accounts and handles; (v) Software; (vi) proprietary information, know-how, trade secrets and other confidential information (“Trade Secrets”); (vii) rights in data and databases; and (viii) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

(uu) “International Trade Laws” means all applicable Laws relating to the import, export, re-export, deemed export, deemed re-export, or transfer of information, data, goods, and technology, including the Export Administration Regulations administered by the U.S. Department of Commerce, the International Traffic in Arms Regulations administered by the U.S. Department of State, customs and import Laws administered by U.S. Customs and Border Protection, any other export or import controls administered by an agency of the U.S. government, the anti-boycott regulations administered by the U.S. Department of Commerce and the U.S. Department of the Treasury, and other applicable Laws adopted by Governmental Authorities of other countries relating to the same subject matter as the U.S. Laws described above.

(vv) “Intervening Event” means an Effect that first occurs after the date of this Agreement that has materially affected or materially affects, or would be reasonably likely to materially affect, (A) the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, and (B) to the extent required by Delaware law as applicable to the Company as a public benefit corporation or the Company Board in the context of a sale of control of the Company, the outcome of the Company Board’s balancing of (1) pecuniary interests of the Company Stockholders, (2) best interests of those materially affected by the Company’s conduct and (3) Company’s Public Benefit Purpose, for purposes of making the Company Board Recommendation, in each case, that (i) is not known by the Company Board as of the date of this Agreement or that was not reasonably foreseeable to the Company Board as of the date of this Agreement and (ii) does not relate to any Acquisition Proposal; provided, that in no event shall the following constitute, or be taken into account in determining the existence of an Intervening Event: (Y) the fact alone that the Company or Parent meets, fails to meet or exceeds any internal or published forecasts or projections for any period (however, the underlying reasons for such events may constitute an Intervening Event), or (Z) changes in the market price or trading volume of Company Common Stock or Parent Class A Common Stock, in and of itself, after the date hereof (however, the underlying reasons for such events may constitute an Intervening Event).

(ww) “IRS” means the United States Internal Revenue Service or any successor thereto.

(xx) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of the individuals listed in Section 1.1(xx) of the Company Disclosure Letter, after reasonable inquiry of such individual’s direct reports. “Knowledge” of Parent and Merger Sub, with respect to any matter in question, means the actual knowledge, after reasonable inquiry, of the individuals listed in Section 1.1(xx) of the Parent Disclosure Letter, after reasonable inquiry of such individual’s direct reports.

(yy) “Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, statute, constitution, common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority or any self-regulatory organization and any award, order or decision of an arbitrator or arbitration panel with jurisdiction over the parties and subject matter of the dispute.

(zz) “Legal Proceeding” means any claim, action, charge, cause of action, proceeding, lawsuit, litigation, audit, investigation, arbitration, mediation or other similarly formal legal proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.

(aaa) “Legal Proceedings Development” means, with respect to the Specified Legal Proceedings (and any Legal Proceedings relating to or arising out of the facts and circumstances of such Specified Legal Proceedings that may be initiated by the SEC or other Governmental Authority, including any U.S. Attorney’s Office or the U.S. Department of Justice (a “Governmental Proceeding”)), a material and adverse development in such Legal Proceeding that was not disclosed or made available to Parent prior to the date hereof (where “material” in this definition will be determined in reference to the impact of the expected outcome of such Legal Proceeding on the Company), including the filing of a criminal charging document against the Company or the individuals set forth in Section 1.1(aaa)(i) of the Company Disclosure Letter, the filing of a complaint alleging securities fraud by the SEC against the Company or the individuals set forth in Section 1.1(aaa)(i) of the Company Disclosure Letter, or the discovery of credible evidence of knowing or intentional misconduct or securities fraud on the part of the Company or the individuals set forth in Section 1.1(aaa)(i) of the Company Disclosure Letter; provided, however, that any development described on Section 1.1(aaa)(ii) of the Company Disclosure Letter will not be a Legal Proceedings Development.

(bbb) “Lien” means with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind.

(ccc) “Material Contract” means any of the following Contracts (excluding purchase orders, statements of work and similar commercial documents issued in the ordinary course under the applicable Contract) to which either the Company or any of its Subsidiaries is a party or bound other than each Contract solely among the Company and its wholly owned Subsidiaries:

(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC);

(ii) (A) any Contract entered into with a Material Customer or (B) any Contract entered into with any customer that cannot be terminated by the Company upon thirty (30) days’ notice or less without incurring any material liability;

(iii) any Contract entered into with a Material Supplier;

(iv) any Contract containing any covenant (A) prohibiting, limiting, curtailing or restricting, or purporting to prohibit, limit, curtail or restrict, the Company or any of its Affiliates from engaging in any material line of business or levying a fine, charge or other payment for doing so, competing with any Person in any material line of business or from purchasing, selling, supplying or distributing any material product, asset or service, in each case, in any geographic area, (B) materially limiting the right of the Company or any of its Subsidiaries pursuant to any “most favored nation” or “exclusivity” provisions or (C) granting any rights of first refusal to any Person, rights of first offer to any Person, rights of first notice in connection with a sale to any Person, or any puts, calls or similar rights, with respect to any assets material to the Company and its Subsidiaries, taken as a whole, or equity interests of any of the Company or any of its Subsidiaries, in each case of this clause (iv) other than any such Contracts that may be cancelled without material liability to the Company or its Subsidiaries upon notice of 60 days or less;

(v) any Contract (A) entered into within the two (2) year period prior to the date hereof relating to the disposition or acquisition of tangible assets by the Company or any of its Subsidiaries with a value greater than $10,000,000 after the date of this Agreement other than in the ordinary course of business, (B) entered into within the two (2) year period prior to the date hereof pursuant to which the Company or any of its Subsidiaries acquired any material ownership interest in any other Person or other business enterprise other than any Subsidiary of the Company with a value greater than $5,000,000 or (C) relating to the acquisition or disposition of any tangible assets, any other Person or other business enterprise that contains material indemnities, “earn-out” or other contingent payment obligations by the Company or any of its Subsidiaries in favor of a third party that remain outstanding;

(vi) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, in each case in excess of $1,000,000 other than (A) accounts receivables and payables in the ordinary course of business and (B) loans to Subsidiaries of the Company in the ordinary course of business;

(vii) any Lease or Sublease required to be set forth on Section 3.16(b) of the Company Disclosure Letter;

(viii) any Contract with any Governmental Authority in each case under which the Company or any of its Subsidiaries has any material outstanding rights or obligations;

(ix) any Contract providing for severance, retention or other payment, increase or vesting of any benefits or compensation that would become payable by reason of the Merger (other than Contracts evidencing Company Equity Awards);

(x) any Contract providing for the employment or engagement of any Person on a full-time, part-time, independent contractor, temporary or other basis or otherwise providing compensation or other benefits to any officer, director, employee or independent contractor, other than Contracts terminable by the Company for any reason upon thirty (30) days’ notice or less without incurring any liability;

(xi) any Collective Bargaining Agreement;

(xii) each material Contract to which the Company or any of its Subsidiaries is a party entered into in connection with the settlement or other resolution of any actual or threatened Legal Proceeding, in each case under which the Company or any of its Subsidiaries has any material outstanding rights or obligations;

(xiii) any Contract that provides for indemnification by the Company or any of its Subsidiaries of any officer, director or employee of the Company or any of its Subsidiaries;

(xiv) any Contract between the Company or any of its Subsidiaries, on the one hand, and any Affiliate of the Company, any director or officer of the Company or any of its Subsidiaries or any Person beneficially owning 5% or more of the outstanding shares of Company Common Stock, on the other hand, in each case except (A) as contemplated by this Agreement, and (B) any Contracts relating to awards granted pursuant to the Company Stock Plans;

(xv) limits or restricts the ability of the Company or any of its Subsidiaries to declare or pay dividends or make distributions in respect of their capital stock, partner interests, membership interests or other equity interests;

(xvi) (i) each Contract under which the Company or any of its Subsidiaries (A) grants to any third party any license under any Company Owned Intellectual Property or Intellectual Property used or held for use by the Company or its Subsidiaries that, in each case, is material to the business of the Company and its Subsidiaries, taken as a whole, or (B) receives a license under any third party’s Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole, and (ii) each Contract (including settlement agreements, coexistence agreements and consent agreements) pursuant to which the Company is restricted from using, registering, or enforcing Company Owned Intellectual Property or Intellectual Property used or held for use by the Company or its Subsidiaries that, in each case, is material to the business of the Company and its Subsidiaries, taken as a whole, in each case, other than (x) non-exclusive commercially available off-the-shelf-software and software-based technology with a total annual license, maintenance, support and other fees not in excess of $500,000 in the aggregate per vendor and Public Software, (y) non-disclosure agreements, and (z) materials transfer agreements, evaluation agreements, and licenses granted to or by customers or vendors, in each case, that permits the intended consumption of the specific goods or services sold with no additional rights granted (e.g., no research, development, manufacturing or commercialization rights); or

(xvii) any material Contract that involves a joint venture, collaboration, partnership, development, co-development or similar profit-sharing Contract.

(ddd) “Merger Consideration Value” means an amount (rounded down to the nearest whole cent) equal to the product of (x) Merger Consideration and (y) the Parent Class A Common Stock Price.

(eee) “Nasdaq” means The Nasdaq Global Select Market and any successor stock exchange or inter-dealer quotation system operated by The Nasdaq Stock Market, LLC or any successor thereto.

(fff) “NYSE” means The New York Stock Exchange and any successor stock exchange or inter-dealer quotation system operated by New York Stock Exchange LLC or any successor thereto.

(ggg) “Organizational Documents” means the articles of incorporation, certificate of incorporation, memorandum of association, charter, bylaws, articles of formation, certificate of formation, operating agreement, certificate of limited partnership, partnership agreement, limited liability company agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.

(hhh) “Parent Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of Parent.

(iii) “Parent Class A Common Stock Price” means the volume weighted average of the trading prices, rounded to four decimal points, of Parent Class A Common Stock on the NYSE during normal trading hours (as reported on Bloomberg L.P. under the function “VWAP”) for the five (5) consecutive trading days ended on (and including) the trading day that is two (2) full trading days prior to the Closing Date.

(jjj) “Parent Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of Parent.

(kkk) “Parent Class C Common Stock” means the Class C common stock, par value $0.0001 per share, of Parent.

(lll) “Parent Common Stock” means Parent Class A Common Stock, Parent Class B Common Stock and Parent Class C Common Stock, as applicable.

(mmm) “Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, (x) has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of Parent and its Subsidiaries, taken as a whole, or (y) prevents or materially impairs or delays, or would reasonably be expected to prevent or materially impair or delay, the ability of Parent or Merger Sub to consummate the Merger; provided, however, that, solely with respect to clause (x), none of the following, and no Effects to the extent arising out of or resulting from the following (in each case, by itself or when aggregated) will be deemed to be or constitute a Parent Material Adverse Effect or will be taken into account when determining whether a Parent Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):

(i) changes in general economic conditions, or changes or prospective changes in conditions in the global, international or regional economy generally;

(ii) any sequester, stoppage, shutdown, default or similar event or occurrence by or involving any governmental entity affecting a national or federal government as a whole;

(iii) any break-up of any existing political or economic union of or within any country or countries or any actual or potential exit by any country or countries from, or suspension or termination of its or their membership in, any such political or economic union;

(iv) changes in conditions in the financial markets, credit markets or capital markets, including (1) changes in interest rates or credit ratings generally; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

(v) changes in conditions in the industries in which Parent and its Subsidiaries conduct material business or in labor markets for employees in such industries;

(vi) changes in regulatory, legislative or political conditions, including any trade wars or tariffs and any change in applicable Law, in each case after the date hereof;

(vii) any actual or threatened geopolitical conditions, outbreak of hostilities, acts of war, sabotage, cyberterrorism (including by means of cyber-attack by or sponsored by a Governmental Authority), terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, cyberterrorism, terrorism or military actions);

(viii) earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters, weather conditions, pandemics, epidemics, or other health crises (including COVID-19 and any COVID-19 Measures), or other national or international emergency in the United States or any other country or region of the world;

(ix) any Effect resulting from the negotiation, execution, delivery or performance of this Agreement or the announcement of this Agreement or the pendency of the Merger, including the impact thereof on the relationships, contractual or otherwise, of Parent and its Subsidiaries with employees, suppliers, lessors, customers, partners, vendors, regulators, Governmental Authorities, or any other third Person (it being understood and agreed that this clause (ix) will not apply with respect to any representation or warranty the purpose of which is to address the consequences of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the performance of obligations of Parent hereunder);

(x) the compliance by any Party with the express terms of this Agreement, including any action taken or refrained from being taken as required by, pursuant to or in accordance with the express terms of this Agreement;

(xi) any action taken or refrained from being taken, in each case at the written request of the Company or to which the Company has expressly approved or consented to following the date of this Agreement;

(xii) any change in, or any action taken for the purpose of complying with any change in, GAAP (or authoritative interpretations of GAAP) after the date hereof;

(xiii) changes in the price or trading volume of the Parent Class A Common Stock, in and of itself (it being understood that the facts or causes underlying or contributing to any such change may be considered in determining whether a Parent Material Adverse Effect has occurred so long as they are not otherwise excluded by this definition);

(xiv) any failure, in and of itself, by Parent and its Subsidiaries to meet (A) any public estimates or expectations of Parent’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the facts or causes underlying or contributing to any such failure may be considered in determining whether a Parent Material Adverse Effect has occurred so long as they are not otherwise excluded by this definition);

(xv) any Transaction Litigation; or

(xvi) any breach by the Company of this Agreement;

except, in each case of clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (xii), to the extent that such Effect has had a materially disproportionate adverse effect on Parent relative to other companies operating in the industries in which Parent and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Parent Material Adverse Effect has occurred.

(nnn) “Parent Options” means any options to purchase shares of Parent Common Stock.

(ooo) “Parent Preferred Stock” means the preferred stock, par value $0.0001 per share, of Parent.

(ppp) “Parent RSUs” means all Parent restricted share units subject to time-vesting and/or performance-vesting conditions.

(qqq) “Parent Stock Plan” means the Parent 2021 Incentive Award Plan, as in effect on the date hereof.

(rrr) “Parent Termination Fee” means a fee equal to $10,000,000.

(sss) “Permitted Action” means any such commercially reasonable action or inaction taken in good faith (i) required by COVID-19 Measures, whether or not in the ordinary course of business, or (ii) that is reasonably necessary or prudent for the Company or any of its Subsidiaries to take or abstain from taking, to protect the health or safety of natural Persons employed by the Company or any of its Subsidiaries solely in connection with COVID-19 or the COVID-19 Measures.

(ttt) “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies arising in the ordinary course of business that are either not yet delinquent or that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other similar liens or security interests on real or tangible property arising in the ordinary course of business that are not yet due or that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been reflected in accordance with GAAP; (iii) leases, subleases, non-exclusive licenses and non-exclusive sublicenses (other than capital leases that are not Leases and leases underlying sale and leaseback transactions); (iv) liens imposed by applicable Law (other than Laws in respect of Tax); (v) pledges or deposits to secure obligations pursuant to workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (vi) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vii) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other encumbrances of any type) (in each case, on real or tangible property), and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (viii) liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Reports prior to the date hereof; (ix) non-exclusive licenses of Intellectual Property granted in the ordinary course of business; (x) statutory, common law or contractual liens (or other encumbrances of any type) of landlords or liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company or any of its Subsidiaries; or (xi) liens (or other encumbrances of any type) that do not materially and adversely affect the use or operation of the asset subject thereto.

(uuu) “Person” means any individual, corporation (including any public benefit corporation and any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Union, Governmental Authority, Group or other enterprise, association, organization or entity.

(vvv) “Personal Information” means any information in any media that, alone or in combination with other information held by the Company, allows the identification of a natural person, or a browser or device associated with an identified or identifiable natural person, or contact with a natural person or can be used to identify a natural person and any other information that constitutes personal data or personal information under any applicable Privacy Obligations.

(www) “Privacy Obligations” means applicable Laws, contractual obligations, self-regulatory standards that are legally binding on the Company, written policies or notices or terms of use of the Company that are related to privacy, information security, data protection or the Processing of Sensitive Data in each case as and to the extent applicable to the operation of the Company.

(xxx) “Process” or “Processing” means any operation or set of operations which is performed on data, including Personal Information or sets of Personal Information, whether or not by automated means, such as the receipt, access, acquisition, collection, recording, organization, compilation, structuring, storage, processing, adaptation or alteration, retrieval, consultation, use, disclosure by transfer, transmission, dissemination or otherwise making available, alignment or combination, restriction, safeguarding, security, disposal, erasure or destruction.

(yyy) “Proxy Statement/Prospectus” means the proxy statement/prospectus to be sent to the Company Stockholders in connection with the Company Stockholder Meeting.

(zzz) “Public Benefit Purpose” means the specific public benefit to be promoted by the Company as set forth in the Company’s certificate of incorporation as of the date hereof.

(aaaa) “Public Software” means any Software that is distributed (i) as “free software” (as defined by the Free Software Foundation) or “open source software” (meaning Software distributed under any licensed approved by the Open Source Initiative as set forth at www.opensource.org); (ii) under a license or other agreement commonly referred to as an open source, free software, copyleft or community source code license (including any code or library licensed under the GNU General Public License, GNU Lesser General Public License, BSD License, Apache License, or any other public source code license arrangement); or (iii) any other license or other agreement that requires, as a condition of the use, modification or distribution of software subject to such license or agreement, that such software or other software linked with, called by, combined or distributed with such software be (A) disclosed, distributed, made available, offered, licensed or delivered in source code form; (B) licensed for the purpose of making derivative works; (C) licensed under terms that allow reverse engineering, reverse assembly, or disassembly of any kind of any products or services; or (D) redistributable at no charge.

(bbbb) “Registration Statement” means the registration statement on Form S-4, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Parent under the Securities Act registering the shares of Parent Class A Common Stock to be issued in connection with the Merger.

(cccc) “Representatives” of a Person means, collectively, the Affiliates, directors, officers, employees, consultants, agents, representatives and advisors of such Person.

(dddd) “Sanctioned Country” means a country or territory which is itself the subject or target of a general export, import, financial or investment embargo under Sanctions Laws in effect at the relevant time (at the time of this Agreement, the Crimea region, the separatist-controlled portions of the Donetsk and Luhansk regions of Ukraine, Cuba, Iran, North Korea and Syria).

(eeee) “Sanctioned Person” means (i) any Person identified in any sanctions-related list of designated Persons maintained by (A) the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of Commerce’s Bureau of Industry and Security, or the U.S. Department of State, (B) Her Majesty’s Treasury of the United Kingdom, (C) any committee of the United Nations Security Council or (D) the European Union, (ii) any Person that is a Governmental Authority or government instrumentality of any Sanctioned Country, (iii) any Person directly or indirectly owned or controlled by, or acting for the benefit or on behalf of, any Person described in the foregoing clause (i) or (ii), either individually or in the aggregate, or (iv) any Person organized or resident in a Sanctioned Country.

(ffff) “Sanctions Laws” means those trade, economic and financial sanctions Laws administered, enacted or enforced from time to time by (i) the United States (including the Department of the Treasury’s Office of Foreign Assets Control), (ii) the European Union and enforced by its member states, (iii) the United Nations or (iv) Her Majesty’s Treasury of the United Kingdom.

(gggg) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(hhhh) “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(iiii) “Securities Act” means the Securities Act of 1933.

(jjjj) “Security Breach” means any (i) unauthorized acquisition of, access to, loss of, or misuse (by any means) of Sensitive Data; (ii) unauthorized or unlawful Processing, sale, or rental of Sensitive Data; (iii) phishing, ransomware, denial of service (DoS) or other cyberattack that results in a material monetary loss or a business disruption; or (iv) other act or omission that compromises the security, availability, integrity, or confidentiality of Sensitive Data.

(kkkk) “Sensitive Data” means (i) all Personal Information and (ii) other confidential or proprietary business information or trade secret information maintained by or on behalf of the Company

(llll) “Software” means all computer software, applications and code, including APIs, interfaces, program files, firmware, operating systems, specifications and algorithms, whether in object code, source code or any other form and all related documentation and manuals thereto.

(mmmm) “Subsidiary” means, with respect to any Person, any other Person (other than a natural Person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than 50% such securities or ownership interests, in each case, are at the time directly or indirectly owned by such first Person.

(nnnn) “Superior Proposal” means any unsolicited bona fide written Acquisition Proposal made after the date of this Agreement on terms that the Company Board (or a committee thereof), after (i) considering each of (A) the Company Stockholders’ pecuniary (financial) interests, (B) the best interests of those materially affected by the Company’s conduct (including customers, employees, partners and the communities in which it operates) and (C) the Company’s Public Benefit Purpose and (ii) engaging in the balancing required by the DGCL, has determined in good faith (after consultation with its outside legal counsel and financial advisor) would be more favorable than the Merger (taking into account any legal, regulatory, financial, timing, public benefit, financing and other aspects of such proposal that the Company Board (or a committee thereof) considers relevant and any revisions to this Agreement made or offered in writing by Parent prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in clause (i) and clause (iii) of the definition of “Acquisition Transaction” will be deemed to be references to “50%” and all references to “more than 20%” in clause (ii) of the definition of “Acquisition Transaction” will be deemed to be references to “all or substantially all”. For the avoidance of doubt, an Acquisition Proposal for an Acquisition Transaction involving the Company’s automation business alone would not constitute a Superior Proposal.

(oooo) “Systems” means all networks, servers, switches, endpoints, Software, platforms, electronics, websites, storage, firmware, hardware, and related information technology or outsourced services, and all electronic connections between them, that are owned, operated, or used by the Company, including in connection with their products or services.

(pppp) “Tax” means any United States federal, state, local and non-United States taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation and value added taxes, ad valorem taxes, transfer taxes, franchise taxes, withholding taxes, payroll taxes, employment taxes, excise and property taxes, or other charge of any kind whatsoever in the nature of a tax imposed by a Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts, in each case whether disputed or not.

(qqqq) “Tax Return” means any return, declaration, election, disclosure, report, claim for refund, statement or information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

(rrrr) “Termination Date” means the Initial Termination Date, as it may be extended from time to time in accordance with the terms of this Agreement.

(ssss) “Transaction Litigation” means any Legal Proceeding (other than any Legal Proceeding brought by a Governmental Authority under the HSR Act or any other Antitrust Law applicable to this Agreement or the Merger) commenced or threatened against a Party or any of its Subsidiaries or Affiliates or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Merger or any other transaction contemplated by this Agreement, other than any Legal Proceedings among the Parties related to this Agreement.

(tttt) “Treasury Regulations” means regulations promulgated under the Code by the United States Treasury Department.

(uuuu) “Union” means any labor union, works council, trade union or other employee representative body.

(vvvv) “WARN” means the United States Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state or local Law.

(wwww) “Willful and Material Breach” shall mean a material breach of any representation, warranty, covenant or agreement set forth in this Agreement that is a consequence of an act or failure to act by a Party with the actual knowledge that the taking of such act or failure to act would cause, or would reasonably be expected to result in, a material breach; it being acknowledged and agreed, without limitation, that any failure by a Party to close the transactions contemplated hereby, including the Merger, after the applicable conditions thereto have been satisfied or waived shall constitute a Willful and Material Breach of this Agreement.

1.2 Index of Defined Terms. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
“Agreement”	Preamble
“Alternative Acquisition Agreement”	5.4(a)
“Company Capitalization Date”	3.8(a)
“Certificate of Merger”	2.2
“Certificates”	2.9(c)
“Chosen Courts”	9.10
“Closing”	2.3
“Closing Date”	2.3
“Collective Bargaining Agreement”	3.21(a)
“Company”	Preamble
“Company Board Recommendation”	3.3(a)
“Company Board Recommendation Change”	5.4(c)(i)
“Company Breach Notice Period”	8.1(e)
“Company Disclosure Letter”	Article III
“Company Related Parties”	8.3(f)
“Company Registered Intellectual Property”	3.18(a)
“Company SEC Reports”	3.10
“Company Securities”	3.8(c)
“Company Stockholder Meeting”	6.4(a)
“Confidentiality Agreement”	9.4
“Continuation Period”	6.9(c)
“D&O Insurance”	6.8(c)
“DGCL”	Recitals
“DTC”	2.9(d)
“Effective Time”	2.2
“Electronic Delivery”	9.14
“Employee Plan”	3.20(a)

“ERISA Affiliate”	3.20(a)
“ESPP Offering Period”	2.8(c)
“Exchange Agent”	2.9(a)
“Exchange Fund”	2.9(b)
“Exchange Ratio”	2.7(a)(ii)
“Excluded Benefits”	6.9(c)
“Export Approvals”	3.23(d)(i)
“Financial Advisor”	3.3(b)
“First Extended Termination Date”	8.1(c)
“Indemnified Persons”	6.8(a)
“Initial Termination Date”	8.1(c)
“Integration Committee”	6.6(b)
“Integration Plan”	6.6(b)
“Intended Tax Treatment”	6.17
“IT Systems”	3.18(j)
“Lease”	3.16(b)
“Leased Real Property”	3.16(b)
“Material Customers”	3.15
“Material Suppliers”	3.15
“Maximum Annual Premium”	6.8(c)
“Merger”	Recitals
“Merger Consideration”	2.7(a)(ii)
“Merger Sub”	Preamble
“Midco”	Recitals
“New Plans”	6.9(d)
“Non-U.S. Employee Plan”	3.20(j)
“Old Plans”	6.9(d)
“Option Consideration”	2.8(a)
“Option Consideration Value”	2.8(a)
“Other Required Filing”	6.3(b)
“Owned Company Shares”	2.7(a)(iii)
“Parent”	Preamble
“Parent Breach Notice Period”	8.1(g)
“Parent Capitalization Date”	4.15(a)
“Parent Disclosure Letter”	Article IV
“Parent Financial Statements”	4.17(a)
“Parent Recent SEC Reports”	Article IV
“Parent Related Parties”	8.3(g)
“Parent SEC Reports”	4.16
“Parent Securities”	4.15(c)
“Party”	Preamble
“Prior Parent SEC Reports”	4.16
“Real Estate Plan”	6.18
“Recent SEC Reports”	Article III
“Requisite Stockholder Approval”	3.5
“Specified Legal Proceedings”	6.16

“Sublease”	3.16(b)
“Surviving Corporation”	2.1
“Takeover Laws”	3.3(c)
“Uncertificated Shares”	2.9(c)
“Withholding Agent”	2.13
“Voting Agreement”	Recitals

1.3 Certain Interpretations.

(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Section of the Company Disclosure Letter or the Parent Disclosure Letter or an Exhibit, such reference is to a Section of the Company Disclosure Letter or the Parent Disclosure Letter or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(b) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(g) When reference is made to any Party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(i) Any Contract or Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Contract (including any schedules and exhibits thereto) or Law, in each case, as from time to time amended, modified or supplemented, including (x) in the case of Laws, any re-enactment or succession of comparable successor statutes or substitution therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto and (y) in the case of Contracts, by waiver or consent, provided however that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific Law will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date.

(j) All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP.

(k) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(l) The measure of a period of one (1) month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one (1) month following February 18 is March 18 and one (1) month following March 31 is May 1).

(m) The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(n) No summary of this Agreement or summary of any Exhibit or schedule delivered herewith prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement, the Company Disclosure Letter, the Parent Disclosure Letter or any Exhibit to this Agreement.

(o) The information contained in this Agreement and in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of Law or breach of Contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement.

(p) The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

(q) Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been (i) posted to a virtual data room managed by the Company at https://americas.datasite.com, (ii) provided directly (including through email) in written form to Parent or any of its Representatives or (iii) that are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC, in each case, prior to 7:00 p.m., New York City time on July 23, 2022.

(r) Documents or other information or materials will be deemed to have been “made available” by Parent if such documents, information or materials have been (i) provided directly (including through email or secure file transfer) in written form to the Company or any of its Representatives or (ii) that are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC, in each case, prior to 7:00 p.m., New York City time on July 23, 2022.

(s) All references to time shall refer to New York City time unless otherwise specified.

(t) The phrase “ordinary course of business” means, with respect to an action taken by any Person, an action that is consistent with the past practices of such Person or that is otherwise taken in the ordinary course of the normal day-to-day operations of the business of such Person.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, on the Closing Date, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger and as an indirect wholly-owned Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”

2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).

2.3 The Closing. The consummation of the Merger will take place at a closing (the “Closing”) to occur at (a) 9:00 a.m., New York City time, remotely via the electronic exchange of documents and signatures, on the second (2nd) Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Company shall be amended and restated in its entirety to read as set forth in Exhibit A attached hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such certificate of incorporation (subject to Section 6.8(a)).

(b) Bylaws. At the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation, except that all references to Merger Sub shall be automatically amended and shall become references to the Surviving Corporation, until thereafter amended as provided by the DGCL, the certificate of incorporation and such bylaws (subject to Section 6.8(a)).

2.6 Directors and Officers.

(a) Directors. At the Effective Time, the directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

(b) Officers. At the Effective Time, the officers of the Surviving Corporation will be the officers of the Company as of immediately prior to the Effective Time, each to hold office in accordance with the Organizational Documents of the Surviving Corporation until their respective successors are duly appointed.

2.7 Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the securities described in this Section 2.7, the following will occur:

(i) each share of common stock, par value $0.0001 per share, of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time will automatically be cancelled and converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation and thereupon each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation;

(ii) each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares) will be automatically cancelled, extinguished and converted into the right to receive 0.9179 (the “Exchange Ratio”) of a share of Parent Class A Common Stock (the “Merger Consideration”), subject to Section 2.7(c) with respect to fractional shares of Parent Class A Common Stock, in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11); and

(iii) each share of Company Common Stock that is (A) held by the Company as treasury stock; (B) owned by Parent or Merger Sub; or (C) owned by any direct or indirect wholly-owned Subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(b) Adjustment to the Merger Consideration. If on or after the date of this Agreement and prior to the Effective Time any change in the outstanding Company Common Stock or outstanding Parent Class A Common Stock shall occur as a result of any stock split, reverse stock split, cash or stock dividend (including any dividend of securities convertible into Company Common Stock) with a record date during such period, reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock or Parent Class A Common Stock occurring, then the Exchange Ratio and the Merger Consideration will be adjusted appropriately and equitably to provide to holders of Company Common Stock and/or Company Equity Awards the same economic effect as contemplated by this Agreement prior to such event; provided, however, that nothing in this Section 2.7(b) shall be construed to permit (i) the Company or any of its Subsidiaries to take any action that is otherwise prohibited by Section 5.1 or Section 5.2, as applicable, or (ii) Parent or any of its Subsidiaries to take any action that is otherwise prohibited by Section 5.3.

(c) No Fractional Shares. Notwithstanding anything to the contrary set forth in this Agreement, no fraction of a share of Parent Class A Common Stock will be issued by virtue of the Merger, and in lieu thereof, each holder of record of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Class A Common Stock pursuant to this Article II (after aggregating all fractional shares of Parent Class A Common Stock that otherwise would be received by such holder of record) shall instead receive an amount of cash (rounded down to the nearest whole cent), without interest, representing such holder’s proportionate interest in the net proceeds from the sale by the Exchange Agent, on behalf of all such holders, of shares of Parent Class A Common Stock that would otherwise be issued. The Parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares of Parent Class A Common Stock was not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional shares of Parent Class A Common Stock.

2.8 Equity Awards.

(a) Company Options. At the Effective Time each Company Option outstanding as of immediately prior to the Effective Time, whether vested or unvested, will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become a right to receive a number of shares of Parent Class A Common Stock equal to the Option Consideration Value with respect such Company Option divided by the Parent Class A Common Stock Price, subject to Section 2.7(c) with respect to any fractional shares (the “Option Consideration”); provided that, notwithstanding anything to the contrary in this Agreement, each Company Option with an exercise price per share equal to or greater than the Merger Consideration Value will be cancelled without any payment in respect thereof. With respect to any Company Option, the “Option Consideration Value” is an amount, without interest, equal to (i) (A) the excess of the Merger Consideration Value over (B) the exercise price per share of such Company Option, multiplied by (ii) the total number of shares of Company Common Stock issuable upon exercise in full of such Company Option. Parent shall deliver the Option Consideration to holders of such Company Options as soon as practicable following the Closing Date, but in any event no later than three (3) Business Days following the Closing Date.

(b) Company RSUs.

(i) At the Effective Time, each Company RSU outstanding as of immediately prior to the Effective Time that is vested (including after giving effect to any acceleration of vesting to which such Company RSU is entitled as of immediately prior to the Effective Time as contemplated by Section 2.8 of the Company Disclosure Letter) will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become a right to receive the Merger Consideration, subject to Section 2.7(c) with respect to fractional shares. Parent shall deliver the Merger Consideration to the holders of such Company RSUs as soon as practicable following the Closing Date, but in any event no later than three (3) Business Days following the Closing Date.

(ii) At the Effective Time, each Company RSU outstanding as of immediately prior to the Effective Time that is unvested will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into a Parent RSU award with respect to the number of shares of Parent Class A Common Stock that is equal to the product of (A) the number of shares of Company Common Stock subject to such unvested Company RSU as of immediately prior to the Effective Time multiplied by (B) the Merger Consideration, rounded down to the nearest whole share, which such Parent RSU award shall be subject to the same vesting terms and conditions applicable to the Company RSU to which it relates as of immediately prior to the Effective Time, including any applicable vesting acceleration provisions in connection with such holder’s termination of employment or service but otherwise shall be subject to the terms and conditions of the Parent Stock Plan. On the Closing Date, Parent shall file with the SEC a registration statement on Form S-8 registering the Parent RSUs.

(c) Company ESPP. As soon as practicable following the date hereof, the Company shall take all actions with respect to the Company ESPP that are necessary to provide that (i) with respect to the offering period under the Company ESPP in effect as of the date hereof, if any (the “ESPP Offering Period”), no individual who was not a participant in the Company ESPP as of the date hereof may enroll in the Company ESPP with respect to such ESPP Offering Period and no participant may increase the percentage amount of his or her payroll deduction election from that in effect on the date hereof for such ESPP Offering Period, (ii) no new offering period shall be commenced under the Company ESPP prior to the Effective Time, (iii) immediately prior to the Effective Time, the Company ESPP shall terminate and (iv) if the applicable purchase date or exercise date with respect to the ESPP Offering Period would otherwise occur on or after the Effective Time, then the ESPP Offering Period will be shortened and the applicable purchase date or exercise date with respect to the ESPP Offering Period will occur on the day immediately preceding the date on which the Effective Time occurs.

(d) Further Actions. As of immediately prior to the Effective Time, the Company will terminate the Company Stock Plans and all rights thereunder, including in respect of the Company Options and the Company RSUs, will be cancelled, in each case, without liability to the Company, Parent, the Surviving Corporation or any of their respective Affiliates or Subsidiaries, other than the obligation to provide the amounts described in this Section 2.8. The Company will take all actions reasonably necessary to effect the cancellation of the Company Stock Plans and the Company Equity Awards as of immediately prior to, or upon, as applicable, the Effective Time, to terminate the Company ESPP effective immediately prior to the Effective Time, and to give effect to this Section 2.8 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act). As soon as reasonably practicable, but in no event later than ten (10) Business Days prior to the Closing Date, the Company shall provide Parent with drafts of all notices, resolutions, consents and other written actions as may be required to effectuate the provisions of this Section 2.8 for Parent’s reasonable review and comment.

2.9 Exchange Procedures.

(a) Exchange Agent. Prior to the Closing, Parent shall (i) select a nationally recognized bank or trust company reasonably acceptable to the Company to act as the exchange agent for the Merger (the “Exchange Agent”); and (ii) enter into an exchange agent agreement, in form and substance reasonably acceptable to the Company, with such Exchange Agent.

(b) Exchange Fund. At or prior to the Closing, Parent shall deposit (or cause to be deposited) with the Exchange Agent, the shares of Parent Class A Common Stock in book entry form issuable pursuant to Section 2.7 in exchange for the aggregate shares of Company Common Stock (such shares, the “Exchange Fund”).

(c) Exchange Procedures. Promptly following the Effective Time (and in any event within three (3) Business Days), Parent and the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record as of immediately prior to the Effective Time (other than Owned Company Shares) of one or more certificates that immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (other than Owned Company Shares) (the “Certificates” (if any)) (i) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Exchange Agent), and (ii) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration payable with respect to the shares of Company Common Stock formerly represented thereby pursuant to Section 2.7. Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor the Merger Consideration, as determined pursuant to Section 2.7, and the Certificates so surrendered will forthwith be cancelled. Notwithstanding anything to the contrary in this Agreement, no record holder of uncertificated shares of Company Common Stock (other than Owned Company Shares) (the “Uncertificated Shares”) will be required to deliver a Certificate or an executed letter of transmittal to the Exchange Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7 with respect of such Uncertificated Shares. In lieu thereof, such record holder, upon receipt of such evidence, if any, of transfer as the Exchange Agent may reasonably request, will be entitled to receive in exchange therefor the Merger Consideration for such Uncertificated Shares, as determined pursuant to Section 2.7, and the transferred Uncertificated Shares will be cancelled. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Merger Consideration payable upon the surrender of such Certificates and transfer of Uncertificated Shares pursuant to this Section 2.9(c). Until so surrendered or transferred, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Merger Consideration payable in respect thereof pursuant to Section 2.7.

(d) DTC Payment. Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Exchange Agent and the Depository Trust Company (“DTC”) with the objective that the Exchange Agent shall transmit to DTC or its nominee on the Closing Date the Merger Consideration with respect to the shares of Company Common Stock (other than Owned Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time, upon the surrender of such shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, as determined pursuant to Section 2.7.

(e) Transfers of Ownership. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or transferred Uncertificated Share in exchange therefor is registered, it shall be a condition of payment that (i) the Person requesting such exchange present proper evidence of transfer or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall have paid any transfer Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or Uncertificated Share surrendered or shall have established to the reasonable satisfaction of the Surviving Corporation or the Exchange Agent that such Tax either has been paid or is not applicable.

(f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Exchange Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one (1) year after the Effective Time will be delivered to Parent (or the Surviving Corporation as directed by Parent) upon demand, and any holders of shares of Company Common Stock that were issued and outstanding as of immediately prior to the Merger who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.9 shall thereafter look for payment of the Merger Consideration payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar Laws), as general creditors thereof, for any claim to the Merger Consideration to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares five (5) years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.

2.10 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, (a) all shares of Company Common Stock will no longer be outstanding and will automatically be cancelled, retired and cease to exist; and (b) each holder of a Certificate or Uncertificated Shares theretofore representing any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable therefor in accordance with Section 2.7. The Merger Consideration paid in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.

2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 2.7. Parent or the Exchange Agent may, in its reasonable discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such reasonable amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.12 FIRPTA Certificates. On or prior to the Closing, the Company shall deliver to Parent a properly executed certification that the shares of Company Common Stock are not “United States real property interests” in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, together with a notice to the IRS (which shall be filed by Parent with the IRS following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations.

2.13 Required Withholding. Each of the Exchange Agent, Parent, the Company and the Surviving Corporation and any other applicable withholding agent (each a “Withholding Agent”) will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock, Company Equity Awards, or any other payee as contemplated by this Agreement such amounts as are required to be deducted or withheld therefrom pursuant to any Tax Laws; provided, that if any Withholding Agent determines that an amount is required to be deducted or withheld, such Withholding Agent shall use commercially reasonable efforts to (i) at least five (5) Business Days prior to the payment of such amount, provide the Person in respect of whom such withholding or deduction would apply with written notice of its intent to deduct and withhold (ii) cooperate in good faith with such Person to reduce or eliminate the deduction or withholding of such amount (including cooperation in seeking refunds of any amounts withheld), and (iii) provide such Person a reasonable opportunity to provide forms or other documentation that would reduce or exempt such amounts from withholding. Notwithstanding anything to the contrary herein, (a) no such written notice shall be required for any compensatory amounts payable pursuant to or as contemplated by this Agreement, and (b) all compensatory amounts payable pursuant to or as contemplated by this Agreement shall be remitted to the Company or a Subsidiary of the Company for payment in accordance with applicable payroll procedures after applicable withholding. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

With respect to any Section of this Article III, except (a) as disclosed in the reports, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC on or after April 21, 2021 and at least one (1) Business Day prior to the date of this Agreement (excluding any predictive or cautionary disclosures (other than statements of historical fact) contained or referenced therein, including under the captions “Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk” or in any “forward-looking statements” disclaimer) (the “Recent SEC Reports”) (it being agreed and understood that any matter disclosed in the Recent SEC Reports shall not be deemed disclosed for purposes of Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5, Section 3.8 and the first sentence of Section 3.13), and (b) subject to the terms of Section 9.13, as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Organization; Good Standing. The Company is a public benefit corporation duly organized, validly existing and in good standing pursuant to the DGCL. The Company has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to have such power or authority would not reasonably be expected to have a Company Material Adverse Effect. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing would not reasonably be expected to have a Company Material Adverse Effect.

3.2 Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) subject to receiving the Requisite Stockholder Approval, consummate the Merger. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger have been duly authorized and approved by all necessary corporate action on the part of the Company and no additional corporate actions on the part of the Company are necessary to authorize (i) the execution and delivery of this Agreement by the Company; (ii) the performance by the Company of its covenants and obligations hereunder; or (iii) subject to the receipt of the Requisite Stockholder Approval, the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity.

3.3 Company Board Approval; Opinion of Financial Advisor; Anti-Takeover Laws.

(a) Company Board Approval. At a meeting called and held prior to the execution and delivery of this Agreement, the Company Board has unanimously (i) considered each of (A) the Company Stockholders’ pecuniary (financial) interests, (B) the best interests of those materially affected by the Company’s conduct (including customers, employees, partners and the communities in which it operates) and (C) the Company’s Public Benefit Purpose, engaged in the balancing required by the DGCL, and declared it advisable, to enter into this Agreement and consummate the Merger upon the terms and subject to the conditions set forth herein and determined that the Merger is fair and in the best interests of the Company, the Company Stockholders and those materially affected by the Company’s conduct, and promotes the Public Benefit Purpose; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and conditions set forth herein; and (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL (collectively, the “Company Board Recommendation”), which resolutions have not been subsequently modified, rescinded or withdrawn as of the date hereof.

(b) Opinion of Financial Advisor. The Company Board has received the written opinion (or an oral opinion to be confirmed in writing) of Cowen and Company, LLC (the “Financial Advisor”), to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Merger Consideration to be received by the holders of shares of Company Common Stock (other than Owned Company Shares) in the Merger is fair to such holders from a financial point of view. As of the date of this Agreement, such opinion has not been withdrawn, revoked or modified. The Company shall, following the date hereof, furnish to Parent, solely for informational purposes, a written copy of such opinion (it being understood and agreed that such written opinion is for the benefit of the Company Board and any committee thereof and may not be relied upon by Parent or Merger Sub).

(c) Anti-Takeover Laws. Assuming that the representations of Parent and Merger Sub set forth in Section 4.8 are true and correct, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in any “moratorium,” “control share acquisition,” “business combination,” “fair price” “supermajority,” “affiliate transactions” or other form of anti-takeover laws and regulations, including Section 203 of the DGCL or any restrictive provision of any applicable anti-takeover provision in applicable Organizational Documents (collectively, “Takeover Laws”) of the Company will not be applicable to the Merger.

3.4 Brokers. Other than the Financial Advisor, there is no financial advisor, investment banker, broker, finder, agent or other similar Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Merger. The Company has heretofore made available to Parent a true and complete copy of the Company’s engagement letter with the Financial Advisor.

3.5 Requisite Stockholder Approval. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the Merger (the “Requisite Stockholder Approval”) is the only vote of holders of any class or series of Company capital stock that is necessary to approve or adopt, as applicable, this Agreement and consummate the Merger pursuant to applicable Law and the Company’s Organizational Documents.

3.6 Non-Contravention. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the Company’s Organizational Documents; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to the terms, conditions or provisions of any Material Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their properties or assets may be bound; (c) assuming compliance with the matters referred to in Section 3.7 and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law or order applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets are bound; or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that would not reasonably be expected to have a Company Material Adverse Effect.

3.7 Requisite Governmental Approvals.

(a) No Governmental Authorization is required on the part of the Company (a) in connection with the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Merger, except for (i) the filing of the Certificate of Merger and related documentation with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business; (ii) such filings and approvals as may be required by any applicable federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws; (iv) compliance with Section 203 of the DGCL and any other similar applicable Takeover Law; and (v) such other Governmental Authorizations the failure of which to obtain would not reasonably be expected to have a Company Material Adverse Effect.

(b) The Company does not engage in any of the activities listed on Section 3.7(b) of the Company Disclosure Letter in the jurisdiction specified therein.

3.8 Company Capitalization.

(a) Capital Stock. The authorized capital stock of the Company consists of (i) 1,500,000,000 shares of Company Common Stock and (ii) 170,000,000 shares of Company Preferred Stock. As of 5:00 p.m., New York City time, on July 19, 2022 (such time and date, the “Company Capitalization Date”), (A) 104,098,538 shares of Company Common Stock were issued and outstanding; and (B) no shares of Company Preferred Stock were issued and outstanding. All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights. From the close of business on the Company Capitalization Date to the date of this Agreement, the Company has not issued or granted any Company Common Stock or Company Equity Awards other than pursuant to the exercise of Company Options, the settlement of Company RSUs and/or the exercise of purchase rights under the Company ESPP, in each case, granted prior to the date of this Agreement.

(b) Stock Reservation. As of the Company Capitalization Date, the Company has reserved 20,731,643 shares of Company Common Stock for issuance pursuant to the Company Stock Plans (other than the Company ESPP) and 2,758,864 shares of Company Common Stock for issuance pursuant to the Company ESPP. As of the Company Capitalization Date, there were outstanding (i) Company Options to acquire 6,753,525 shares of Company Common Stock, of which 202,596 Company Option to acquire 202,596 shares of Company Common Stock have an exercise price per share less than the Merger Consideration Value, (ii) Company RSUs that may be settled into 7,826,295 shares of Company Common Stock and (iii) outstanding rights to purchase a maximum 51,321 shares of Company Common Stock under the Company ESPP, based on accumulated payroll deductions and outstanding elections, assuming the “Fair Market Value” (as defined in the Company ESPP) of a share of Company Common Stock on the date any such shares are purchased is equal to the Merger Consideration Value; provided that for purposes of clause (i) and (iii) of this Section 3.8(b), the Merger Consideration Value shall be determined assuming a Parent Class A Common Stock Price of $2.94.

(c) Company Securities. Except as set forth in Section 3.8(a), as of the Company Capitalization Date, there were (i) no issued and outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company; (iii) no outstanding options, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (v) no outstanding restricted shares, restricted share units, stock appreciation rights, profits interests, profit participation, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Common Stock and Company Preferred Stock, the “Company Securities”); (vi) voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company; (vii) obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound; and (viii) no other obligations by the Company to make any payments based on the price or value of any Company Securities. The Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Common Stock. The Company does not have a stockholder rights plan in effect. Each Company Option (A) has at all times been exempt from the requirements of Section 409A of the Code and has otherwise complied in all material respects with all other applicable Laws and all of the terms and conditions of the applicable Company Stock Plan, and (B) has an exercise price that is equal or greater than the fair market value of the underlying share of Company Common Stock on the date of grant. Each Company RSU has at all times been exempt from the requirements of Section 409A of the Code and has otherwise complied with all other applicable Laws and all of the terms and conditions of the applicable Company Stock Plan. Section 3.8(c) of the Company Disclosure Letter sets forth, with respect to each Company Option and Company RSU, as of the Company Capitalization Date, (1) the name of the holder, (2) the grant date, (3) the type of award and the number of shares of Company Common Stock underlying such award, (4) the vesting schedule (including any accelerated vesting by reason of the transactions contemplated by this Agreement), (5) the exercise price, as applicable, and (6) the expiration date. The Company has the requisite power and authority, in accordance with the applicable Company Stock Plan, the applicable award agreements and any other applicable contract, to take the actions contemplated by Section 2.8, including the treatment of Company Options and Company RSUs as described in Section 2.8.

(d) Other Rights. Except as contemplated by this Agreement, as of the date of this Agreement, the Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities. As of the date of this Agreement, there are not any bonds, debentures, notes or other indebtedness of the Company outstanding having the right to vote (or convertible into, exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote.

3.9 Subsidiaries.

(a) Subsidiaries. Section 3.9(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all of the Subsidiaries of the Company, and for each Subsidiary of the Company, the state or country of formation. Each Subsidiary of the Company (i) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization (to the extent that the concept of “good standing” is applicable in any jurisdiction outside of Delaware); and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, the Company has made available true and complete copies of the Organizational Documents of each Subsidiary of the Company. No Subsidiary of the Company is in violation of its Organizational Documents, except for such violations that have not had, and would not reasonably be expected to have a Company Material Adverse Effect.

(b) Capital Stock of Subsidiaries. All of the outstanding capital stock of or other voting securities of, or ownership interests in, each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of all Liens (other than liens imposed by this Agreement, the Organizational Documents of the Company or its Subsidiaries or applicable securities laws) and transfer restrictions, except for such liens and transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities Laws.

(c) Other Securities of Subsidiaries. There are no outstanding (i) securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (ii) options, warrants or other rights or arrangements obligating the Company or any of its Subsidiaries to acquire from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries; or (iv) restricted shares, restricted share units, stock appreciation rights, profits interests, profit participation, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, any Subsidiary of the Company. As of the date of this Agreement, neither the Company, nor any of its Subsidiaries, owns directly or indirectly, any capital stock or other securities in any Person other than the Company’s Subsidiaries.

3.10 Company SEC Reports. Since April 21, 2021 and through the date of this Agreement, the Company has timely filed with, or furnished to, the SEC all forms, reports and documents that have been required to be filed or furnished by it pursuant to applicable Laws (the “Company SEC Reports”). Each Company SEC Report complied, as of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Company SEC Report was filed. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Since April 21, 2021, the Company has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq. As of the date of this Agreement, to the Knowledge of the Company there are no outstanding or unresolved comments received from the SEC staff with respect to the Company SEC Reports. To the Knowledge of the Company, as of the date of this Agreement, none of the Company SEC Reports is the subject of ongoing SEC review or investigation. None of the Company’s Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act.

3.11 Company Financial Statements; Internal Controls.

(a) Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company filed with the Company SEC Reports (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); (ii) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments and to any other adjustment described therein). There are no “off balance sheet arrangements” of the Company that have not been disclosed in the Company SEC Reports where the result, purpose or effect of such off balance sheet arrangements is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company SEC Reports. Since April 21, 2021, there has been no material change in the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP, except as described in the Company SEC Reports.

(b) Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Section 302 and 906 of the

Sarbanes-Oxley Act. Since April 21, 2021, (i) the Company has been and is an “emerging growth company” as defined in Section 2(a) of the Securities Act and (ii) the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(c) Internal Controls. Since April 21, 2021, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal control over financial reporting used by the Company and its Subsidiaries that has not been subsequently remediated; or (B) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries.

3.12 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, contingent, absolute, determined, determinable or otherwise), other than liabilities or obligations (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Company SEC Reports; (b) arising pursuant to this Agreement or incurred in connection with the Merger; (c) incurred in the ordinary course of business since the date of the Audited Company Balance Sheet (other than liabilities resulting from breach of contract, tort, or violation of Law); or (d) that would not reasonably be expected to have a Company Material Adverse Effect.

3.13 Absence of Certain Changes. Since the date of the Audited Company Balance Sheet through the date of this Agreement, the business of the Company and its Subsidiaries has been conducted in the ordinary course of business in all material respects. Since the date of the Audited Company Balance Sheet through the date of this Agreement, there has not occurred a Company Material Adverse Effect. Since the date of the Audited Company Balance Sheet through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that, if it had been taken or occurred after the execution of this Agreement, would have required the consent of Parent pursuant to Sections 5.2(a), 5.2(b), 5.2(c) (other than in the ordinary course of business), 5.2(d), 5.2(e), 5.2(i), 5.2(k), 5.2(o), 5.2(p), 5.2(q), 5.2(r) or 5.2(s) (as it relates to the foregoing clauses of Section 5.2). Since March 31, 2022 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that, if it had been taken or occurred after the execution of this Agreement, would have required the consent of Parent pursuant to Section 5.2(g) (other than immaterial actions).

3.14 Material Contracts; Government Contracts.

(a) List of Material Contracts. Section 3.14(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts, as in effect as of the date of this Agreement, to which the Company or any of its Subsidiaries is a party or is bound (other than any Material Contracts contemplated by clause (i) of the definition of Material Contract), each of which has been made available by the Company to Parent prior to the date hereof.

(b) Validity. Each Material Contract (other than any Material Contract that has expired in accordance with its terms) is valid and binding on the Company or each such Subsidiary of the Company party thereto and is in full force and effect, and none of the Company, any of its Subsidiaries party thereto or, to the Knowledge of the Company, any other party thereto is in breach of or default pursuant to any such Material Contract, except for such failures to be in full force and effect would not reasonably be expected to have a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that would not reasonably be expected to have, a Company Material Adverse Effect. The Company and/or the applicable Subsidiary of the Company and, to the Knowledge of the Company, each other party thereto, has performed all obligations required to be performed by it under each Material Contract, except where such nonperformance has not had, or would not reasonably be expected to have a Company Material Adverse Effect.

(c) Government Contracts. As of the date of this Agreement, there are no Government Contracts with respect to which the Company or any of its Subsidiaries has any outstanding liabilities or obligations, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. As of the date of this Agreement, there are no disputes or Legal Proceedings pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries in connection with any Government Contract. As of the date of this Agreement, there are no Government Proposals or teaming or other agreements that would obligate the Company or any of its Subsidiary to submit Government Proposals.

3.15 Customers and Suppliers. Section 3.15 of the Company Disclosure Letter sets forth true, correct and complete lists of (a) the five (5) largest customers of the Company and its Subsidiaries based on the aggregate payments received or expected as of the date hereof to be received by the Company and its Subsidiaries, taken as a whole, for the fiscal year ended December 31, 2022 (the “Material Customers”) and (b) the ten (10) largest suppliers of the Company and its Subsidiaries based on aggregate payments made or expected to be made as of the date hereof by the Company and its Subsidiaries, taken as a whole, for the fiscal year ended December 31, 2022 (the “Material Suppliers”). To the Knowledge of the Company, and, as of the date hereof, no Material Customer or Material Supplier has terminated, or threatened in writing to terminate, its relationship with the Company or its Subsidiaries.

3.16 Property.

(a) Owned Real Property. Neither the Company nor any Subsidiary owns any real property.

(b) Leased Real Property. Section 3.16(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all of the existing leases, subleases, licenses or other agreements pursuant to which the Company or any of its Subsidiaries uses or occupies, or has the right to use or occupy, any real property (such property, the “Leased Real Property,” and each such lease, sublease, license or other agreement, a “Lease”) for which annual base rent exceeds $500,000. With respect to each Lease and except as would not reasonably be expected to have, a Company Material Adverse Effect, (i) the Company or one of its Subsidiaries has not collaterally assigned or granted any other security interest in such Lease or any interest therein; and (ii) there are no Liens (other than Permitted Liens) on the estate or interest created by such Lease. The Company or one of its Subsidiaries has valid leasehold estates in the Leased Real Property, free and clear of all Liens (other than Permitted Liens). To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is in material breach of or default pursuant to any Lease. There are no subleases, licenses or similar agreements (each, a “Sublease”) granting to any Person, other than the Company or any of its Subsidiaries, any right to use or occupy the Leased Real Property for which annual base rent exceeds $500,000.

(c) Equipment and Other Tangible Property.(d) Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company or one of its Subsidiaries has good title to, or has valid leasehold interests in or valid rights under Contract to use, all machinery, equipment and other tangible property that are material to the respective businesses of the Company and its Subsidiaries free and clear of all Liens (other than Permitted Liens).

3.17 Environmental Matters. The Company and each of its Subsidiaries is and since December 31, 2019 has been in compliance with all Environmental Laws applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries (which compliance includes the possession of, and compliance with, all material permits required under Environmental Law for the operation of the Company and its Subsidiaries), except for any such non-compliance that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Other than matters that have been resolved, neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority or other Person alleging that the Company or any Subsidiary has violated or has any liability under any Environmental Law (the substance of which has not been resolved). Neither the Company nor any of its Subsidiaries, or, to the Knowledge of the Company, any third party, has released or disposed of any Hazardous Substances on, into, or from the Leased Real Property or any other real property currently or formerly owned, leased, or operated by the Company or any Subsidiary, in any case in a manner that would reasonably be expected to result in liability for the Company under Environmental Law, except for any such release or disposition that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries (i) alleging the noncompliance by the Company or any of its Subsidiaries with any Environmental Law; or (ii) seeking to impose any financial responsibility for any investigation, cleanup, removal or remediation pursuant to any Environmental Law, except for any such Legal Proceedings that that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The Company has made available to Parent copies of all material environmental assessments, reports or other similar studies in the Company’s possession, that relate to the compliance of the Company or its Subsidiaries with Environmental Law, or to the environmental condition of the Leased Real Property or any other real property currently or formerly owned, leased or operated by the Company.

3.18 Intellectual Property; Privacy Matters.

(a) Section 3.18(a) of the Company Disclosure Letter sets forth a list as of the date of this Agreement of all Company Owned Intellectual Property that consists of (i) issued Patents and Patent applications; (ii) registered Marks and applications to register Marks; (iii) all registered Copyrights and applications to register Copyrights; and (iv) all domain name registrations and social media accounts and handles (“Company Registered Intellectual Property”). The Company has maintained all Company Registered Intellectual Property in the ordinary course consistent with reasonable business practices. The Company and/or one of its Subsidiaries is the sole and exclusive owner of all rights, title and interests in and to the Company Registered Intellectual Property, free and clear of any Liens other than Permitted Liens. All registrations of the foregoing are subsisting, and to the Knowledge of the Company, valid, and enforceable, in each case, except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b) To the Knowledge of the Company, the Company or one of its Subsidiaries of the Company owns, is licensed to use or otherwise has the right to use and, as of the Closing, will have the right to use all Intellectual Property that is necessary or used in the business of the Company and its Subsidiaries in the manner as such Intellectual Property is used in the conduct of the business of the Company and its Subsidiaries as currently conducted.

(c) As of the date of this Agreement, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any notice, claim or demand by any Person (i) alleging infringement, misappropriation or other violation by the Company or any of its Subsidiaries of any Intellectual Property rights of such Person or alleging that the exploitation of a Company Product or practice of any Company Owned Intellectual Property or Intellectual Property used or held for use by the Company or its Subsidiaries in the business of the Company or its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property rights of such Person or (ii) challenging the ownership, validity or enforceability of any Company Owned Intellectual Property. Neither the Company nor any of its Subsidiaries has brought any claim or sent any notice alleging any infringement, misappropriation or violation of any Company Owned Intellectual Property or Intellectual Property used or held for use by the Company or its Subsidiaries in the business of the Company or its Subsidiaries and, to the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating any Company Owned Intellectual Property or Intellectual Property used or held for use by the Company or its Subsidiaries, in each case, that is material to the business of the Company and its Subsidiaries when taken as a whole.

(d) To the Knowledge of the Company, (i) neither the practice of the business of the Company or its Subsidiaries, (ii) the exploitation of any Company Product nor (iii) the practice of any Company Owned Intellectual Property or Intellectual Property used or held for use by the Company or its Subsidiaries, in each case under this clause (iii) that is material to the business of the Company and its Subsidiaries, infringes, misappropriates or otherwise violates any Intellectual Property rights of any Person. No item of Company Registered Intellectual Property that is material to the business of the Company and its Subsidiaries when taken as a whole as presently conducted on the date hereof has been or is involved in any Legal Proceeding, including any interference, reissue, reexamination, opposition, invalidation or cancellation proceeding, and to the Knowledge of the Company, no such Legal Proceeding is threatened.

(e) To the Knowledge of the Company, all current and former employees, consultants and independent contractors of the Company and its Subsidiaries, who conceived or developed any material Intellectual Property on behalf of the Company or its Subsidiaries have executed and delivered to the Company an enforceable written agreement irrevocably assigning to the Company all of such Person’s right, title and interest in and to such Intellectual Property. To the Knowledge of the Company, no Person has violated any term of such agreement and there is no threatened claim by any Person, including any founder, or former or current employee or contractor of the Company or its Subsidiaries, asserting that such founder, employee or independent contractor has any ownership or other right or interest in any such Intellectual Property, in each case, in a manner that would be material to the business of the Company and its Subsidiaries when taken as a whole.

(f) No funding or facilities of a university, college, other educational institution, Governmental Authority or research center was used in the development of any Company Owned Intellectual Property that is material to the business of the Company and its Subsidiaries when taken as a whole and no university, college, other educational institution, Governmental Authority or research center has any right to, or right to royalties for, or right to impose any requirement on the manufacture or commercialization of any product incorporating, any Company Owned Intellectual Property. Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries have complied with any and all obligations to the extent applicable pursuant to the Bayh-Dole Act, 35 U.S.C. §200–212, with respect to any Patents that are part of the Company Registered Intellectual Property and are practiced by a Company Product.

(g) The Company and its Subsidiaries have taken reasonable steps to protect and maintain the secrecy of all material Trade Secrets included in the Company Owned Intellectual Property or otherwise possessed by the Company or its Subsidiaries on behalf of third parties.

(h) Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has used any Public Software or other software, software development toolkits, databases, libraries, scripts, or other, similar modules of software that are subject to “open source” or similar license terms in a manner that subjects any Company Software to any copy-left license, that requires or purports to require the Company to grant any license with respect to any Trade Secret of the Company, that requires any Trade Secret of the Company to be disclosed or distributed in source code form, or licensed for the purpose of making derivative works. Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company is or will be in compliance with all applicable Public Software license agreements, and similar licenses, including with respect to notice and attribution requirements under such agreements.

(i) Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor its Subsidiaries have disclosed any source code for Company Software that is not Public Software to third parties, except for employees and independent contractors pursuant to written confidentiality terms that reasonably protect the rights in such Software; and (ii) no Company Software has been placed in escrow or is subject to an obligation to be placed into escrow whereby a third party has access to or the right to access the source code for the Company Software due to the consummation of the transactions contemplated by this Agreement.

(j) Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company Software does not contain any Contaminants and the Company and its Subsidiaries have taken customary measures to protect in all respects the Systems used in connection with the business of the Company (“IT Systems”), including from Contaminants. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries own, lease, license or otherwise have the right to use the IT Systems and the IT Systems are reasonably adequate to conduct the business of the Company and its Subsidiaries as currently conducted. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries have implemented and maintain organizational, administrative, physical and technical safeguards that are commercially reasonably necessary to: (i) protect the confidentiality, integrity, operation and security of the IT Systems (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification, corruption or vulnerability; (ii) defend the IT Systems against denial of service attacks, distributed denial of service attacks, hacking attempts and like attacks and activities by any other Person; and (iii) maintain the continued operation of IT Systems, including deployment of commercially reasonably security, maintenance, disaster recovery, redundancy, backup, archiving and virus or malicious device scanning/protection measures.

(k) Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries (i) comply with applicable Privacy Obligations; (ii) adopted and published complete and accurate privacy notices and policies, and are in compliance with those notices and policies; and (iii) have not discovered or been notified of any Security Breach.

(l) The Company and its Subsidiaries have implemented and maintained a written information security program comprising reasonable administrative, physical, and technical safeguards that are consistent with the Company’s Privacy Obligations.

(m) Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries have contractually obligated all third party service providers, outsourcers, processors, or other third parties Processing Sensitive Data, in each case on behalf of the Company, to terms that comply with applicable Privacy Obligations.

3.19 Tax Matters.

(a) the Company and each of its Subsidiaries have (i) timely filed all income and other material Tax Returns required to be filed by any of them; and (ii) paid, or have adequately reserved or accrued (in accordance with GAAP) for the payment of, all income and other material Taxes that are required to be paid;

(b) the most recent financial statements contained in the Company SEC Reports reflect an adequate reserve (in accordance with GAAP) for all Taxes accrued but not then payable by the Company and its Subsidiaries through the date of such financial statements;

(c) neither the Company nor any of its Subsidiaries has executed or is the beneficiary of any waiver, except in connection with any ongoing Tax examination, of any statute of limitations on, or extended the period for the assessment or collection of, any Tax, in each case that has not since expired (other than pursuant to automatic extensions of time to file);

(d) no material audits or other examinations with respect to Taxes of the Company or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing;

(e) neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2);

(f) neither the Company nor any of its Subsidiaries (i) is a party to or bound by, or currently has any material liability pursuant to, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation (x) entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes or (y) solely among the Company and its Subsidiaries; or (ii) has any material liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-United States Law), as a transferee or successor, or otherwise by operation of Law; and

(g) neither the Company nor any of its Subsidiaries has within the last two (2) years distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

3.20 Employee Plans.

(a) Employee Plans. Section 3.20(a) of the Company Disclosure Letter contains a true and complete list of all material Employee Plans. For purposes of this Agreement, “Employee Plan” means each (i) “employee benefit plan” (as defined in Section 3(3) of ERISA); and (ii) each employment, individual independent contractor, bonus, commission, incentive, stock option, stock purchase, restricted stock, stock appreciation, phantom equity, other equity or equity-based, benefit, incentive compensation, profit sharing, savings, retirement, pension, supplemental retirement, profit sharing, employee loan, health, dental, vision, life insurance, disability, insurance, paid time off, vacation, cafeteria, deferred compensation, severance, termination, retention, change of control and each other fringe, welfare or other employee benefit plan, program, agreement, Contract, policy or arrangement, in each case, whether or not subject to ERISA and whether written or unwritten, that is maintained, sponsored, contributed to, or required to be contributed to for the benefit of any current or former employee, officer, director or individual independent contractor of the Company, any of its Subsidiaries or any other trade or business (whether or not incorporated) that would be treated as a single employer with the Company or any of its Subsidiaries pursuant to Section 414 of the Code (an “ERISA Affiliate”) or their dependents or beneficiaries, or with respect to which the Company or any of its Subsidiaries has any liability, contingent or otherwise, or to which the Company or any of its Subsidiaries is a party. With respect to each material Employee Plan, to the extent applicable, the Company has made available to Parent a copy of (A) the current plan documents and all amendments thereto (or, if the plan has not been reduced to writing, a written summary of the material terms) and the most recent summary plan descriptions and material modifications thereto; (B) any related trust agreements, insurance Contracts, insurance policies or other documents of any funding arrangements; (C) the most recent annual report on Form 5500 (with schedules and attachments); (D) the most recent financial statements and actuarial report; (E) the most recent determination, opinion or advisory letter received from the IRS; (F) the most recent results of any discrimination testing; (G) the Forms 1094-C and a representative sample of Forms 1095-C for 2015 to 2021 for each employing entity during such period; and (H) any notices or other correspondence (other than routine non-material correspondence) to or from the IRS or any office or representative of the United States Department of Labor or any other Governmental Authority within the past six (6) years.

(b) Absence of Certain Plans. Neither the Company nor any of its ERISA Affiliates maintains, sponsors, participates in, contributes to or is required to contributed to or has, at any time during the past six years, maintained, sponsored or participated in, or contributed to, or been required to contribute to (i) a “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA); (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA); (iii) a plan that is subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA; or (iv) any “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA, and neither the Company nor any of its ERISA Affiliates could reasonably be expected to have any liability (contingent or otherwise) with respect to any such plans.

(c) Compliance. Each Employee Plan has been established, maintained, funded, operated and administered in all material respects in accordance with its terms and with all applicable Law, including the applicable provisions of ERISA and the Code. All contributions, premiums or payments required to be made with respect to each Employee Plan have been made in all material respects on or before their due dates (including any extensions) and within the applicable time required by the Employee Plan and applicable Law.

(d) Employee Plan Legal Proceedings. There are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of, against, or with respect to any Employee Plan, the assets of any trust pursuant to any Employee Plan, or the plan sponsor, plan administrator or any fiduciary or any Employee Plan with respect to the administration or operation of such plans, other than routine claims for benefits, and to the Knowledge of the Company, no fact or circumstance exists that would be reasonably likely to give rise to any such Legal Proceeding. No Employee Plan is or has been within the past six (6) years, the subject of an application or filing under a government sponsored amnesty, voluntary compliance, or similar program, or been the subject of any self-correction under any such program. Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a determination or opinion letter from the IRS that it is so qualified and each related trust that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination or opinion letter from the IRS that it is so exempt and, to the Knowledge of the Company, no fact or event has occurred since the date of such letter or letters from the IRS that would reasonably be expected to adversely affect the qualified status of any such Employee Plan or the exempt status of any such trust or otherwise result in material liability to the Company or any of its Subsidiaries.

(e) No Prohibited Transactions. None of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) that could reasonably be expected to result in the imposition of a material penalty assessed pursuant to Section 502(i) of ERISA or a material Tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of its Subsidiaries or any Employee Plan.

(f) No Welfare Benefit Plan. No Employee Plan provides, and neither the Company nor any of its Subsidiaries has an obligation to provide, post-termination or retiree life insurance, health or other welfare benefits to any person, except as may be required by Section 4980B of the Code or any similar Law at the participant’s sole expense.

(g) Section 280G. No payment or benefit that will be made by the Company or any ERISA Affiliate in connection with the transactions contemplated by this Agreement (whether alone or in combination with any other event) will be characterized as a parachute payment within the meaning of Section 280G of the Code.

(h) No Gross-Ups. The Company is not a party to nor does it have any agreement to compensate any Person for excise Taxes payable pursuant to Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A(a)(1)(B) of the Code.

(i) Transaction Payments; Acceleration. Neither the execution and delivery of this Agreement nor the consummation of the transactions will (whether alone or in combination with any other event), (i) result in any payment, compensation or benefits becoming due or an increase in any such payment, compensation or benefits due to any current or former employee, officer, director or individual independent contractor of the Company or its Subsidiaries, (ii) increase any payments or benefits otherwise payable under any Employee Plan, (iii) require a contribution or funding by the Company or any of its Subsidiaries to an Employee Plan or the transfer or setting aside of assets to fund any benefits under an Employee Plan, (iv) result in any forgiveness of indebtedness of any current or former employee, officer, director or individual independent contractor of the Company or its Subsidiaries, (v) limit or restrict the right to merge, amend, terminate or transfer the assets of any Employee Plan following the Effective Time, or (vi) result in any acceleration of the time of payment, funding or vesting of any such benefits for any current or former employee, officer, director or individual independent contractor of the Company or its Subsidiaries.

(j) Non-U.S. Employee Plans. With respect to each Employee Plan that is mandated by a government other than the United States, subject to the Laws of a jurisdiction outside of the United States or maintained for the benefit of any current or former employee, officer, director or individual independent contractor who performs services for the Company or any of its Subsidiaries outside of the United States (each, a “Non-U.S. Employee Plan”), such Non-U.S. Employee Plan (i) has been maintained and operated in all material respects in accordance with the applicable plan document and all applicable Laws and other requirements, (ii) if required to be funded, book-reserved or secured by an insurance policy, is funded, book-reserved, or secured by such an insurance policy, as applicable, based on reasonable and appropriate actuarial assumptions in accordance with applicable accounting principles and applicable Laws, and (iii) if required to be registered or intended to qualify for special tax treatment, satisfies all registration requirements or other requirements for such treatment. No Non-U.S. Employee Plan provides for benefits that exceed the statutory minimum benefits required to be provided by the Company or any of its Subsidiaries to such Person by the applicable jurisdiction outside of the United States. There is no Non-U.S. Employee Plan in the nature of a defined benefit plan or multiemployer plan.

3.21 Labor Matters.

(a) Union Activities. (i) No employee of the Company or any of its Subsidiaries is represented by a Union; (ii) neither the Company nor any of its Subsidiaries is party to, or otherwise subject to, any collective bargaining agreement, labor union contract, trade union agreement or other Contract with a Union (each, a “Collective Bargaining Agreement”); (iii) to the Knowledge of the Company, there are, and for the past three (3) years, have been no activities or proceedings of any Union to organize any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries; (iv) no Collective Bargaining Agreement is currently being negotiated by the Company or any of its Subsidiaries; (v) there are no pending or, to the Knowledge of the Company, threatened organized labor disruptions or activities (including any strike, lockout, slowdown, or work stoppage, demand or petition for recognition, labor organizing effort or drive, handbilling, or picketing) against or affecting the Company or any of its Subsidiaries, and there have been no such disruptions or activities for the past three years; and (vi) there are and have been no Legal Proceedings pending or, to the Knowledge of the Company, threatened by or before any Governmental Authority against or affecting the Company or any of its Subsidiaries concerning employment-related matters (including any labor grievances or unfair labor practice charges) or brought by or on behalf of any current or former applicant, employee or independent contractor of the Company or any of its Subsidiaries in the past four years.

(b) Employment Law Compliance. Since December 31, 2019, the Company and its Subsidiaries have complied with all applicable Laws with respect to employment and employment practices and terms and conditions of employment (including applicable Laws regarding wage and hour requirements, the classification and compensation of employees and independent contractors, minimum wage, overtime, meal and rest breaks, vacation time, sick leave and work-related expense reimbursement, child labor, withholdings and deductions, background checks and drug testing, immigration status, pay equity, discrimination, harassment and retaliation in employment, disability rights, family and medical leave, employee occupational health and safety (including any guidance published by any Governmental Authority related to COVID-19), workers’ compensation, plant closings and mass layoffs and collective bargaining), except for such noncompliance that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(c) Employment Matters. True and complete information as to all persons who are employees of the Company and its Subsidiaries as of the date hereof has been provided to Parent including, for each such individual, the following: (i) name; (ii) title or position (including whether full or part time and whether treated as an employee or independent contractor); (iii) employing entity; (iv) hire date; (v) work location; (vi) current annual base compensation rate or hourly rate, as applicable; (vii) classification as exempt or non-exempt; (viii) target annual commission, bonus or other incentive-based compensation; (ix) leave status (and, if on leave, the anticipated return date, if known); and (x) visa status (if applicable). No employee of the Company or any of its Subsidiaries at the level of Vice President or above or group of employees of the Company or any of its Subsidiaries, to the Knowledge of the Company, has given notice that such employee or group of employees intends to terminate employment with the Company or any of its Subsidiaries prior to the Closing or during the twelve (12)-month period following the Closing. No executive officer or employee of the Company or any of its Subsidiaries at the level of Vice President and above is employed under a non-immigrant work visa or other work authorization that is limited in duration. To the Knowledge of the Company, no employee of the Company or any of its Subsidiaries at the level of Vice President and above has been the subject of any sexual harassment, sexual assault, sexual discrimination or sexual misconduct allegations during his or her tenure at the Company or any of its Subsidiaries.

3.22 Regulatory Matters.

(a) Since December 31, 2019, the Company and its Subsidiaries have been in compliance with all Laws applicable to the research, development, testing, manufacture, marketing, distribution or promotion of the Company Products, including all applicable Laws administered and enforced by the U.S. Food and Drug Administration and the U.S. Department of Agriculture, except for such non-compliance that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(b) The Company and its Subsidiaries (i) do not and have never conducted, overseen, or been engaged in any animal or human subjects research activities; and (ii) do not and have not generated, used, accessed, or otherwise processed any data originating from any animal or human research subject in the conduct of its/their business or operations.

(c) Except for such non-compliance that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) any preclinical or clinical studies, trials, research, and/or other similar testing being conducted, overseen, or otherwise supported by or on behalf of the Company and/or any of its Subsidiaries are being conducted, and since December 31, 2019 have been conducted, in compliance with applicable Laws; (ii) since December 31, 2019, no studies conducted by or on behalf of the Company or any of its Subsidiaries have been placed on clinical hold or terminated or suspended prior to completion; and (iii) since December 31, 2019, neither the Company nor any of its Subsidiaries has received any notice, correspondence or other communication from any Governmental Authority, any institutional review board (as defined in 21 C.F.R. Part 50.3(i)) or similar ethical body, or investigator alleging a lack of compliance with any Laws or requiring the termination, suspension or modification of any ongoing studies conducted by or on behalf of the Company or any of its Subsidiaries.

3.23 Compliance with Laws.

(a) Compliance with Laws. The Company and each of its Subsidiaries is in, and has since December 31, 2019 been in, compliance with all Laws that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries, in each case, except for any such non-compliance that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(b) Governmental Authorizations. Except for as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) The Company and its Subsidiaries have all Governmental Authorizations necessary for the ownership and operation of its business as presently conducted, including all such Governmental Authorizations required by Governmental Authorities engaged in the regulation of drugs, pharmaceuticals or biohazardous materials, and each such Governmental Authorization is in full force and effect; (ii) the Company and its Subsidiaries are, and since December 31, 2019 have been, in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of its businesses; and (iii) since December 31, 2019 to the date of this Agreement, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority alleging any conflict with or breach of any such Governmental Authorization, the substance of which has not been resolved.

(c) Anti-Corruption and Anti-Money Laundering Compliance.

(i) To the Knowledge of the Company, for the past five (5) years, none of the Company, any of its Subsidiaries or their respective directors or officers while acting on behalf of the Company or any of its Subsidiaries or any employee or agent acting on behalf of the Company or any of its Subsidiaries has corruptly offered or given anything of value to: (A) any official or employee of a Governmental Authority, any political party or official thereof or any candidate for political office or (B) any other Person, in any such case while knowing or being aware of a high probability that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any official or employee of a Governmental Authority or candidate for political office, in each case in violation of applicable Anti-Bribery Laws in any material respect.

(ii) To the Knowledge of the Company, as of the date hereof, there are no current or pending internal investigations, third-party investigations (including by any Governmental Authority) or internal or external audits that address any material allegations or information concerning possible violations of applicable Anti-Bribery Laws or Anti-Money Laundering Laws related to the Company or any of its Subsidiaries in any material respect. To the Knowledge of the Company, for the past five years, the Company, its Subsidiaries and their respective directors, officers, and agents while acting on behalf of the Company or any of its Subsidiaries have been in compliance with all applicable Anti-Money Laundering Laws in all material respects.

(d) Sanctions and International Trade Compliance.

(i) To the Knowledge of the Company, the Company, its Subsidiaries and their respective directors, officers, and agents while acting on behalf of the Company (A) are, and have been for the past five years, in compliance in all material respects with all applicable International Trade Laws and Sanctions Laws, and (B) have obtained all required licenses, consents, notices, waivers, approvals, orders, registrations, declarations, or other authorizations from, and have made any material filings with, any applicable Governmental Authority for the import, export, re-export, deemed export, deemed re-export, or transfer required under applicable International Trade Laws and Sanctions Laws (the “Export

Approvals”). There are no pending or, to the Knowledge of the Company, threatened, claims, complaints, charges, investigations, voluntary disclosures or Legal Proceedings against the Company or any of the Company’s Subsidiaries concerning possible violations of applicable International Trade Laws or Sanctions Laws, or possible noncompliance with required Export Approvals.

(ii) None of the Company or any of its Subsidiaries or any of their respective directors or officers or, to the Knowledge of the Company, any of the Company’s or any of its Subsidiaries’ respective employees, agents, representatives or other Persons acting on behalf of the Company or any of its Subsidiaries (A) is, or has been during the past five years, a Sanctioned Person, or (B) has transacted business, related to the Company or any of its Subsidiaries, directly or knowingly indirectly with any Sanctioned Person or in any Sanctioned Country in violation of applicable Sanctions Laws.

3.24 Legal Proceedings; Orders.

(a) No Legal Proceedings. As of the date of this Agreement, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, any of their respective properties or any of their respective officers or directors.

(b) No Orders. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries is subject to any order of any kind or nature.

3.25 Insurance. As of the date of this Agreement, the Company and its Subsidiaries have all material policies of insurance covering the Company and its Subsidiaries and any of their respective employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is customarily carried by Persons conducting business similar to that of the Company and its Subsidiaries. As of the date of this Agreement, all such insurance policies are in full force and effect, no notice of cancellation has been received and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured thereunder, except for such defaults that have not had, and would not reasonably be expected to have a Company Material Adverse Effect.

3.26 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (a) the Registration Statement (or any amendment or supplement thereto) will, at the time the Registration Statement (or any amendment or supplement thereto) is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading, and (b) the Proxy Statement/Prospectus (in each case, including any amendments or supplements thereto) will, at the date it is first published, mailed or given to the Company Stockholders, on the date of any amendment or supplement thereto or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding anything to the contrary in this Agreement, no representation or warranty is made by the Company with respect to any statements or disclosures about Parent or Merger Sub in the Proxy Statement/Prospectus or the Registration Statement that are based on statements or information supplied, drafted or reviewed by Parent or Merger Sub (or their respective Representatives) (including by incorporation by reference) expressly for inclusion or incorporation by reference in the Proxy Statement/Prospectus or the Registration Statement.

3.27 Related Person Transactions. Except for compensation or other employment arrangements in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly-owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

3.28 No Other Representations or Warranties.

(a) No Other Representations and Warranties of the Company. Except for the representations and warranties expressly made by the Company in this Article III or in any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to the Company, any of its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or the transactions contemplated hereby, notwithstanding any other statements made or the delivery or disclosure to the Parent and Merger Sub or any of their respective Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing.

(b) No Other Representations and Warranties of Parent and Merger Sub. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV:

(i) Neither Parent nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii) no Person has been authorized by Parent, any of its Subsidiaries or any of its or their respective Representatives to make any representation or warranty relating to Parent, its Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by the Company or any of its Representatives as having been authorized by Parent, any of its Subsidiaries or any of its or their respective Representatives (or any other Person); and

(iii) the representations and warranties made by Parent and Merger Sub in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and Parent and Merger Sub hereby disclaim any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Company or any of their respective Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(c) No Reliance. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, (x) it has had reasonable access to, and has been afforded the opportunity to request and review, the books and records of Parent and its Subsidiaries (including in the possession of the Parent’s Representatives) and (y) except for the representations and warranties expressly set forth in Article IV, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:

(i) any representation or warranty, express or implied;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Company or any of its Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of Parent in connection with the Merger, in connection with presentations by the Parent’s management or in any other forum or setting; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

With respect to any Section of this Article IV, except (a) as disclosed in the reports, statements and other documents filed by Parent with the SEC or furnished by Parent to the SEC on or after September 17, 2021 and at least one (1) Business Day prior to the date of this Agreement (excluding any predictive or cautionary disclosures (other than statements of historical fact) contained or referenced therein, under the captions “Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk” or in any “forward-looking statements” disclaimer) (the “Parent Recent SEC Reports”) (it being agreed and understood that any matter disclosed in the Parent Recent SEC Reports shall not be deemed disclosed for purposes of Section 4.1, Section 4.2, Section 4.11, Section 4.15 and the first sentence of Section 4.19), and (b) subject to the terms of Section 9.13, as set forth in the disclosure letter delivered by Parent to the Company on the date of this Agreement (the “Parent Disclosure Letter”), Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1 Organization; Good Standing; Anti-Takeover Laws.

(a) Parent. Each of Parent and its Subsidiaries (i) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to have such power or authority would not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing would not reasonably be expected to have a Parent Material Adverse Effect.

(b) Merger Sub. Merger Sub (i) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(c) Organizational Documents. Parent has made available to the Company true, correct and complete copies of the Organizational Documents of Parent and Merger Sub, each as amended to date. None of Parent, Merger Sub or Parent’s “significant subsidiaries” (as such term is defined in Regulation S-X promulgated by the SEC) is in violation of its Organizational Documents, except for such violations that have not had, and would not reasonably be expected to have a Parent Material Adverse Effect.

(d) Anti-Takeover Laws. There are no Takeover Laws with respect to Parent or Merger Sub applicable to the Merger.

4.2 Power; Enforceability. Each of Parent and Merger Sub has the requisite power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) consummate the Merger. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder and the consummation of the Merger have been duly authorized and approved by all necessary action on the part of each of Parent and Merger Sub and no additional actions on the part of Parent or Merger Sub are necessary to authorize (i) the execution and delivery of this Agreement by each of Parent and Merger Sub; (ii) the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder; or (iii) the consummation of the Merger. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity.

4.3 Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the Organizational Documents of Parent or Merger Sub; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to the terms, conditions or provisions of any material Contract to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries, or any of their respective properties or assets may be bound; (c) assuming compliance with the matters referred to in Section 4.5, violate or conflict with any Law or order applicable to Parent, Merger Sub or any other Subsidiary of Parent, or by which any of their respective properties or assets are bound; or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that would not reasonably be expected to have a Parent Material Adverse Effect.

4.4 Foreign Persons. Neither Parent nor Merger Sub is a “foreign person” as defined in 31 C.F.R. § 800.224 of the regulations of the Committee on Foreign Investment in the United States.

4.5 Requisite Governmental Approvals. No Governmental Authorization is required on the part of Parent or Merger Sub or any of their Subsidiaries (a) in connection with the execution and delivery of this Agreement by each of Parent and Merger Sub; (b) the performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Merger, except for (i) the filing of the Certificate of Merger and related documentation with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business; (ii) such filings and approvals as may be required by any applicable federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws; (iv) compliance with Section 203 of the DGCL and any other similar applicable Takeover Law; and (v) such other Governmental Authorizations the failure of which to obtain would not reasonably be expected to have a Parent Material Adverse Effect.

4.6 Compliance with Laws.

(a) Compliance with Laws. Parent and each of its Subsidiaries is in, and has since December 31, 2019 been in, compliance with all Laws that are applicable to Parent and its Subsidiaries or to the conduct of the business or operations of Parent and its Subsidiaries, in each case, except for any such non-compliance that would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole.

(b) Governmental Authorizations. Except as would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole, (i) Parent and its Subsidiaries have all Governmental Authorizations necessary for the ownership and operation of its business as presently conducted, including all such Governmental Authorizations required by Governmental Authorities engaged in the regulation of drugs, pharmaceuticals or biohazardous materials, and each such Governmental Authorization is in full force and effect; (ii) Parent and its Subsidiaries are, and since December 31, 2019 have been, in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of its businesses; and (iii) since December 31, 2019 to the date of this Agreement, neither Parent nor any of its Subsidiaries has received written notice from any Governmental Authority alleging any conflict with or breach of any such Governmental Authorization, the substance of which has not been resolved.

(c) Anti-Corruption and Anti-Money Laundering Compliance.

(i) To the Knowledge of Parent, for the past five (5) years, none of Parent, any of its Subsidiaries or their respective directors or officers while acting on behalf of Parent or any of its Subsidiaries or any employee or agent acting on behalf of Parent or any of its Subsidiaries has corruptly offered or given anything of value to: (A) any official or employee of a Governmental Authority, any political party or official thereof or any candidate for political office or (B) any other Person, in any such case while knowing or being aware of a high probability that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any official or employee of a Governmental Authority or candidate for political office, in each case in violation of applicable Anti-Bribery Laws in any material respect.

(ii) To the Knowledge of Parent, as of the date hereof, there are no current or pending internal investigations, third-party investigations (including by any Governmental Authority) or internal or external audits that address any material allegations or information concerning possible violations of applicable Anti-Bribery Laws or Anti-Money Laundering Laws related to Parent or any of its Subsidiaries in any material respect. To the Knowledge of Parent, for the past five years, Parent, its Subsidiaries and their respective directors, officers, and agents while acting on behalf of Parent or any of its Subsidiaries have been in compliance with all applicable Anti-Money Laundering Laws in all material respects.

(d) Sanctions and International Trade Compliance.

(i) To the Knowledge of Parent, Parent and its Subsidiaries (A) are, and have been for the past five years, in compliance in all material respects with all applicable International Trade Laws and Sanctions Laws, and (B) have obtained all Export Approvals. There are no pending or, to the Knowledge of Parent, threatened, claims, complaints, charges, investigations, voluntary disclosures or Legal Proceedings against Parent or any of Parent’s Subsidiaries concerning possible violations of applicable International Trade Laws or Sanctions Laws, or possible noncompliance with required Export Approvals.

(ii) None of Parent or any of its Subsidiaries or any of their respective directors or officers or, to the Knowledge of Parent, any of Parent’s or any of its Subsidiaries’ respective employees, agents, representatives or other Persons acting on behalf of Parent or any of its Subsidiaries (A) is, or has been during the past five years, a Sanctioned Person, or (B) has transacted business, related to Parent or any of its Subsidiaries, directly or knowingly indirectly with any Sanctioned Person or in any Sanctioned Country in violation of applicable Sanctions Laws.

4.7 Legal Proceedings; Orders.

(a) No Legal Proceedings. As of the date of this Agreement, except as would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole, there are no Legal Proceedings pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries, any of their respective properties or assets, or any of their respective officers or directors.

(b) No Orders. Except as would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole, neither Parent nor any of its Subsidiaries is subject to any order of any kind or nature.

4.8 Ownership of Company Common Stock. None of Parent, Merger Sub or, to the Knowledge of Parent, any directors, officers, or controlled Affiliates of Parent or Merger Sub (a) has owned any shares of Company Common Stock or (b) has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company, in each case during the three (3) years prior to the date of this Agreement.

4.9 Brokers. There is no financial advisor, investment banker, broker, finder, agent or other similar Person that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Merger for which the Company or any of its Subsidiaries could be liable.

4.10 Ownership of Merger Sub. Parent or one of its wholly-owned Subsidiaries owns beneficially and of record all of the outstanding capital stock, and other equity and voting interest in, Merger Sub free and clear of all liens, except for such liens and transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities Laws.

4.11 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement, the Merger or the other transactions contemplated hereby. The vote or consent of Parent, as the sole stockholder of Merger Sub, is the only vote or consent of the capital stock of, or other equity interest in, Merger Sub necessary under applicable Law or its Organizational Documents to approve or authorize this Agreement, the Merger and the other transactions contemplated hereby.

4.12 Availability of Funds. Parent currently has, and as of any date the Closing could occur Parent will have available funds (including cash, cash equivalents, available lines of credit or other sources of immediately available funds) sufficient to (a) make all payments contemplated by this Agreement in connection with the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger); and (b) pay all fees and expenses required to be paid at the Closing by the Company, Parent or Merger Sub in connection with the Merger and the other transactions contemplated hereby.

4.13 Stockholder and Management Arrangements. As of the date hereof, other than the Voting Agreements, neither Parent or Merger Sub nor any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, employee or other Affiliate of the Company or any of its Subsidiaries

(a) relating to (i) this Agreement or the Merger; (ii) the Company or (iii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which (i) any such holder of shares of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Merger Consideration in respect of such holder’s shares of Company Common Stock; (ii) such holder of shares of Company Common Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) any Person (including any stockholder, director, officer, employee or other Affiliate of the Company) has agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

4.14 No Other Negotiations. As of the date of this Agreement, none of Parent, Merger Sub or any of their respective Affiliates are involved in substantive negotiations with respect to or have entered into any agreements with respect to the acquisition of any business that would reasonably be expected to materially impair or delay the ability of Parent to consummate the transactions contemplated hereby.

4.15 Parent Capitalization.

(a) Capital Stock. The authorized capital stock of Parent consists of (i) 10,500,000,000 shares of Parent Class A Common Stock, (ii) 4,500,000,000 shares of Parent Class B Common Stock, (iii) 800,000,000 shares of Parent Class C Common Stock and (iv) 200,000,000 shares of Parent Preferred Stock. As of 5:00 p.m., New York City time, on July 15, 2022 (such time and date, the “Parent Capitalization Date”), (A) 1,097,858,130 shares of Parent Class A Common Stock were issued and outstanding; (B) 396,498,686 shares of Parent Class B Common Stock were issued and outstanding; (C) 288,000,000 shares of Parent Class C Common Stock were issued and outstanding (in each case of (A), (B) and (C), which includes shares underlying Parent restricted stock); (D) no shares of Parent Preferred Stock were issued and outstanding; and (E) no shares of Parent Class A Common Stock were held by Parent as treasury shares. All outstanding shares of Parent Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights. From the close of business on the Parent Capitalization Date to the date of this Agreement, Parent has not issued or granted any Parent Common Stock other than pursuant to the exercise of Parent Options and/or the settlement of Parent RSUs, in each case, granted prior to the date of this Agreement.

(b) Stock Reservation. As of the Parent Capitalization Date, Parent has reserved for future issuance shares of Parent Class A Common Stock and Parent Class B Common Stock as follows: (i) 21,878,554 shares for issuance pursuant to issued and outstanding Parent Options; (ii) 214,219,535 shares for issuance pursuant to outstanding Parent RSUs; (iii) 207,250,245 shares available for grant under the Parent Stock Plan; (iv) 36,909,908 shares available for grant under the Parent 2021 Employee Stock Purchase Plan; and (v) 51,824,895 shares for issuance pursuant to outstanding warrants to purchase shares of Parent Class A Common Stock.

(c) Parent Securities. Except as set forth in this Section 4.15, as of the Parent Capitalization Date, there were (i) no issued and outstanding shares of capital stock of, or other equity or voting interest in, Parent; (ii) no outstanding securities of Parent convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, Parent; (iii) no outstanding options, warrants or other rights or binding arrangements to acquire from Parent, or that obligate Parent to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, Parent; (iv) no obligations of Parent to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, Parent; (v) no outstanding restricted shares, restricted share units, stock appreciation rights, profits interests, profit participation, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, Parent (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with Parent Common Stock and Parent Preferred Stock, the “Parent Securities”); (vi) voting trusts, proxies or similar arrangements or understandings to which Parent is a party or by which Parent is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, Parent; (vii) obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, Parent to which Parent is a party or by which it is bound; and (viii) no other obligations by Parent to make any payments based on the price or value of any Parent Securities. Parent is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Parent Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Parent Class A Common Stock. Parent does not have a stockholder rights plan in effect.

(d) Other Rights. As of the date of this Agreement, Parent is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Parent Securities. As of the date of this Agreement, there are not any bonds, debentures, notes or other indebtedness of Parent outstanding having the right to vote (or convertible into, exchangeable for, securities having the right to vote) on any matters on which holders of Parent Class A Common Stock may vote.

4.16 Parent SEC Reports. Since September 17, 2021 and through the date of this Agreement, Parent has timely filed with, or furnished to, the SEC all forms, reports and documents that have been required to be filed or furnished by it pursuant to applicable Laws (the “Parent SEC Reports”) and, to the Knowledge of Parent and except where such failure would not reasonably be expected to be material to Parent and its Subsidiaries taken as a whole, from February 23, 2021 through September 16, 2021, Parent timely filed with, or furnished to, the SEC all forms, reports and documents that have been required to be filed or furnished by it pursuant to applicable Laws (the “Prior Parent SEC Reports”). Each Parent SEC Report and, to the Knowledge of Parent and except where such failure would not reasonably be expected to be material to Parent and its Subsidiaries taken as a whole, each Prior Parent SEC Report, complied, as of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Parent SEC Report or Prior Parent SEC Report, as applicable, was filed. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Parent SEC Report and, to the Knowledge of Parent and except as would not reasonably be expected to be material to Parent and its Subsidiaries taken as a whole, each Prior Parent SEC Report, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Since September 17, 2021 and, to the Knowledge of Parent and except as would not reasonably be expected to be material to Parent and its Subsidiaries taken as a whole, from February 23, 2021 through September 16, 2021, Parent has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NYSE. As of the date of this Agreement, to the Knowledge of Parent, there are no outstanding or unresolved comments received from the SEC staff with respect to the Parent SEC Reports or, except as would not reasonably be expected to be material to Parent and its Subsidiaries taken as a whole, the Prior Parent SEC Reports. To the Knowledge of Parent, as of the date of this Agreement, none of the Parent SEC Reports or, except as would not reasonably be expected to be material to Parent and its Subsidiaries taken as a whole, Prior Parent SEC Reports, is the subject of ongoing SEC review or investigation. None of Parent’s Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act.

4.17 Parent Financial Statements; Internal Controls.

(a) Parent Financial Statements. The consolidated financial statements (including any related notes and schedules) of Parent filed with the Parent SEC Reports (the “Parent Financial Statements”) (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); (ii) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; and (iii) fairly present, in all material respects, the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments and to any other adjustment described therein). There are no “off balance sheet arrangements” of Parent that have not been disclosed in the Parent SEC Reports where the result, purpose or effect of such off balance sheet arrangements is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any of its Subsidiaries in the Parent SEC Reports. Since September 17, 2021 and, to the Knowledge of Parent and except as would not reasonably be expected to be material to Parent and its Subsidiaries taken as a whole, from February 23, 2021 through September 16, 2021, there has been no material change in Parent’s accounting methods or principles that would be required to be disclosed in Parent’s financial statements in accordance with GAAP, except as described in the notes thereto.

(b) Disclosure Controls and Procedures. Parent has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). Parent’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by Parent in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Section 302 and 906 of the Sarbanes-Oxley Act. Since September 17, 2021, and, to the Knowledge of Parent and except as would not reasonably be expected to be material to Parent and its Subsidiaries taken as a whole, from February 23, 2021 through September 16, 2021, (A) Parent has been and, as of the date hereof, is an “emerging growth company” as defined in Section 2(a) of the Securities Act and (B) the principal executive officer and principal financial officer of Parent have made all certifications required by the Sarbanes-Oxley Act. Neither Parent nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(c) Internal Controls. Since January 1, 2022, neither Parent nor, to the Knowledge of Parent, Parent’s independent registered public accounting firm has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal control over financial reporting used by Parent and its Subsidiaries that has not been subsequently remediated; or (ii) any fraud that involves Parent’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by Parent and its Subsidiaries.

4.18 No Undisclosed Liabilities. Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, contingent, absolute, determined, determinable or otherwise), other than liabilities or obligations (a) reflected or otherwise reserved against in the Audited Parent Balance Sheet or in the consolidated financial statements of Parent and its Subsidiaries (including the notes thereto) included in the Parent SEC Reports; (b) arising pursuant to this Agreement or incurred in connection with the Merger; (c) incurred in the ordinary course of business since the date of the Audited Parent Balance Sheet (other than liabilities resulting from breach of contract, tort, or violation of Law); or (d) that would not reasonably be expected to have a Parent Material Adverse Effect.

4.19 Absence of Certain Changes. Since the date of the Audited Parent Balance Sheet through the date of this Agreement, the business of Parent and its Subsidiaries has been conducted in the ordinary course of business in all material respects. Since the date of the Audited Parent Balance Sheet through the date of this Agreement, there has not occurred a Parent Material Adverse Effect. Since the date of the Audited Parent Balance Sheet, through the date of this Agreement, neither Parent nor any of its Subsidiaries has taken any action that, if it had been taken or occurred after the execution of this Agreement, would have required the consent of the Company pursuant to Sections 5.3(a), 5.3(b), 5.3(c) or 5.3(d) (as it relates to the foregoing clauses of Section 5.3).

4.20 Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in (a) the Registration Statement (or any amendment or supplement thereto) will, at the time the Registration Statement (or any amendment or supplement thereto) is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading, and (b) the Proxy Statement/Prospectus (in each case, including any amendments or supplements thereto) will, at the date it is first published, mailed or given to the Company Stockholders, on the date of any amendment or supplement thereto or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding anything to the contrary in this Agreement, no representation or warranty is made by Parent or Merger Sub with respect to any statements or disclosures about the Company in the Proxy Statement/Prospectus or the Registration Statement that are based on statements or information supplied, drafted or reviewed by the Company (or its Representatives) (including by incorporation by reference) expressly for inclusion or incorporation by reference in the Proxy Statement/Prospectus or the Registration Statement.

4.21 Tax Matters.

(a) Parent and each of its Subsidiaries have (i) timely filed all income and other material Tax Returns required to be filed by any of them; and (ii) paid, or have adequately reserved or accrued (in accordance with GAAP) for the payment of, all income and other material Taxes that are required to be paid;

(b) the most recent Parent Financial Statements reflect an adequate reserve (in accordance with GAAP) for all Taxes accrued but not then payable by Parent and its Subsidiaries through the date of such financial statements;

(c) neither Parent nor any of its Subsidiaries has executed or is the beneficiary of any waiver, except in connection with any ongoing Tax examination, of any statute of limitations on, or extended the period for the assessment or collection of, any Tax, in each case that has not since expired (other than pursuant to automatic extensions of time to file);

(d) no material audits or other examinations with respect to Taxes of Parent or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing;

(e) neither Parent nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2);

(f) neither Parent nor any of its Subsidiaries (i) is a party to or bound by, or currently has any material liability pursuant to, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation (x) entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes or (y) solely among Parent and its Subsidiaries; or (ii) has any material liability for the Taxes of any Person other than Parent and its Subsidiaries pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-United States Law) as a transferee or successor, or otherwise by operation of Law; and

(g) neither Parent nor any of its Subsidiaries has within the last two (2) years distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

4.22 Exclusivity of Representations and Warranties.

(a) No Other Representations or Warranties of Parent. Except for the representations and warranties expressly made by Parent and Merger Sub in this Article IV or in any certificate delivered pursuant to this Agreement, none of Parent, Merger Sub nor any other Person makes any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to Parent, any of its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or the transactions contemplated hereby, notwithstanding any other statements made or the delivery or disclosure to the Company or any of its Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing.

(b) No Other Representations and Warranties of the Company. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III:

(i) neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii) no Person has been authorized by the Company, any of its Subsidiaries or any of its or their respective Representatives to make any representation or warranty relating to the Company, its Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any of their respective Representatives as having been authorized by the Company, any of its Subsidiaries or any of its or their respective Representatives (or any other Person); and

(iii) the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(c) No Reliance. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, (x) it has had reasonable access to, and has been afforded the opportunity to request and review, the books and records of the Company and its Subsidiaries (including in the possession of the Company’s Representatives) and (y) except for the representations and warranties expressly set forth in Article III, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:

(i) any representation or warranty, express or implied;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Sub or any of their respective Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the Merger, in connection with presentations by the Company’s management or in any other forum or setting; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE V

INTERIM OPERATIONS

5.1 Company Affirmative Obligations. Except (a) as expressly permitted or expressly contemplated by this Agreement (including the Real Estate Plan); (b) as set forth in Section 5.1 or Section 5.2 of the Company Disclosure Letter; (c) as required by applicable Law; (d) for any Permitted Action, subject to reasonable prior consultation with Parent; or (e) as approved in writing by Parent (which approval shall not be unreasonably withheld, conditioned or delayed), provided that consent of Parent shall be deemed to have been given if Parent does not object within five (5) Business Days after a written request for such consent is provided by the Company to Parent, during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to (i) maintain its existence in good standing pursuant to applicable Law; (ii) conduct its business and operations in the ordinary course of business; and (iii) to the extent consistent with clause (ii), use its commercially reasonable efforts to preserve intact, in all material respects, its business organization and existing relationships with its material suppliers, customers, employees, creditors, lessors, Governmental Authorities and other Persons with whom the Company and its Subsidiaries have business relations.

5.2 Company Forbearance Covenants. Except (w) as expressly permitted by this Agreement (including the Real Estate Plan); (x) as set forth in Section 5.2 of the Company Disclosure Letter; (y) as required by applicable Law; or (z) as approved in writing by Parent (which approval will not be unreasonably withheld, conditioned or delayed), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not, and shall cause each of its Subsidiaries as applicable not to:

(a) amend any Organizational Documents of the Company or its Subsidiaries;

(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(c) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities, except in connection with (i) agreements in effect on the date of this Agreement disclosed on Section 5.2(c)(i) of the Company Disclosure Letter; (ii) the grant of Company RSUs to newly hired employees who are hired in accordance with Section 5.2(h) below in the ordinary course of business with respect to up to 300,000 shares of Company Common Stock in the aggregate which grants will have the terms and conditions set forth on Section 5.2(c)(ii) of the Company Disclosure Letter; (iii) the issuance of any shares of Company Common Stock upon the exercise of Company Options or the settlement of Company RSUs that are, in each case outstanding as of the date of this Agreement in accordance with the present terms of such Company Equity Awards or granted following the date of this Agreement as permitted by clause (ii) in accordance with the terms of such Company Equity Awards; or (iv) the issuance of shares of Company Common Stock upon the exercise of purchase rights under the Company ESPP in accordance with Section 2.8(c);

(d) directly or indirectly acquire, repurchase or redeem any Company Securities, except for (i) repurchases or acquisitions of Company Securities pursuant to the terms and conditions of Company Equity Awards, or (ii) transactions between the Company and any of its direct or indirect wholly-owned Subsidiaries;

(e) (i) adjust, split, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other Company Securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interest; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly-owned Subsidiary of the Company to the Company or one of its other wholly-owned Subsidiaries; or (iii) pledge or encumber any shares of its capital stock or other equity or voting interest;

(f) (i) incur, assume or suffer any Indebtedness (other than such items referred to in clauses (iv) and (vi) of such term) or issue any debt securities, except (1) for trade payables incurred in the ordinary course of business, (2) for loans or advances to wholly-owned Subsidiaries of the Company, and (3) up to $1,000,000 of additional Indebtedness; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of direct or indirect wholly-owned Subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other Person, except for extensions of credit to, or receivables payable from, customers, in each case, in the ordinary course of business; or (iv) mortgage or pledge any assets, tangible or intangible, or create or suffer to exist any Lien thereupon (other than Permitted Liens);

(g) (i) enter into, adopt, amend or modify any Employee Plan or accelerate compensation or benefits provided under any Employee Plan (other than administrative amendments to, or annual renewals of, Employee Plans that are broad-based health or welfare plans in the ordinary course of business but only if such amendments or annual renewals result in not more than a de minimis increase in cost for the Company); or (ii) increase any benefits under any Employee Plan or increase the compensation payable or paid, whether conditionally or otherwise, of any current or former employee, officer, director or individual independent contractor, pay any special bonus or special remuneration to any current or former director, officer, employee or individual independent contractor, adopt or enter into any severance or termination pay agreements, plans, policies or arrangements or pay any benefit not permitted in accordance with the terms of any Employee Plan as in effect as of the date of this Agreement, except in the case of each of (i) and (ii), (A) as may be required by applicable Law or required pursuant to the terms of an existing Employee Plan so long as such Employee Plan has been disclosed as of the date of this Agreement to Parent in Section 5.2(g) of the Company Disclosure Letter; or (B) for increases in compensation adopted in the ordinary course of business consistent with past practice in respect of any non-officer employee whose annual base compensation does not exceed $200,000 after giving effect to such increase;

(h) hire, engage or terminate (other than a termination for cause) the employment or engagement of any employee or individual independent contractor who earns or will earn (or prior to such termination, did earn) annual base compensation in excess of $200,000;

(i) waive, release, assign (other than to or from a Subsidiary of the Company), compromise or settle any pending or threatened Legal Proceeding, except for the settlement of any Legal Proceedings (other than Transaction Litigation, which shall be governed by Section 6.12, and subject to Section 6.16 with respect to the Specified Legal Proceedings) that (i) is for solely monetary payments of no more than $250,000 individually and $2,000,000 in the aggregate (in excess of amounts funded by an indemnity obligation to, or an insurance policy of, the Company or any of its Subsidiaries, and excluding ordinary course administrative expenses that may be incurred in connection therewith) or (ii) is for the settlement of claims of the Company or any of its Subsidiaries that results in no monetary obligation of the Company or any of its Subsidiaries or that results in the receipt by the Company or any of its Subsidiaries of a payment, provided that, in each case of the foregoing clauses (i) and (ii), such settlement does not involve any non-de minimis injunctive or equitable relief or impose non-de minimis restrictions on the business activities of the Company and its Subsidiaries or Parent and its Subsidiaries or any admission of wrongdoing or criminal act;

(j) except as required by applicable Law or GAAP, (i) revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable, other than in the ordinary course of business; or (ii) make any material change in any of its accounting principles or practices;

(k) (i) make or change any material Tax election (other than elections the Company is required to make annually that are consistent with past practice); (ii) settle or compromise any material Tax claim or assessment; (iii) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment (other than the extension of any such period arising as a result of a customary extension of time to file a Tax Return); (iv) surrender any right to claim a material Tax refund; (v) file any amended Tax Return; or (vi) enter into any material closing agreement or contractual obligation in respect of Taxes with any Governmental Authority.

(l) incur or commit to incur any capital expenditures other than (i) as set forth in the Real Estate Plan, (ii) in accordance with the capital expenditure budget set forth in Section 5.2(l) of the Company Disclosure Letter and (iii) with respect to any capital expenditures not addressed by the foregoing clauses (i) and (ii), capital expenditures that do not exceed $1,000,000 in the aggregate;

(m) enter into, modify in any material respect, amend in any material respect or terminate (excluding terminations upon expiration of the term thereof in accordance with the terms thereof) any Material Contract (which for purposes of this Section 5.2(m) will be deemed to include any project plan, research plan or similar document under any Material Contract), including by amendment of any Contract that is not a Material Contract such that such Contract becomes a Material Contract;

(n) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;

(o) other than with respect to the matters set forth in Section 5.2(g), engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

(p) (i) take any action that would constitute a “plant closing” or “mass layoff” (as defined in WARN) affecting in whole or in part any site of employment, facility, operating unit or employee or that would otherwise trigger notice requirements or liability under any foreign, state or local plant closing notice Law, (ii) implement any layoffs affecting, place on unpaid leave or furlough, or materially reduce the hours or weekly pay of, twenty-five (25) or more employees; or (iii) enter into or modify any Collective Bargaining Agreement, or recognize any Union as the bargaining representative for any employees;

(q) enter into any material new line of business or make any material change in any line of business in which it engages as of the date of this Agreement;

(r) (i) merge or consolidate with any Person; (ii) make any acquisition or disposition of any material assets, securities, property or business (including by merger, consolidation or acquisition of stock or assets) in a single transaction or series of transactions, except for (A) any transactions permitted under Section 5.2(l), (B) any disposition of obsolete or worn out equipment, or (C) non-exclusive licenses under Intellectual Property, in the ordinary course of business or (D) abandonment or allowing to lapse of Intellectual Property that is not material to the business of the Company and its Subsidiaries; or (iii) enter into any joint venture, partnership, participation or other similar arrangement, except, with respect to this subclause (iii), in the ordinary course of business (it being understood and agreed that any Contract proposed to be entered into pursuant to the exception in this Section 5.2(r)(iii) that would be a Material Contract will be subject to Section 5.2(m)); or

(s) enter into a Contract to take, or otherwise agree, resolve or commit to take, any of the actions prohibited by this Section 5.2.

5.3 Parent and Merger Sub Obligations. Except (w) as expressly permitted by this Agreement; (x) as set forth on Section 5.3 of the Parent Disclosure Letter; (y) as required by applicable Law; or (z) as approved in writing by the Company (which approval will not be unreasonably withheld, conditioned or delayed), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, Parent and Merger Sub shall not, and shall cause its respective Subsidiaries as applicable not to:

(a) amend any Organizational Documents in a manner (i) that would be (or would reasonably be expected to be) adverse to the Company Stockholders’ interests as holders of Parent Class A Common Stock following the consummation of the Merger (including relative to the rights and interests of holders of Parent Class A Common Stock, Parent Class B Common Stock and Parent Class C Common Stock prior to the consummation of the Merger), and (ii) where such amendment would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger and the other transactions contemplated by this Agreement;

(b) (i) adjust, split, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock in any manner that would have (or would reasonably be expected to have) a material and adverse impact on the value of the Parent Class A Common Stock, except for issuances made in the ordinary course of business with respect to the issuance of equity awards by Parent, or (ii) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for dividends or other distributions made by any direct or indirect wholly-owned Subsidiary of Parent to Parent or one of its other wholly-owned Subsidiaries;

(c) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization with respect to Parent or Merger Sub (other than (i) the transactions contemplated hereby, including the Merger, (ii) transactions among Parent and one or more direct or indirect wholly owned Subsidiaries of Parent or among direct or indirect wholly owned Subsidiaries of Parent and (iii) transactions that would not reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger and the other transactions contemplated by this Agreement, in each case, so long as none of the foregoing actions would reasonably be expected to have any of the adverse effects that are otherwise prohibited by Sections 5.3(a) and 5.3(b)); or

(d) enter into a Contract to take, or otherwise agree, resolve or commit to take, any of the actions prohibited by this Section 5.3.

5.4 No Solicitation; Company Board Recommendation Change.

(a) No Solicitation or Negotiation. The Company will, will cause its Subsidiaries and will use reasonable best efforts to cause its Representatives to, (x) on the date of this Agreement, immediately cease and cause to be terminated any discussions or negotiations with any Person and its Representatives with respect to any Acquisition Transaction, (y) as promptly as practicable on or following the date of this Agreement (and in any event within three (3) Business Days following the date of this Agreement) request the return or destruction of all confidential information previously provided to such parties and (z) promptly prohibit access by any Person (other than Parent, its Subsidiaries and its and their Representatives) to any physical or electronic data room. Except as expressly permitted by Section 5.4(b), from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company and its Subsidiaries will not, and will use reasonable best efforts to cause their respective Representatives not to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or any inquiries or the making of any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal in each case other than (A) informing such Persons of the provisions contained in this Section 5.4 or (B) contacting such Person or its Representatives to clarify the terms and conditions of any Acquisition Proposal (or inquiries, communications, proposals or offers or any other effort or attempt that could reasonably be expected to lead to an Acquisition Proposal); (iv) approve, endorse or recommend an Acquisition Proposal;

(v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”); or (vi) resolve, propose or agree to do any of the foregoing. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will enforce, and will not waive, modify, amend or terminate, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) and shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreements; provided, that the Company shall be permitted to waive, modify, amend or terminate any provision of any standstill agreement (or similar agreement) in order to permit a Person to make an Acquisition Proposal, if and only if the Company Board shall have determined in good faith (after consultation with outside legal counsel) that the failure to so waive, modify, amend or terminate would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law.

(b) Superior Proposals. Notwithstanding anything to the contrary set forth in this Section 5.4, but subject to Section 5.4(e), from the date of this Agreement until the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement to any Person or its Representatives that has made, renewed or delivered to the Company a bona fide written Acquisition Proposal after the date of this Agreement, and otherwise facilitate such Acquisition Proposal or assist such Person (and its Representatives) with such Acquisition Proposal if requested by such Person, in each case with respect to an Acquisition Proposal that was not the result of a material breach of Section 5.4(a); provided, that, the Company Board may take the foregoing actions only if the Company Board (or a committee thereof) has determined in good faith (after consultation with its outside legal counsel and financial advisors) (i) such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal and (ii) the failure to take such actions would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law; provided, further, that subject to applicable Law, the Company shall provide to Parent and Merger Sub any non-public information or data that is provided to any Person given such access that was not previously made available to Parent or Merger Sub prior to or substantially concurrently to (and within twenty-four (24) hours of) the time it is provided to such Person.

(c) No Company Board Recommendation Change or Alternative Acquisition Agreement. Except as permitted by Section 5.4(d), neither the Company Board nor any committee thereof shall:

(i) (A) withhold or withdraw (or amend, qualify or modify in a manner adverse to Parent in any material respect), or publicly propose to withhold or withdraw (or amend, qualify or modify in a manner adverse to Parent in any material respect), the Company Board Recommendation; (B) fail to include the Company Board Recommendation in the Proxy Statement/Prospectus; (C) publicly adopt, approve or recommend an Acquisition Proposal; (D) make any recommendation in support of, or fail to recommend against, a tender or exchange offer that constitutes an Acquisition Proposal (it being understood that the Company Board (or a committee thereof) may refrain from taking a position with respect to an Acquisition Proposal until the close of business on the tenth (10th) Business Day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered a violation of this Section 5.4(c)(i)); or (E) fail to reaffirm the Company Board Recommendation on or prior to the later of (x) ten (10) Business Days after an Acquisition Proposal shall have been publicly announced or disclosed and (y) two (2) Business Days following the written request of Parent after an Acquisition Proposal shall have been publicly announced or disclosed (provided, however, that Parent may make such request no more than twice after, and in connection with, an Acquisition Proposal that shall have been made; provided, further, that any material change to the terms of such Acquisition Proposal shall entitle Parent to a further two (2) requests in connection with such Acquisition Proposal) (any action described in clauses (A), (B), (C), (D) or (E), a “Company Board Recommendation Change”). For the avoidance of doubt, (1) a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act, (2) the determination by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal as and to the extent permitted by Section 5.4(d)(ii) or the taking of any other action expressly permitted by Section 5.4(b) or (3) the delivery by the Company of any notice contemplated by Section 5.4(d) or any negotiations during the applicable three (3) Business Day notice period in respect thereto in compliance with this Agreement will not (in and of itself) constitute a Company Board Recommendation Change; or

(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.

(d) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval:

(i) the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to an Intervening Event if the Company Board (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided, however, that the Company Board (or a committee thereof) shall not effect such a Company Board Recommendation Change unless:

(1) the Company has provided prior written notice to Parent at least three (3) Business Days in advance to the effect that the Company Board (or a committee thereof) intends to effect a Company Board Recommendation Change, which notice shall specify the basis for such Company Board Recommendation Change, including a reasonably detailed description of the facts and circumstances relating to such Intervening Event;

(2) prior to effecting such Company Board Recommendation Change, during such three (3) Business Day period, the Company has negotiated with Parent and its Representatives in good faith (to the extent that Parent requested to do so) to allow Parent to offer such adjustments to the terms and conditions of this Agreement in such a manner that would obviate the need to effect a Company Board Recommendation Change in response to such Intervening Event; and

(3) following such three (3) Business Day period, taking into account such adjustments offered by Parent (if any), the Company Board (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to make such a Company Board Recommendation Change would continue to reasonably likely be inconsistent with its fiduciary duties under applicable Law (it being understood that in the event of any material development in the facts and circumstances relating to such Intervening Event, the Company will be required to deliver a new written notice and a new three (3) Business Day notice period as described in clauses (1) and (2) above will commence, during which period the Company will be required to comply with the requirements of clause (2) anew); or

(ii) if the Company has received a bona fide Acquisition Proposal that does not result from a breach of Section 5.4(a) or (b) that the Company Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal, then the Company Board (or a committee thereof) may (A) effect a Company Board Recommendation Change with respect to such Superior Proposal; or (B) cause the Company to terminate this Agreement pursuant to Section 8.1(h) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal substantially concurrently with the termination of this Agreement; provided, however, that the Company Board (or a committee thereof) shall not effect such a Company Board Recommendation Change unless:

(1) the Company Board (or a committee thereof) determines in good faith (after consultation with its advisors) that the failure to do so would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law;

(2) the Company has complied in all material respects with its obligations pursuant to this Section 5.4 with respect to such Superior Proposal; and

(3) the Company has provided prior written notice to Parent three (3) Business Days in advance to the effect that the Company Board (or a committee thereof) (A) has received a Superior Proposal; and (B) intends to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to Section 8.1(h) absent any revision to the terms and conditions of this Agreement, which notice will identify the Person or Group making such Superior Proposal and include the material terms thereof and copies of all material relevant agreements relating to such Superior Proposal;

(4) during such three (3) Business Day period, the Company has negotiated with Parent and its Representatives in good faith (to the extent that Parent has requested to do so) to allow Parent to offer such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal; and

(5) following such three (3) Business Day period, taking into account such adjustments offered by Parent (if any), the Company Board (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) that such Acquisition Proposal continues to constitute a Superior Proposal and that the failure to make such a Company Board Recommendation Change or to so terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal in accordance with Section 8.1(h), as applicable, would continue to be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law (it being understood that in the event of any material amendment relating to such Acquisition Proposal, the Company will be required to deliver a new written notice and a new three (3) Business Day notice period as described in clauses (3) and (4) above will commence, during which period the Company will be required to comply with the requirements of clause (4) anew).

(e) Notice. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will as promptly as reasonably practicable (and, in any event, within two (2) calendar days) notify Parent in writing if any Acquisition Proposal or offers or proposals that could reasonably be expected to lead to an Acquisition Proposal are received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives. Such notice must include (i) the identity of the Person or Group making such offers or proposals; (ii) a summary of the material terms and conditions of such offers or proposals; and (iii) copies of all written materials related thereto sent or provided to the Company or any of its Affiliates that describe any material terms or conditions of any Acquisition Proposal (as well as written summaries of any material oral communications addressing such matters). Thereafter, the Company must keep Parent reasonably informed, on a prompt basis, as requested by Parent, of the status and terms of any such offers or proposals (including any amendments thereto) and the status of any such discussions or negotiations.

(f) Certain Disclosures. Nothing contained in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 5.4; (iv) complying with the Company’s disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal; or (v) making any disclosure to the Company Stockholders unrelated to an Acquisition Proposal (including regarding the business, financial condition or results of operations of the Company and its Subsidiaries) that the Company Board (or a committee thereof) has determined to make in good faith, it being understood that any such statement or disclosure made by the Company Board (or a committee thereof) must be subject to the terms and conditions of this Agreement; provided, that the Company Board may not make a Company Board Recommendation Change except in accordance with Section 5.4(d).

5.5 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent, Merger Sub and the Company shall exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Required Action and Forbearance; Efforts.

(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company, on the other hand, will use their respective reasonable best efforts (A) to take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, as promptly as reasonably practicable, the Merger and the other transactions contemplated hereby, including by:

(i) causing the conditions to the Merger set forth in Article VII to be satisfied;

(ii) (1) obtaining all consents, waivers, approvals, orders and authorizations from Governmental Authorities, and (2) making all registrations, declarations and filings with Governmental Authorities, in each case, that are necessary or advisable to consummate the Merger;

(iii) obtaining all consents, waivers and approvals and delivering all notifications pursuant to any Contract to which the Company or any of its Subsidiaries is a party, including those set forth in Section 6.1(a)(iii) of the Company Disclosure Letter, that are necessary in connection with this Agreement and the consummation of the Merger; and

(iv) executing and delivering any Contracts and other instruments that are in each case reasonably necessary to consummate the Merger.

(b) No Failure to Take Necessary Action. In addition to the foregoing, subject to the terms and conditions of this Agreement, neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, will take any action, or fail to take any action, that is intended to or has (or would reasonably be expected to have) the effect of preventing, impairing, materially delaying or otherwise materially and adversely affecting (i) the consummation of the Merger; or (ii) the ability of such Party to fully perform its obligations pursuant to this Agreement. For the avoidance of doubt, no action by the Company taken in compliance with Section 5.4 will be considered a violation of this Section 6.1.

(c) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, neither the Company nor any of its Subsidiaries will be required to agree to (i) the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments); (ii) the provision of additional security (including a guaranty); or (iii) material conditions or obligations, including amendments to existing material conditions and obligations, in each case, in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract.

(d) Notification of Certain Matters. Each of the Company and Parent shall promptly advise the other of (i) any notice or other material communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (iii) any Legal Proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent and any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed by the Company pursuant to Section 3.24 or by Parent pursuant to Section 4.7; (iv) any Effect that would be reasonably likely to have a Company Material Adverse Effect, in the case of the Company, or a Parent Material Adverse Effect, in the case of Parent; or (v) such party becoming aware of the occurrence of any Effect that it believes would or would be reasonably likely to prevent or delay beyond the Termination Date the consummation of the transactions contemplated by this Agreement or that results or would reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied prior to the Termination Date; provided that no such notification shall affect the representations, warranties, covenants or agreements of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement; provided, further, that a failure to comply with this Section 6.1(d) shall not constitute the failure of any condition set forth in Article VII to be satisfied unless the underlying change or event would independently result in the failure of a condition set forth in Article VII to be satisfied.

(e) Antitrust Approvals. This Section 6.1 shall not apply to filings or related approvals, reviews, or waiting periods under Antitrust Laws, which shall be governed by the obligations set forth in Section 6.2.

6.2 Antitrust Filings.

(a) Filing Under the HSR Act. Each of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company (and its Subsidiaries, if applicable), on the other hand, shall, (i) within ten (10) Business Days following the date of this Agreement, file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act, which shall request early termination of the HSR Act waiting period; and (ii) as promptly as reasonably practicable following the date of this Agreement, file comparable pre-merger or post-merger notification filings, forms and submissions with any Governmental Authority that are required by other applicable Antitrust Laws in connection with the Merger. Each of Parent and the Company shall use its reasonable best efforts to (A) cooperate and coordinate (and shall cause its respective Affiliates and Subsidiaries, respectively, to cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause to be supplied) with any information that may be reasonably required in order to make such filings; (C) as promptly as reasonably practicable supply (or cause the other to be supplied) any additional information that reasonably may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made; and (D) take (and cause its respective Affiliates or Subsidiaries, respectively, to take) all action necessary, proper or advisable to (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Laws applicable to this Agreement or the Merger; and (2) obtain any required approvals or consents pursuant to any Antitrust Laws applicable to this Agreement or the Merger, in each case as promptly as practicable and in any event prior to the Termination Date. Each of Parent and Merger Sub shall

(and shall cause its respective Affiliates), on the one hand, and the Company shall (and shall cause its Subsidiaries), on the other hand, promptly inform the other of any material communication from any Governmental Authority regarding the Merger in connection with such filings. If any Party or any Affiliate thereof receives a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any similar request pursuant to any other Antitrust Laws applicable to the Merger, then such Party will make (or cause to be made), as promptly as reasonably practicable and after consultation with the other Parties, an appropriate response in substantial compliance with such request.

(b) Antitrust Approvals. In furtherance and not in limitation of the foregoing, if and to the extent advisable and necessary to obtain the expiration or termination of the waiting period pursuant to the HSR Act and any other Antitrust Laws applicable to the Merger, or to obtain any consents, clearances or approvals pursuant to applicable Antitrust Laws, each of Parent and Merger Sub shall (and shall cause their respective Affiliates to) contest, defend and appeal any Legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger. Notwithstanding the foregoing, nothing in this Section 6.2 or otherwise in this Agreement shall require Parent, Merger Sub, the Company, or any of their respective Affiliates or Subsidiaries to: offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (i) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company and its Subsidiaries, on the other hand; or (ii) any other restrictions on the activities of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company and its Subsidiaries, on the other hand; furthermore, neither the Company nor any of its respective Subsidiaries shall, without Parent’s written consent, in Parent’s sole discretion, offer, negotiate or commit to any divestiture transaction, or offer, negotiate or commit to alter their businesses or commercial practices in any way, or otherwise take or commit to take any action that limits Parent’s freedom of action with respect to, or Parent’s ability to retain any of the businesses, product lines, or assets of, the Company or otherwise receive the full benefits of this Agreement. If, prior to the Closing Date, a merger control inquiry is initiated or commenced by a Governmental Authority outside of the United States, approval in that jurisdiction will be deemed a condition to the completion of the Merger under Section 7.1(b).

(c) Cooperation. In furtherance and not in limitation of the foregoing, the Company, Parent and Merger Sub shall (and shall cause their respective Affiliates and Subsidiaries, respectively, to), subject to any restrictions under applicable Laws, keep the other parties apprised of the content and status of any material communications with or from any Governmental Authority with respect to the Merger, including (i) promptly notify the Parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other parties to review and discuss in advance (and to consider in good faith any comments made by the other parties in relation to) any proposed draft notifications, formal notifications, filing, submission or other material written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a Governmental Authority; (ii) keep the Parties reasonably informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Merger and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver, (B) the expiration or termination of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Laws and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger; and (iii) not independently participate in any substantive meeting (including any timing and/or scheduling meetings), hearing, proceeding or discussions (whether in person, by telephone or otherwise) with or before any Governmental Authority in respect of the Merger without giving the other Parties reasonable prior notice of such meeting or substantive discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. The Parties shall coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Party may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods, including under the HSR Act. However, each of the Company, Parent and Merger Sub may, as it deems advisable and necessary, reasonably designate any non-public information provided to any Governmental Authority as restricted to “outside counsel” only and any such information shall not be shared with employees, officers or directors or their equivalents of the other Party without approval of the Party providing the non-public information; provided, that each of the Company, Parent and Merger Sub may redact such information as necessary to (i) remove any valuation and related information, or (ii) address any contractual arrangements or reasonable attorney-client or other privilege or confidentiality concerns before sharing any information provided to any Governmental Authority with another Party on an “outside counsel” only basis.

(d) Other Actions. Each of Parent and Merger Sub agrees that, between the date hereof and the Closing, it shall not, and shall not permit any of its controlled Affiliates to, enter into or consummate any Contracts for an acquisition (by stock purchase, merger, consolidation, purchase of assets, license or otherwise) of any ownership interest, assets or rights of any Person, other than the transactions described in Section 6.2(d) of the Parent Disclosure Letter, if such ownership interest, assets or rights would reasonably be expected to result in a material delay in obtaining, or to result in the failure to obtain, any regulatory approvals required in connection with the Merger, or which would otherwise reasonably be expected to prevent or materially delay consummation of the Merger prior to the Termination Date.

6.3 Registration Statement; Proxy Statement/Prospectus and Other Required SEC Filings.

(a) Registration Statement and Proxy Statement/Prospectus. As promptly as practical following the date of this Agreement, (i) Parent and the Company shall jointly prepare and cause to be filed with the SEC, the Proxy Statement/Prospectus and (ii) Parent shall prepare (with the Company’s reasonable cooperation) and file with the SEC the Registration Statement, which shall include the Proxy Statement/Prospectus. Each of Parent and the Company shall cooperate with each other and use their respective reasonable best efforts to (i) cause the Registration Statement and the Proxy Statement/Prospectus, when filed, to comply in all material respects with all legal requirements applicable thereto, (ii) respond as promptly as reasonably practicable to and resolve all comments received from the SEC or its staff concerning the Registration Statement and the Proxy Statement/Prospectus, (iii) have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and (iv) keep the Registration Statement effective for so long as necessary to complete the Merger. No filing of, or amendment or supplement to, the Registration Statement or the Proxy Statement/Prospectus, or response to SEC comments with respect thereto, will be made by Parent or the Company, as applicable, without the other’s prior consent (which shall not be unreasonably withheld, conditioned or delayed) and without providing the other Party and its outside counsel a reasonable opportunity to review and comment thereon, and each Party shall consider in good faith all comments reasonably proposed by the other Party; provided, however, that the Company, in connection with a Company Board Recommendation Change, may amend or supplement the Proxy Statement/Prospectus (including by incorporation by reference) to effect such change without Parent’s consent. Subject to the proviso in the foregoing sentence and Section 5.4, the Company shall include the Company Board Recommendation in the Proxy Statement/Prospectus.

(b) Other Required Filings. If the Company or Parent determines that it is required to file any document other than the Proxy Statement/Prospectus or the Registration Statement, as applicable, with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Filing”), then the applicable Party (with the assistance and cooperation of the other Parties as reasonably requested by the applicable Party) shall promptly prepare and file such Other Required Filing with the SEC. Each Party shall use its respective reasonable best efforts to cause the Proxy Statement/Prospectus and any Other Required Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and Nasdaq and Parent shall use its reasonable best efforts to cause the Registration Statement and any Other Required Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NYSE.

(c) Furnishing Information. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Registration Statement, the Proxy Statement/Prospectus and any Other Required Filing. If at any time prior to the Company Stockholder Meeting any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Registration Statement, the Proxy Statement/Prospectus or any Other Required Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information shall promptly notify the other, and an appropriate amendment or supplement to such filing describing such information shall be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Company Stockholders.

(d) Consultation Prior to Certain Communications. The Company, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Registration Statement, Proxy Statement/Prospectus or any Other Required Filing, as the case may be, without providing the other, to the extent practicable, a reasonable opportunity to review and comment on such written communication.

(e) Notices. The Company, on the one hand, and Parent and Merger Sub, on the other hand, shall advise (and provide copies to) the other, as promptly as reasonably practicable after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Registration Statement, Proxy Statement/Prospectus or any Other Required Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Registration Statement, Proxy Statement/Prospectus or any Other Required Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith.

(f) Dissemination of Proxy Statement/Prospectus. Subject to applicable Law, the Company shall use its reasonable best efforts to cause the Proxy Statement/Prospectus to be disseminated to the Company Stockholders as promptly as reasonably practicable following the later of (i) the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement/Prospectus and (ii) the Registration Statement having been declared effective under the Securities Act.

(g) Blue Sky Laws. Parent will use reasonable best efforts to take any other action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or Blue Sky Laws and the rules and regulations thereunder in order to consummate the Merger.

(h) Effectiveness. Parent will advise the Company, as promptly as reasonably practicable after it receives notice thereof, of the time of effectiveness of the Registration Statement and the issuance of any stop order relating thereto or the suspension of the qualification of the shares of Parent Class A Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, and Parent shall use reasonable best efforts to take all actions necessary to have any such stop order or suspension lifted, reversed or otherwise terminated.

6.4 Company Stockholder Meeting.

(a) Call of Company Stockholder Meeting. Subject to the provisions of this Agreement, the Company will, in consultation with Parent, take all action necessary in accordance with all applicable Law (including the DGCL), the Company’s Organizational Documents and the rules and regulations of the Nasdaq to establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Requisite Stockholder Approval (the “Company Stockholder Meeting”) as promptly as reasonably practicable following the Registration Statement having been declared effective under the Securities Act. The Company Stockholder Meeting and the record date therefor shall be set at the sole discretion by the Company Board (or committee thereof) in consultation with Parent, with any views expressed by Parent related to such dates being considered in good faith by the Company Board (or committee thereof). Notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Stockholder Meeting at any time prior to the 20th Business Day following the mailing of the Proxy Statement/Prospectus to the Company Stockholders. Subject to Section 5.4 and unless there has been a Company Board Recommendation Change, the Company will use reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval. Without limiting the generality of the foregoing, the Company agrees that in the event that the Company Board makes a Company Board Recommendation Change, the Company will nevertheless submit this Agreement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval unless this Agreement shall have been terminated in accordance with its terms prior to the Company Stockholder Meeting. The Company shall use reasonable best efforts to keep Parent updated with respect to proxy solicitation efforts and tallies as reasonably requested by Parent or Merger Sub. Without the prior written consent of Parent, the matters contemplated by the Requisite Stockholder Approval shall be the only matters (other than matters of procedure and matters required by or advisable under applicable law to be voted on by the Company Stockholders in connection therewith) that the Company shall propose to be voted on by the Company Stockholders at the Company Stockholder Meeting.

(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Stockholder Meeting (i) if, after consultation with Parent, the Company believes in good faith that such adjournment or postponement is reasonably necessary to allow additional solicitation of votes in order to obtain the Requisite Stockholder Approval; (ii) if there are holders of an insufficient shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting; (iii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law or a request from the SEC or its staff; or (iv) the Company Board (or a committee thereof) has determined in good faith (after consultation with outside legal counsel) that it is reasonably likely to be required under applicable Law to postpone or adjourn the Company Stockholder Meeting in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders (including in connection with any Company Board Recommendation Change); provided that, with respect to postponements or adjournments in accordance with the preceding clauses (i) and (ii), the Company shall not postpone or adjourn the Company Stockholder Meeting without Parent’s prior written consent for a period of more than ten (10) Business Days after the date on which the Company Stockholder Meeting was originally scheduled or (y) ten (10) Business Days before the Termination Date. The Company shall, if requested by Parent (to the extent permitted by Law), adjourn or postpone the Company Stockholder Meeting for the absence of quorum or to allow additional solicitation of votes in order to obtain the Requisite Stockholder Approval; provided, that the Company shall not be required pursuant to this sentence to adjourn the Company Stockholder Meeting more than two (2) times or for more than ten (10) Business Days in the aggregate from the originally scheduled date of the Company Stockholder Meeting.

6.5 Anti-Takeover Laws. The Company and the Company Board shall use reasonable best efforts to (a) take all necessary actions within their power to ensure that no Takeover Law is or becomes applicable to the Merger; and (b) if any Takeover Law becomes applicable to the Merger, take all reasonable action within their power to ensure that the Merger may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise use reasonable best efforts to minimize the effect of such statute or regulation on the Merger.

6.6 Access; Integration Planning.

(a) Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (i) afford Parent and its Representatives reasonable access, consistent with applicable Law, during normal business hours, upon reasonable advance request provided in writing to the Chief Financial Officer of the Company, or another Person designated in writing by the Company, to the offices, facilities, properties, Contracts, books and records and personnel of the Company, and (ii) request its Representatives to cooperate with Parent’s investigation (at Parent’s sole expense), except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law or Contract requires the Company to restrict or otherwise prohibit access by Parent or its Representatives to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) such disclosure relates to interactions with other prospective buyers of the Company or the negotiation of this Agreement and the transactions contemplated hereby, or information relating to the analysis, valuation or consideration of the Merger or the transactions contemplated hereby; (d) access to a Contract to which the Company or any of its Subsidiaries is a party or otherwise bound would violate or cause a default pursuant to, or give a third Person the right to terminate or accelerate the rights pursuant to, such Contract; (e) access would result in the disclosure of any trade secrets of third Persons; or (f) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand; provided that the Company shall use reasonable best efforts to communicate to Parent the requested information (or as much of it as possible) in a way that would not waive any applicable privilege, contravene any applicable Law or Contract or disclose such trade secrets, as applicable. Nothing in this Section 6.6(a) shall be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information that is not already prepared internally in the ordinary course of business at the time of such request. Any investigation conducted pursuant to the access contemplated by this Section 6.6(a) shall be conducted in a manner that does not unreasonably (i) interfere or otherwise result in any significant interference with the discharge by officers, employees and other authorized Representatives of the Company or any of its Subsidiaries of their normal duties, or (ii) create a material risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures and insurance requirements and will, to the extent not prohibited by the applicable Lease, include the right to perform non-invasive assessments of the environmental condition of the Leased Real Property or of the compliance of the Company’s operations with Environmental Laws, but will not include the right to perform invasive testing without the Company’s prior written consent. The terms and conditions of the Confidentiality Agreement will apply to any non-public information disclosed by the Company, its Subsidiaries or its Representatives pursuant to the access contemplated by this Section 6.6(a). All requests for access pursuant to this Section 6.6(a) must be directed to the Chief Financial Officer of the Company or another person designated in writing by the Company.

(b) Integration Planning. Promptly following the date hereof, Parent and the Company shall establish a transition and integration planning team (the “Integration Committee”), consisting of two senior executives of Parent designated by the Chief Executive Officer of Parent and two senior executives of the Company designated by the Chief Executive Officer of the Company. The chair of the Integration Committee will be designated by the Chief Executive Officer of Parent. Subject to Section 6.6(a), the Integration Committee shall meet from time to time, as reasonably requested by the Chief Executive Officer of Parent. Subject to applicable Law and Section 6.6(a), the Integration Committee shall discuss and plan for a transition and integration planning process concerning the combination of the operations of Parent, the Company and their respective Subsidiaries after the Closing (the “Integration Plan”), which the Integration Committee shall use its reasonable best efforts to prepare and agree in draft form by the date that is fifteen (15) days from the date hereof and shall be finalized prior to the Closing.

6.7 Section 16(b) Exemption.(a) Prior to the Effective Time, the Company shall be permitted to take all such actions as may be reasonably necessary or advisable hereto to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company, to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

6.8 Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a) Indemnified Persons. The Surviving Corporation and its Subsidiaries shall, and Parent shall cause the Surviving Corporation and its Subsidiaries to, honor and fulfill the obligations of the Company and any of its Subsidiaries pursuant to any indemnification agreements in effect as of the date of this Agreement between the Company and any of its Subsidiaries, on the one hand, and any of their respective current or former directors, officers or employees (and any person who becomes a director, officer or employee of the Company or any of its Subsidiaries prior to the Effective Time), on the other hand (collectively, the “Indemnified Persons”). In addition, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause the Organizational Documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Organizational Documents of the Subsidiaries of the Company, as applicable, as of the date of this Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner that would adversely affect the rights of the Indemnified Persons thereunder except as required by applicable Law.

(b) Indemnification Obligation. Without limiting the generality of the provisions of Section 6.8(a), during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) indemnify and hold harmless, to the fullest extent permitted by applicable Law or pursuant to any indemnification agreements with the Company and any of its Subsidiaries in effect on the date of this Agreement, each Indemnified Person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, penalties, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) the fact that an Indemnified Person is or was a director, officer, employee or agent of the Company or such Subsidiary or Affiliate; (ii) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of its Subsidiaries or other Affiliates, or taken at the request of the

Company or such Subsidiary or Affiliate (including in connection with serving at the request of the Company or such Subsidiary or Affiliate as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan)), regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time; and (iii) the Merger, as well as any actions taken by the Company, Parent or Merger Sub with respect thereto, except that if, at any time prior to the sixth (6th) anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.8(b), then the claim asserted in such notice will survive the sixth (6th) anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such Legal Proceeding, the Surviving Corporation shall advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding; provided that advancement of fees expenses shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Section 6.8(b) or otherwise. Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation nor any of their respective Affiliates shall settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement (solely as to settlements, compromises, or releases of claims against such Indemnified Person) unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Person from all liability arising out of such Legal Proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Corporation, the fees and expenses of which shall be paid by the Surviving Corporation.

(c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain in effect the Company’s current directors’ and officers’ liability insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are substantially equivalent in the aggregate to those of the D&O Insurance. In satisfying its obligations pursuant to this Section 6.8(c), the Surviving Corporation will not be obligated to pay annual premiums in excess of 300% of the amount paid by the Company for coverage for its last full fiscal year (such amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. Prior to the Effective Time, the Company may purchase a prepaid “tail” policy with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the aggregate cost for such “tail” policy does not exceed the Maximum Annual Premium. If the Company elects to purchase such a “tail” policy prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder for so long as such “tail” policy is in full force and effect.

(d) Successors and Assigns. If Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns shall assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.8.

(e) No Impairment. The obligations set forth in this Section 6.8 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other Person who is a beneficiary pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.8(c) and their heirs and representatives) without the prior written consent of such affected Indemnified Person or other Person. Each of the Indemnified Persons or other Persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.8(c) (and their heirs and representatives) are intended to be third party beneficiaries of this Section 6.8, with full rights of enforcement as if a Party. The rights of the Indemnified Persons (and other Persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.8(c) (and their heirs and representatives)) pursuant to this Section 6.8 will be in addition to, and not in substitution for, any other rights that such Persons may have pursuant to (i) the Company’s Organizational Documents; (ii) the Organizational Documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries in effect as of the date hereof; or (iv) applicable Law (whether at Law or in equity).

(f) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.8 is not prior to or in substitution for any such claims pursuant to such policies or agreements.

6.9 Employee Matters.

(a) Acknowledgement. Parent hereby acknowledges and agrees that a “change of control” (or similar phrase) within the meaning of each of the Employee Plans disclosed in Section 3.20(a)of the Company Disclosure Letter that include such a term or phrase will occur as of the Effective Time.

(b) Existing Arrangements. From and after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) honor all of the Employee Plans and compensation and severance arrangements in accordance with their terms as in effect immediately prior to the Effective Time. Notwithstanding the foregoing, nothing will prohibit the Surviving Corporation from amending or terminating any such Employee Plans or compensation or severance arrangements in accordance with their terms or if otherwise required pursuant to applicable Law.

(c) Employment; Benefits. For a period commencing on the Closing Date and ending on the 12-month anniversary of the Closing Date (or, if shorter, the applicable Continuing Employee’s period of employment) (the “Continuation Period”), Parent shall (or Parent shall cause its Subsidiaries, including the Surviving Corporation to) cause each Continuing Employee to be provided with (i) a base salary or wage rate and a target annual cash incentive opportunity in each case that is no less favorable than such Continuing Employee’s base salary or wage rate and target annual cash incentive opportunity immediately prior to the Closing; it being understood that Parent may award any such cash incentive in the form of Parent RSUs, including fully-vested Parent RSUs (or shares of Parent common stock), and Parent may pay any such cash incentive that is earned in fully-vested RSUs (or shares of Parent common stock), (ii) broad-based employee benefits (but excluding severance, retention, change-in-control compensation, equity, equity-based or cash incentive compensation, deferred compensation, defined benefit pension, and retiree medical benefits (collectively, the “Excluded Benefits”)) that are substantially comparable in the aggregate to (A) those provided to such Continuing Employee immediately prior to the Closing or (B) those provided to similarly-situated employees of Parent, at Parent’s discretion, and (iii) severance benefits that are no less favorable than those set forth on Section 6.9(c) of the Company Disclosure Letter. Without duplication, Continuing Employees will be eligible to participate in Parent’s equity incentive plans, in accordance with the terms of such plans, in effect from time to time, as determined by, and subject to the approval of, the board of directors of Parent or the compensation committee thereof, on the same basis as similarly situated employees of Parent.

(d) New Plans. With respect to any employee benefit or compensation plans sponsored or maintained by Parent or its Subsidiaries, including the Surviving Corporation (the “New Plans”), Parent shall (or Parent shall cause its Subsidiaries, including the Surviving Corporation to) use commercially reasonable efforts to cause each Continuing Employee to be granted credit for all service with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation or paid time-off accrual and severance pay entitlement) to the same extent that service was credited under comparable Employee Plans prior to the Closing, except that such service need not be credited to the extent that it would result in duplication of coverage or benefits. In addition, and without limiting the generality of the foregoing, Parent shall (or Parent shall cause its Subsidiaries, including the Surviving Corporation to) use commercially reasonable efforts to cause (i) each Continuing Employee to be immediately eligible to participate, without any waiting period, in any New Plan to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a comparable Employee Plan in which such Continuing Employee participates immediately before the Effective Time (such plans, the “Old Plans”); and (ii) for purposes of each New Plan providing life insurance, medical, dental, pharmaceutical, vision or disability benefits to any Continuing Employee, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents to the same extents such requirements were waived or satisfied under the comparable Old Plan, and any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date that such Continuing Employee’s participation in the corresponding New Plan begins to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(e) Additional Matters. Parent and the Company agree to the matters set forth in Section 6.9(e) of the Company Disclosure Letter.

(f) No Third Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.9 will not be deemed to (i) guarantee employment for any period of time or any term or condition of employment for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee or other service provider for any reason; (ii) require Parent, the Surviving Corporation or any of their respective Subsidiaries to continue any Employee Plan, New Plan or Old Plan or other compensation or benefit plan, policy, program, agreement, practice or other arrangement or prevent the amendment, modification or termination thereof after the Effective Time; (iii) be an amendment, waiver or creation of any Employee Plan, New Plan or Old Plan or other compensation or benefit plan, policy, program, agreement, practice or other arrangement; or (iv) create any third party beneficiary rights in any Person.

6.10 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub shall be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

6.11 Public Statements and Disclosure. The initial press release with respect to the execution and delivery of this Agreement and the Merger shall be a joint press release reasonably acceptable to the Company and Parent. Thereafter, the Company (other than with respect to the portion of any communication relating to an Acquisition Proposal or Company Board Recommendation Change, subject to the requirements of Section 5.4), on the one hand, and Parent and Merger Sub, on the other hand, will use their respective reasonable best efforts to consult with the other Parties, and provide each other the opportunity to review and comment, before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in any such case to the extent relating to the Merger, except that no Party will be obligated to engage in such consultation with respect to communications that are (i) required by applicable Law, regulation or stock exchange rule or listing agreement, or requested by applicable regulator or stock exchange (provided that the Party making such communication uses its reasonable best efforts to consult with the other Party to the extent practicable); (ii) consistent with public statements previously made in accordance with this Section 6.11; or (iii) principally directed to its employees, suppliers, customers, partners or vendors and not inconsistent with public statements previously made in accordance with this Section 6.11.

6.12 Transaction Litigation. Prior to the Effective Time, each Party will provide the other Parties with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep such other Parties reasonably informed with respect to the status thereof. Each Party will (a) give the other Parties the opportunity to participate in (but not control) the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with the other Parties with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise or settle, or agree to compromise or settle, any Transaction Litigation unless Parent has consented thereto in writing (such consent not to be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.12, “participate” means that (i) the other Party shall be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the first Party receiving notice of Transaction Litigation (to the extent that the attorney-client privilege between such Party and its counsel is not undermined or otherwise affected), and (ii) may offer comments or suggestions with respect to such Transaction Litigation but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above.

6.13 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of Nasdaq to cause (a) the delisting of the Company Common Stock from Nasdaq as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.14 Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, shall execute and deliver to Merger Sub and the Company a written consent adopting this Agreement in accordance with the DGCL.

6.15 No Employment Discussions. Except as approved or permitted by the Company Board (or a committee thereof), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, Parent and Merger Sub will not, and will not permit any of their Representatives to authorize, make or enter into, or commit or agree to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any executive officer of the Company (i) regarding any continuing employment or consulting relationship with the Surviving Corporation, Parent or its Affiliates from and after the Effective Time; (ii) pursuant to which any such individual would be entitled to receive consideration of a different amount or nature than the Merger Consideration in respect of such holder’s shares of Company Common Stock; or (iii) pursuant to which such individual would agree to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

6.16 Specified Legal Proceedings. Notwithstanding anything to the contrary in this Agreement (including Section 5.2(i)), from the execution and delivery of this Agreement until the Effective Time, the Company will (a) reasonably consult with Parent regarding the status of the Legal Proceedings described on Section 6.16 of the Company Disclosure Letter (such Legal Proceedings, the “Specified Legal Proceedings”), (b) promptly notify Parent of any material developments in the Specified Legal Proceedings and any Governmental Proceedings and provide Parent with a reasonable opportunity to review and comment on such material developments in the Specified Legal Proceedings and (c) consider in good faith all comments reasonably proposed by Parent with respect to the Specified Legal Proceedings. From the execution and delivery of this Agreement until the Effective Time, the Company will use reasonable efforts to take the actions specified in Section 6.16 of the Company Disclosure Letter; provided, however, that any failure to comply with this second sentence of Section 6.16 shall not constitute the failure of any condition set forth in Article VII to be satisfied unless the underlying fact, circumstance, action or failure to act would independently result in the failure of a condition set forth in Article VII to be satisfied.

6.17 Tax Treatment of the Merger. The Parties intend that for U.S. federal income tax purposes the Merger constitutes a taxable stock purchase and not a reorganization within the meaning of Sections 368(a) of the Code (the “Intended Tax Treatment”). Parent shall, and shall cause Midco, Merger Sub and the Company to, file all Tax Returns in a manner consistent with the Intended Tax Treatment except as required by applicable Law following a final determination within the meaning of Section 1313(a) of the Code.

6.18 Real Estate Plan. During the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, and shall cause its Subsidiaries as applicable to, comply with, in all material respects, the real estate, leasehold improvement, capital expenditure, sublease and other activities related to the Leased Real Property as detailed in Section 6.18 of the Company Disclosure Letter (the “Real Estate Plan”); provided, however, that prior to the Effective Time, the Company shall have the right to modify the Real Estate Plan (a) to the extent necessary to comply with applicable Law, (b) to take any Permitted Action, subject to reasonable prior consultation with Parent or (c) as approved by Parent (in its sole discretion).

6.19 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party shall use their reasonable best efforts to take such action.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction (or waiver by Parent and the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Requisite Stockholder Approval. The Company’s receipt of the Requisite Stockholder Approval at the Company Stockholder Meeting.

(b) HSR Act. The waiting periods (and any extensions thereof), if any, applicable to the Merger pursuant to the HSR Act will have expired or otherwise been terminated.

(c) No Prohibitive Laws or Injunctions. No Law, temporary restraining order, preliminary or permanent injunction issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger, that in each case prohibits, makes illegal, or enjoins the consummation of the Merger.

(d) Registration Statement Effectiveness. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect and no proceeding to that effect shall have been commenced or threatened unless subsequently withdrawn.

(e) Exchange Listing. The shares of Parent Class A Common Stock to be issued in the Merger shall have been authorized and approved for listing on NYSE (or any successor inter-dealer quotation system or stock exchange thereto) subject to official notice of issuance.

7.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:

(a) Representations and Warranties.

(i) Other than the representations and warranties listed in Sections 7.2(a)(ii) and 7.2(a)(iii), the representations and warranties of the Company set forth in Article III shall be true and correct as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein, except for such failures to be true and correct that have not had, and would not reasonably be expected to have a Company Material Adverse Effect.

(ii) The representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3(c), Section 3.4, Section 3.8(b), the first sentence of Section 3.8(c) and the second sentence of Section 3.13 that (A) are not qualified by Company Material Adverse Effect or other materiality qualifiers shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date); and (B) that are qualified by Company Material Adverse Effect or other materiality qualifiers shall be true and correct as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) without disregarding such Company Material Adverse Effect or other materiality qualifiers qualifications.

(iii) The representations and warranties set forth in Section 3.8(a) shall have been true and correct as of the Company Capitalization Date, except for de minimis inaccuracies.

(b) Performance of Obligations of the Company. Other than the covenants, obligations and conditions set forth in Section 6.18, the Company shall have performed and complied in all material respects with the covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

(c) Certain Expenses. (i) The Company shall not have incurred or otherwise become liable for additional costs, expenses or liabilities to the Company or its Subsidiaries with respect to Leased Real Property not contemplated by the Real Estate Plan (whether paid, payable, or incurred (but not yet paid)), and (ii) the Specified Legal Proceedings and any Governmental Proceedings are not reasonably expected to result in future money damages payable by the Company or its Subsidiaries (in excess of any applicable insurance deductible and coverage amounts), where, the aggregate of clauses (i) and (ii), exceed $25,000,000.

(d) Officer’s Certificate. Parent and Merger Sub shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b), Section 7.2(c) and Section 7.2(e) have been satisfied.

(e) Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred after the date of this Agreement that is continuing.

7.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company where permissible pursuant to applicable Law) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:

(a) Representations and Warranties.

(i) Other than the representations and warranties listed in Sections 7.3(a)(ii) and 7.3(a)(iii), the representations and warranties of Parent and Merger Sub set forth in Article IV shall be true and correct as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) without giving effect to any materiality or Parent Material Adverse Effect qualifications set forth therein, except for such failures to be true and correct that have not had, and would not reasonably be expected to have a Parent Material Adverse Effect.

(ii) The representations and warranties set forth in Sections 4.1(a) and 4.1(b), Section 4.2, Section 4.9, Section 4.15(b), the first sentence of Section 4.15(c) and the second sentence of Section 4.19 that (A) are not qualified by Parent Material Adverse Effect or other materiality qualifiers shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date); and (B) that are qualified by Parent Material Adverse Effect or other materiality qualifiers shall be true and correct as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) without disregarding such Parent Material Adverse Effect or other materiality qualifiers qualifications.

(iii) The representations and warranties set forth in Section 4.15(a) shall have been true and correct as of the Parent Capitalization Date, except for de minimis inaccuracies.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed and complied in all material respects with the covenants, obligations and conditions of this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.

(c) Officer’s Certificate. The Company shall have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(d) have been satisfied.

(d) Parent Material Adverse Effect. No Parent Material Adverse Effect shall have occurred after the date of this Agreement that is continuing.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if (i) any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal or enjoins the consummation of the Merger, except that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in such injunction, action, statute, rule, regulation or order;

(c) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Effective Time has not occurred by 11:59 p.m., New York City time, on January 24, 2023 (the “Initial Termination Date”); provided, that in the event that at the Termination Date, all of the conditions in Article VII other than or Section 7.1(b) or Section 7.1(c) (to the extent the failure of such condition arises from or relates to Antitrust Laws) have been satisfied (other than conditions that by their nature can only be satisfied on the Closing Date) or have been waived by Parent and Merger Sub or the Company, as applicable, then either the Company or Parent may, in its respective sole discretion, elect to extend the Termination Date to April 24, 2023 (the “First Extended Termination Date”) by delivering written notice to the other Party no later than the Initial Termination Date; provided further, that in the event that at the First Extended Termination Date all of the conditions in Article VII other than Section 7.1(b) or Section 7.1(c) (to the extent the failure of such condition arises from or relates to Antitrust Laws) have been satisfied (other than conditions that by their nature can only be satisfied on the Closing Date) or have been waived by Parent and Merger Sub or the Company, as applicable, then either the Company or Parent may, in its respective sole discretion, elect to extend the Termination Date to July 24, 2023 by delivering written notice to the other Party no later than the First Extended Termination Date, in each case, unless Parent and the Company mutually agree to an earlier Termination Date; it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, either (i) the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Merger set forth in Article VII prior to the then-scheduled Termination Date; or (ii) the failure of the Effective Time to have occurred prior to the then-scheduled Termination Date;

(d) by either Parent or the Company, at any time prior to the Effective Time if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger, except that the right to terminate this Agreement pursuant to this Section 8.1(d) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the cause of, or resulted in, the failure to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof);

(e) by Parent, if the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.2, except that if such breach is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Parent to the Company of written notice of such breach, delivered at least 45 days prior to such termination (or such shorter period of time as remains prior to the Termination Date, the shorter of such periods, the “Company Breach Notice Period”), stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if such breach has been cured within the Company Breach Notice Period (to the extent capable of being cured);

(f) by Parent, if (i) at any time the Company Board (or a committee thereof) has effected a Company Board Recommendation Change, (ii) the Company shall have committed a Willful and Material Breach of its obligations under Section 5.4(a) or (iii) there is a Legal Proceedings Development, except that Parent’s right to terminate this Agreement pursuant to this Section 8.1(f)(iii) will expire at 5:00 p.m., New York City time, on the tenth (10th) day following the date on which the Company informs Parent in writing of the occurrence of a material development in any Specified Legal Proceeding or any Governmental Proceeding that constitutes a Legal Proceedings Development;

(g) by the Company, if Parent or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that if such breach is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least 45 days prior to such termination (or such shorter period of time as remains prior to the Termination Date, the shorter of such periods, the “Parent Breach Notice Period”), stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach has been cured within the Parent Breach Notice Period (to the extent capable of being cured); or

(h) by the Company, at any time prior to receiving the Requisite Stockholder Approval if (i) the Company has received a Superior Proposal; and (ii) the Company enters into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal, and pays the Company Termination Fee in accordance with Section 8.3(b)(iii), substantially concurrently with the termination of this Agreement pursuant to this Section 8.1(h).

8.2 Manner and Notice of Termination; Effect of Termination.

(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties specifying the provision of Section 8.1 pursuant to which this Agreement is being terminated and setting forth in reasonable detail the facts and circumstances forming the basis for such termination pursuant to such provision.

(b) Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, stockholder, director, officer, employee, Affiliate, agent or other Representative of such Party) to the other Parties, as applicable, except that Article I, Section 3.28, Section 4.22, the second sentence of Section 6.10, this Section 8.2, Section 8.3, Section 8.4, Section 8.5 and Article IX (but not Section 9.8(b) with respect to provisions of this Agreement that have terminated) will each survive the termination of this Agreement. Nothing in this Agreement or the termination hereof will relieve any Party from any liability for any Willful and Material Breach of this Agreement. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.

8.3 Fees and Expenses.

(a) General. Except as set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the Merger shall be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation shall be responsible for all fees and expenses of the Exchange Agent.

(b) Company Termination Fee.

(i) If (A) this Agreement is validly terminated pursuant to Sections 8.1(c), 8.1(d) or 8.1(e); (B) (1) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(d), a bona fide Acquisition Proposal for an Acquisition Transaction has been publicly announced and not publicly withdrawn, or (2) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(c) or 8.1(e), a bona fide Acquisition Proposal for an Acquisition Transaction has been communicated to the Company Board or publicly announced and not withdrawn (publicly in the case of a publicly announced Acquisition Proposal); and (C) within twelve (12) months following the termination of this Agreement pursuant to Sections 8.1(c), 8.1(d) or 8.1(e) either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction, then the Company shall promptly (and in any event within two (2) Business Days) after the earlier of (x) entry into a definitive agreement providing for the consummation of the Acquisition Transaction and (y) such consummation of the Acquisition Transaction, pay the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of this Section 8.3(b)(i), all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%”.

(ii) If this Agreement is validly terminated pursuant to Section 8.1(f)(i) or Section 8.1(f)(ii), then the Company must promptly (and in any event within two (2) Business Days) following such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(iii) If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company must substantially concurrently with such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(c) Parent Termination Fee. If this Agreement is validly terminated:

(i) by Parent or the Company pursuant to Section 8.1(b) (solely to the extent arising from or relating to Antitrust Laws) and, at the time of such termination, (A) all conditions to the obligations of Parent and Merger Sub to consummate the Merger set forth in Section 7.1 and Section 7.2 (other than the conditions set forth in Section 7.1(b), Section 7.1(c) (solely to the extent the failure of such condition arises from or relates to Antitrust Laws) and, if the Company Stockholder Meeting has not yet occurred, Section 7.1(a)) have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing)and (B) the Company’s action or failure to act (which action or failure to act constitutes a breach by the Company of this Agreement) has not been the primary cause of, or primarily resulted in, such failure of the condition set forth in Section 7.1(b) or Section 7.1(c) to be satisfied; or

(ii) by Parent or the Company pursuant to Section 8.1(c) and, at the time of such termination, (A) the conditions set forth in at least one of Section 7.1(b) or Section 7.1(c) (solely to the extent the failure of such condition arises from or relates to Antitrust Laws) shall not have been satisfied or waived, (B) all other conditions to the obligations of Parent and Merger Sub to effect the Merger set forth in Section 7.1 and Section 7.2 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) and (C) the Company’s action or failure to act (which action or failure to act constitutes a breach by the Company of this Agreement) has not been the primary cause of, or primarily resulted in, such failure of the condition set forth in Section 7.1(b) or Section 7.1(c) to be satisfied;

then, in either case of clauses (i) and (ii) above, Parent shall pay, or cause to be paid, the Parent Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by the Company.

(d) Single Payment Only. The Parties acknowledge and agree that in no event will the Company be required to pay the Company Termination Fee on more than one occasion or Parent be required to pay the Parent Termination Fee on more than one occasion, whether or not the Company Termination Fee or the Parent Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(e) Payments; Default. The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the Merger, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, (i) if the Company fails to promptly pay any amount due pursuant to Section 8.3(b) and, in order to obtain such payment, Parent, on the one hand, or the Company, on the other hand, commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3(b) or any portion thereof, the Company shall pay to Parent its out-of-pocket costs and expenses (including attorneys’ fees) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the annual rate of 5% plus the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law and (ii) if Parent fails to promptly pay any amount due pursuant to Section 8.3(c) and, in order to obtain such payment, the Company, on the one hand, or Parent, on the other hand, commences a Legal Proceeding that results in a judgment against Parent for the amount set forth in Section 8.3(c) or any portion thereof, Parent shall pay to the Company its out-of-pocket costs and expenses (including attorneys’ fees) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the annual rate of 5% plus the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law.

(f) Sole Remedy of Parent. Notwithstanding anything herein to the contrary, Parent and Merger Sub agree that Company’s payment of the Company Termination Fee under circumstances in which the Company Termination Fee is payable pursuant to Section 8.3(b) will be deemed to be liquidated damages, and not a penalty, and will constitute the sole and exclusive monetary remedy available to Parent and Merger Sub and each of their respective Affiliates against (i) the Company, its Subsidiaries and each of their respective Affiliates; and (ii) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates (collectively, the “Company Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby (including any and all losses or damages suffered or incurred by Parent, Merger Sub, or their respective Affiliates in connection herewith or therewith (including the termination hereof or thereof or any matter forming a basis for such termination)), and upon payment of such amounts, none of the Company Related Parties will have any further liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Company and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement, Section 8.2 and Section 8.3, as applicable).

(g) Sole Remedy of the Company. Notwithstanding anything herein to the contrary, the Company agrees that Parent’s payment of the Parent Termination Fee under circumstances in which the Parent Termination Fee is payable pursuant to Section 8.3(c) will be deemed to be liquidated damages, and not a penalty, and will constitute the sole and exclusive monetary remedy available to the Company and each of its respective Affiliates against (i) Parent, its Subsidiaries and each of their respective Affiliates; and (ii) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of Parent, its Subsidiaries and each of their respective Affiliates (collectively, the “Parent Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby (including any and all losses or damages suffered or incurred by the Company or its Affiliates in connection herewith or therewith (including the termination hereof or thereof or any matter forming a basis for such termination)), and upon payment of such amounts, none of the Parent Related Parties will have any further liability or obligation to the Company relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby (except that the Parties (or their Affiliates) will remain obligated with respect to, and Parent and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement, Section 8.2 and Section 8.3, as applicable).

(h) Injunctive Relief. Notwithstanding anything to the contrary in Section 8.3(f), it is agreed that Parent, Merger Sub and the Company will be entitled to an injunction, specific performance or other equitable relief as provided in Section 9.8(b) (but not, following the valid termination of this Agreement, with respect to sections of this Agreement that do not survive such termination).

8.4 Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval.

8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival. The representations, warranties, covenants and agreements of the Company, Parent and Merger Sub contained in this Agreement or in any certificate delivered pursuant to this Agreement will terminate at the Effective Time (including any rights arising out of any breach of such representations, warranties, covenants, or agreements (and there shall be no liability after the Closing in respect thereof)), except that any covenants or agreements that by their terms survive the Effective Time shall survive the Effective Time in accordance with their respective terms.

9.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (ii) immediately upon delivery by hand, or (iii) by e-mail, upon written or electronic confirmation of receipt, in each case to the intended recipient as set forth below:

(a) if to Parent or Merger Sub to:

Ginkgo Bioworks Holdings, Inc.

27 Drydock Avenue, 8th Floor

Boston, Massachusetts 02210

Attn: Anna Marie Wagner; Karen Tepichin

E-mail: annamarie@ginkgobioworks.com;

ktepichin@ginkgobioworks.com

with copies (which will not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attn: Suni Sreepada

E-mail: suni.sreepada@ropesgray.com

and

Ropes & Gray LLP

800 Boylston Street

Boston, MA 02199

Attn: Marko Zatylny

E-mail: marko.zatylny@ropesgray.com

(b) if to the Company (prior to the Effective Time) to:

Zymergen Inc.

5980 Horton Street, Suite 105

Emeryville, CA 94608

Attn: Ena Singh; Celeste Ferber

E-mail: ena@zymergen.com; cferber@zymergen.com

with a copy (which will not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

855 Main St.

Redwood City, CA 94063

Attn: Joseph Halloum

E-mail: joseph.halloum@freshfields.com

Any notice received by e-mail or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or e-mail address through a notice given in accordance with this Section 9.2, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is two (2) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

9.3 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other Parties. This Agreement will be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 9.3 is null and void.

9.4 Confidentiality Agreement. Parent, Merger Sub and the Company hereby acknowledge that Parent and the Company have previously executed a confidentiality letter agreement, dated March 16, 2022, as amended and restated on June 16, 2022 (the “Confidentiality Agreement”), that shall continue in full force and effect in accordance with its terms. Each of Parent, Merger Sub and their respective Representatives shall hold and treat all documents and information concerning the Company and its Subsidiaries furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, each of Parent and Merger Sub agree to be bound by and comply with, and to cause their Representatives to be bound by and comply with, the terms and conditions of the Confidentiality Agreement as if they were parties thereto, to the extent provided in the Confidentiality Agreement. The Company and its Representatives shall hold and treat all documents and information concerning Parent and its Subsidiaries furnished or made available to the Company or its Representatives in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, the Company agrees to be bound by and comply with, and to cause its Representatives to be bound by and comply with, the terms and conditions of the Confidentiality Agreement as if they were parties thereto, to the extent provided in the Confidentiality Agreement.

9.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement and the Company Disclosure Letter constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect, in each case, until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

9.6 Third Party Beneficiaries. Except as set forth in Section 6.8 and this Section 9.6, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by Section 6.8; (b) if a court of competent jurisdiction has declined to grant specific performance as set forth in Section 9.8(b) and has instead granted an award of damages, then the Company may enforce such award and seek additional damages on behalf of the holders of shares of Company Common Stock and

Company Equity Awards (which Parent and Merger Sub acknowledge and agree may include damages based on a decrease in share value or lost premium); (c) if Parent or Merger Sub Willfully and Materially Breaches this Agreement, then, following the termination of this Agreement, the Company may seek damages and other relief (including equitable relief) on behalf of the holders of shares of Company Common Stock and Company Equity Awards; and (d) from and after the Effective Time, the rights of the holders of shares of Company Common Stock, and Company Equity Awards to receive the consideration set forth in Article II. The rights granted pursuant to clause (b) and clause (c) of the second sentence of this Section 9.6 will only be enforceable on behalf of the holders of shares of Company Common Stock and Company Equity Awards by the Company, in its sole and absolute discretion, as agent for such holders, and it is understood and agreed that any and all interests in such claims will attach to such shares of the Company Common Stock or Company Equity Awards and subsequently transfer therewith and, consequently, any damages, settlements or other amounts recovered or received by the Company with respect to such claims (net of expenses incurred by the Company in connection therewith) may, in the Company’s sole and absolute discretion, be (A) distributed, in whole or in part, by the Company to such holders as of any date determined by the Company; or (B) retained by the Company for the use and benefit of the Company in any manner that the Company deems fit.

9.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.8 Remedies.

(a) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Although the Company may pursue both a grant of specific performance and monetary damages, under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance that results in the occurrence of the Closing and monetary damages for failure to close (including any monetary damages in lieu of specific performance).

(b) Specific Performance.

(i) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (B) the provisions of Section 8.3 are not intended to and do not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement.

(ii) The Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Sub pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

9.9 Governing Law. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statute of limitations, without giving effect to any choice or conflict of Laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

9.10 Consent to Jurisdiction. Each of the Parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

9.11 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

9.12 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as Parties hereto and no Company Related Parties and no Affiliates or Representatives of Parent (other than Merger Sub under this Agreement) shall have any liability for any obligations or liabilities of the Parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith.

9.13 Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter or Parent Disclosure Letter, as applicable, shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company or Parent and Merger Sub, as applicable, that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company or Parent and Merger Sub, as applicable, that are set forth in this Agreement, but in the case of this clause (b) only to the extent the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.

9.14 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

{Signature page follows.}

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

Parent:

GINKGO BIOWORKS HOLDINGS, INC.

By:	/s/ Jason Kelly
	Name:	Jason Kelly
	Title:	Chief Executive Officer

Merger Sub:

PEPPER MERGER SUBSIDIARY INC.

By:	/s/ Jason Kelly
	Name:	Jason Kelly
	Title:	President

[Signature Page to Agreement and Plan of Merger]

Company:

ZYMERGEN INC.

By:	/s/ Jay Flatley
	Name:	Jay Flatley
	Title:	Acting Chief Executive Officer
(Principal Executive Officer)

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Form of Certificate of Incorporation of the Surviving Corporation

Agreed Form

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ZYMERGEN INC.

A PUBLIC BENEFIT CORPORATION

1.    The name of this corporation is Zymergen Inc. (the “Corporation”).

2.    The registered office of this Corporation in the State of Delaware is located at: c/o The Corporation Trust Company, 1209 Orange Street, Corporation Trust Center, Wilmington, County of New Castle, DE 19801. The name of the registered agent at such address is The Corporation Trust Company.

3.    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

4.    The Corporation shall be a public benefit corporation, as contemplated by subchapter XV of the DGCL, and is to be managed in a manner that balances the stockholders’ pecuniary (financial) interests, the best interests of those materially affected by the Corporation’s conduct (including customers, employees, partners, and the communities in which the Corporation operates), and the public benefit or benefits identified in this Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”).

5.    The specific public benefit to be promoted by the Corporation is to displace the petrochemicals that pollute the Planet by designing, developing, and commercializing bio-based materials that deliver better performance than existing products, at attractive costs. The Corporation makes products with broad applications and global reach that are safer for the people who manufacture them, healthier for the people who use them and better for the environment.

6.    The total number of shares of stock that the Corporation shall have authority to issue is 100 shares of common stock, $0.0001 par value per share (“Common Stock”). Each share of Common Stock shall be entitled to one vote.

7.    Shares of Common Stock may be issued in fractions of a share. Each fractional share of Common Stock shall be entitled to a vote in proportion to such fractional share.

8.    Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL.

9.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The size of the Board of Directors shall be determined as set forth in the bylaws of the Corporation, as in effect from time to time (the “Bylaws”). The election of directors need not be by written ballot unless the Bylaws shall so require.

10.    In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time the Bylaws, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal Bylaws made by the Board of Directors.

11.    To the maximum extent permitted from time to time under the laws of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Corporation or, with respect to any individual, each spouse or child or other descendants of such individual, each trust, limited liability company or limited partnership created solely for the benefit of one or more of the aforementioned Persons and/or their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in his capacity as such custodian or guardian, of officers, directors or stockholders who are employees of the Corporation. No amendment or repeal of this Section 10 shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director, or stockholder becomes aware prior to such amendment or repeal. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 10. As used herein, “Person” shall mean any individual, partnership, corporation, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

12.    To the fullest extent permitted by the DGCL or any other law of the State of Delaware, as it exists or may hereafter be amended or modified from time to time, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the Corporation or its stockholders; any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law; unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and any transaction from which the director derived an improper personal benefit.

13.    To the fullest extent permitted by the DGCL or any other law of the State of Delaware, as it exists or may hereafter be amended or modified from time to time, including to the extent that such law or amendment permits the Corporation to provide broader indemnification rights than permitted prior to such law or amendment, the Corporation is authorized to provide indemnification of (and advancement of expenses to) its current or former directors, officers, employees and agents of the Corporation (and any other persons to which DGCL permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors or otherwise.

14.    No amendment or repeal of Section 12, Section 13 or this Section 14, nor the adoption of any provision of this Certificate of Incorporation inconsistent with Section 12, Section 13 or Section 14, nor, to the fullest extent permitted by the DGCL, any modification of law, shall adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, repeal or adoption of an inconsistent provision.

15.    The books of the Corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the Bylaws.

16.    If at any time the Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

17.    The Corporation shall not be governed by Section 203 of the DGCL.

18.    (a) Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Chancery Court”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or its stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in all cases, subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation will be deemed to have notice of and consented to the provisions of this Section 18.

(b)     Any person or entity that purchases or otherwise acquires any interest in the shares of capital stock of the Corporation will be deemed to have (i) consented and submitted to the personal jurisdiction of the Chancery Court in connection with any action described in Section 16(a) above (an “Action”), (ii) waived any objection to the exercise of personal jurisdiction over such stockholder in the Chancery Court, (iii) waived any argument relating to the inconvenience of the forums referenced above in connection with any Action, (iv) agreed not to commence any such Action other than before the Chancery Court nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Action to any court other than the Chancery Court whether on the grounds of inconvenient forum or otherwise, and (v) consented to having service of process made upon such person or entity by service upon such person’s or entity’s counsel as agent for such person or entity in the event that such person or entity brings an Action in a court other than the Chancery Court.

Exhibit 10.1

Execution Version

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of July 24, 2022, is made and entered into by and between Ginkgo Bioworks Holdings, Inc., a Delaware corporation (“Parent”), and SVF Excalibur (Cayman) Limited (the “Stockholder”), a stockholder of Zymergen Inc., a Delaware public benefit corporation (the “Company”). Parent and Stockholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company, Parent and Pepper Merger Subsidiary Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), pursuant to the terms of the Merger Agreement;

WHEREAS, Stockholder is willing to make certain representations, warranties, covenants, and agreements as set forth in this Agreement with respect to the 26,614,219 shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) Beneficially Owned (as defined below) by Stockholder (the “Subject Shares” and, together with any additional shares of Company Common Stock pursuant to Section 7 hereof, the “Shares”); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and the Company have required that Stockholder, and Stockholder has (solely in its capacity as such and not as a director or fiduciary) agreed to, execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth below and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions.

For purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases, and correlative forms shall have the meanings assigned to them in this Section 1.

(a) “Affiliate” means with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or under common control with, such Person; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary or Affiliate of Stockholder; provided, further, that, for the avoidance of doubt, any member of Stockholder shall be deemed an Affiliate of Stockholder; and provided, further, that an Affiliate of Stockholder shall include any investment fund, vehicle or holding company of which Stockholder or an affiliate thereof serves as the general partner, managing member or discretionary manager or advisor, or which shares the same investment manager and/or the same investment advisor. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by Contract or otherwise.

(b) “Beneficial Owner” shall mean the Person who Beneficially Owns the referenced securities.

(c) “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance). For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall also include record ownership of securities.

2. Representations of Stockholder. Stockholder (solely in its capacity as such and not as a director or fiduciary) represents and warrants to Parent that:

(a) Ownership of Shares. Stockholder (i) is the Beneficial Owner of all of Stockholder’s Subject Shares free and clear of any proxy, voting restriction, adverse claim, or other Liens, other than those created by this Agreement or under applicable federal or state securities laws; and (ii) has the sole voting and sole disposition power over all of such Subject Shares. Except as expressly provided by this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which Stockholder is a party relating to the pledge, disposition, or voting of any of Stockholder’s Subject Shares and there are no voting trusts or voting agreements with respect to such Subject Shares.

(b) Disclosure of All Shares Owned. Neither Stockholder nor any of its Affiliates Beneficially Owns any shares of Company Common Stock other than the Subject Shares.

(c) Organization; Power and Authority; Binding Agreement. Stockholder is duly organized, validly existing and in good standing under the Laws of the Cayman Islands. Stockholder has full entity power and authority to enter into, execute, and deliver this Agreement and to perform fully such Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholder and assuming the due authorization, execution and delivery of this Agreement by Parent, constitutes the legal, valid, and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally.

(d) Voting Power. Stockholder has full voting power (or the power to effect the full voting power) with respect to all Stockholder’s Subject Shares, full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of Stockholder’s Subject Shares. None of Stockholder’s Subject Shares are subject to any stockholders’ agreement, proxy, voting trust, or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder.

(e) No Conflict. The execution and delivery of this Agreement by Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, (i) conflict with or violate any Law applicable to Stockholder or (ii) result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of any Lien on any of such Stockholder’s Shares pursuant to, any agreement or other instrument or obligation, including organizational documents binding upon Stockholder or any of its Shares, except for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of Stockholder to perform its obligations hereunder.

(f) No Consents. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Authority or any other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement, except for such filings and approvals as may be required by any applicable federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act or the HSR Act.

(g) No Litigation. As of the time of execution of this Agreement, there is no Legal Proceeding pending against, or to the knowledge of Stockholder, threatened against, Stockholder that could reasonably be expected to materially impair or materially adversely affect the ability of Stockholder to perform Stockholder’s obligations hereunder or to consummate the transactions contemplated by this Agreement on a timely basis.

3. Representations of Parent. Parent represents and warrants to each Stockholder that:

(a) Organization; Power and Authority; Binding Agreement. Parent is duly organized, validly existing and in good standing under the Laws of Delaware. Parent has the requisite power and authority to execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered by Parent and assuming the due authorization, execution and delivery of this Agreement by each Stockholder, constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (ii) is subject to general principles of equity.

(b) No Conflict. The execution and delivery of this Agreement by Parent does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any Law applicable to such Party; (ii) result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to the terms, conditions or provisions of any material Contract to which Parent may be bound; or (iii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent, except for such violations, conflicts, breaches defaults, terminations, accelerations or Liens that would not prevent or materially delay Parent’s performance of its obligations under this Agreement.

(c) No Governmental Authorizations. No Governmental Authorization is required on the part of Parent in connection with the execution and delivery of this Agreement, except for (i) such filings and approvals as may be required by any applicable federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act and (ii) such other Governmental Authorizations the failure of which to obtain would not prevent or materially delay Parent’s performance of its obligations under this Agreement.

4. Agreement to Vote Shares.

Prior to the Expiration Time, Stockholder (in its capacity as such) irrevocably and unconditionally agrees during the term of this Agreement, at any annual or special meeting of the Company called with respect to the following matters, and at every adjournment or postponement thereof (each, a “Covered Meeting”), to appear at any such meeting or otherwise cause Stockholder’s Shares to be counted as present thereat for purpose of establishing a quorum, respond to each request by the Company for written consent, if any, and vote or cause the holder of record to vote Stockholder’s Shares entitled to vote at such meeting (a) in favor of (i) approval of the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement and (ii) any proposal to adjourn or postpone such meeting of stockholders of the Company to a later date if there are not sufficient votes to approve the Merger Agreement, the Merger and any other matters necessary for the Merger; and (b) against (i) any action, proposal, transaction, or agreement which would reasonably be expected to result in any of the conditions to the Company’s obligations to consummate the Merger set forth in Article VII of the Merger Agreement not being fulfilled, and (ii) any action, proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely consummation of the Merger or the fulfillment of Parent’s, Merger Sub’s or the Company’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s Organizational Documents). Any attempt by Stockholder to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of), Stockholder’s Shares in contravention of this Section 4 shall be null and void ab initio. Notwithstanding the foregoing, Stockholder shall retain at all times the right to vote Stockholder’s Shares in its sole discretion and without any other limitation on those matters other than those set forth in this Section 4 that are at any time or from time to time presented for consideration to the Company’s stockholders.

5. No Voting Trusts or Other Arrangement.

Stockholder agrees that during the term of this Agreement, Stockholder will not, and will not permit any Affiliate to, deposit any of Stockholder’s Shares in a voting trust, grant any proxies with respect to Stockholder’s Shares, or subject any of Stockholder’s Shares to any arrangement with respect to the voting of Stockholder’s Shares other than agreements entered into with Parent.

6. Transfer and Encumbrance.

Stockholder agrees that prior to the earlier of (i) the Expiration Time and (ii) the date on which the Requisite Stockholder Approval shall have been obtained, Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge, convey any legal or Beneficial Ownership interest in or otherwise dispose of (by merger, by tendering into any tender or exchange offer, by operation of Law or otherwise) or encumber (“Transfer”) any of Stockholder’s Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of any of Stockholder’s Shares or Stockholder’s voting or economic interest therein. This Section 6 shall not prohibit a Transfer of the Shares by Stockholder to an Affiliate of Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement. Any attempted Transfer of Stockholder’s Shares or any interest therein in violation of this Section 6 shall, to the fullest extent permitted by Law, be null and void ab initio. If any involuntary Transfer of any of Stockholder’s Shares shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold Stockholder’s Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

7. Additional Purchases; Adjustments.

Stockholder agrees that any shares of Company Common Stock and any other shares of capital stock or other equity of the Company that Stockholder purchases, acquires the voting power or otherwise acquires Beneficial Ownership of after the execution of this Agreement and prior to the record date for any Covered Meeting shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof for all purposes of this Agreement, and Stockholder shall promptly notify Parent of the existence of any such after-acquired Shares. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof for all purposes of this Agreement.

8. Waiver of Certain Actions.

Stockholder hereby agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any Legal Proceeding, derivative or otherwise, against Parent, Merger Sub or the Company or any of their respective Affiliates and each of their successors or directors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) alleging a breach of any fiduciary duty of the Company Board in connection with the negotiation and entry into this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing.

9. Termination.

This Agreement shall terminate upon the earliest to occur of (the “Expiration Time”): (a) the Closing; (b) the date on which the Merger Agreement is terminated in accordance with its terms; (c) the Outside Date; (d) any change to the terms of the Merger without the prior written consent of Stockholder that (i) reduces the Merger Consideration with respect to the Company Common Stock or any consideration otherwise payable with respect to the Shares beneficially owned by Stockholder (subject to adjustments in compliance with Section 2.8 of the Merger Agreement), (ii) changes the form of consideration payable in the Merger or any consideration otherwise payable with respect to the Company Common Stock beneficially owned by Stockholder, (iii) modifies the closing conditions set forth in Article VII of the Merger Agreement in a manner adverse to the interest of Stockholder, (iv) modifies the definition of “Outside Date” under the Merger Agreement in a manner adverse to the interest of Stockholder or (v) modifies Article II of the Merger Agreement in a manner adverse to the interests of Stockholder; and (e) with respect to any Stockholder, the mutual written consent of Stockholder and Parent to terminate this Agreement. Nothing in this Section 9 shall relieve or otherwise limit the liability of any Party for any willful and material breach of this Agreement incurred prior to such termination.

10. No Solicitation.

Subject to Section 11, Stockholder agrees it shall not, it shall cause its Affiliates not to and it shall direct its and their respective Representatives not to, directly or indirectly, take any of the actions listed in clauses (i)—(vi) of Section 5.4(a) of the Merger Agreement (without giving effect to any amendment or modification of such clauses after the date hereof). Stockholder shall, and shall cause its Affiliates to, and shall use its reasonable best efforts to cause its and their Representatives to, immediately cease, and cause to be terminated, any solicitations, discussions or negotiations with any Person other than Parent with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal.

11. Fiduciary Duties.

Stockholder is entering into this Agreement solely in its capacity as the record or Beneficial Owner of the Shares and nothing herein is intended to or shall limit or affect any actions taken by any of Stockholder’s designees serving in his or her capacity as a director of the Company (or a Subsidiary of the Company). The taking of any actions (or failures to act) by Stockholder’s designees serving as a director of the Company (in such capacity as a director) shall not be deemed to constitute a breach of this Agreement.

12. Specific Performance.

The Parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the Parties. Prior to the Expiration Time, it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 12, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at Law or in equity. Each Party accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement, all in accordance with the terms of this Section 12. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 12, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

13. Entire Agreement.

This Agreement (together with the Merger Agreement and any other documents and instruments executed pursuant hereto) supersedes all prior agreements, written or oral, between the Parties hereto with respect to the subject matter hereof and contains the entire agreement between the Parties with respect to the subject matter hereof. The Parties agree that (a) the representations, warranties and covenants set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

14. Notification of Certain Matters.

From the date hereof and through the Expiration Time, Stockholder shall promptly deliver to Parent written notice, upon becoming aware of (a) any injunction, writ or order of any nature issued and directing that the transactions provided for herein not be consummated as herein provided or (b) any Proceeding pending or threatened with respect to the transactions contemplated hereby, in each such case if and only to the extent that such injunction, writ, order or Proceeding would cause any of the conditions set forth in Article VII of the Merger Agreement not to be satisfied at such time.

15. Notices.

All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder: (a) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (b) immediately upon delivery by hand; or (c) by e-mail, upon written or electronic confirmation of receipt, in each case to the intended recipient as set forth below:

If to Parent, to:

Ginkgo Bioworks Holdings, Inc.

27 Drydock Avenue, 8th Floor

Boston, Massachusetts 02210

Attn: Anna Marie Wagner; Karen Tepichin

E-mail: annamarie@ginkgobioworks.com;

ktepichin@ginkgobioworks.com

with copies (which will not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attn: Suni Sreepada

E-mail: suni.sreepada@ropesgray.com

and

Ropes & Gray LLP

800 Boylston Street

Boston, MA 02199

Attn: Marko Zatylny

E-mail: marko.zatylny@ropesgray.com

If to Stockholder, to:

c/o SB Investment Advisers (UK) Limited

69 Grosvenor Street

London, W1K 3JP

Attn: Legal

E-mail: legal@softbank.com.

Any notice received by e-mail or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or e-mail address through a notice given in accordance with this Section 15, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 15 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (i) specified in such notice; or (ii) that is two (2) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 15.

16. Miscellaneous.

(a) Governing Law. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statute of limitations, without giving effect to any choice or conflict of Laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Consent to Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding arising out of this Agreement or the transactions contemplated hereby, for and on behalf of itself or any of its properties or assets, in accordance with Section 15 or in such other manner as may be permitted by applicable Law, and nothing in this Section 16(b) will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it shall not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of the Parties agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(c) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER AGREEMENT OR THE MERGER OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE MERGER AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16(c).

(d) Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense, whether or not the Merger is consummated.

(e) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(f) Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by Electronic Delivery, will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(g) Interpretation. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of a Stockholder means the actual knowledge of any officer of such Stockholder after due inquiry.

(h) Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other Parties; provided that such prior written approval shall not be required for the assignment to an Affiliate in connection with a Transfer made in accordance with the provisions of Section 6. This Agreement will be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder unless made in connection with a Transfer or series of Transfers of all of a Stockholder’s Shares made in accordance with the provisions of Section 6. Any purported assignment of this Agreement without the consent required by this Section 16(h) is null and void.

(i) No Third-Party Beneficiaries; Non-Recourse. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit, or remedy of any nature under or by reason of this Agreement.

(j) No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder, and Parent shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting or disposition of any Shares, except as otherwise expressly provided herein.

(k) No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the Parties or a presumption that the Parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

(l) Disclosure. Stockholder shall not issue any press release or otherwise make any public announcement regarding this Agreement or the transactions contemplated hereby without the prior written consent of Parent, except as may be required by applicable Law (provided that to the extent legally permitted and reasonably practicable, Stockholder shall provide reasonable notice of any such disclosure to Parent, other than an amendment to and report on Schedule 13D or any filing made pursuant to Section 16 of the Exchange Act solely to disclose this Agreement and report that it has been entered into). Stockholder consents to and hereby authorizes the Company and Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company or Parent reasonably determines to be necessary in connection with the Merger, Stockholder’s identity and ownership of Stockholder’s Shares, the existence of this Agreement, and the nature of Stockholder’s commitments and obligations under this Agreement and any other information that the Company reasonably determines is required to be disclosed by Law, and Stockholder acknowledges that the Company and Parent may, in the Company’s sole discretion, file this Agreement or a form hereof with the SEC or any other applicable Governmental Authority. Stockholder agrees, upon written request by Parent, to promptly provide Parent with any information it may reasonably require for the preparation of any such disclosure documents, and Stockholder agrees to promptly notify the Company of any required corrections with respect to any information regarding this Agreement supplied by Stockholder specifically for use in any such disclosure document, if and to the extent that Stockholder has become aware that any such information shall have become false or misleading in any material respect. Nothing set forth herein shall limit any disclosure by Stockholder to its or its Affiliates’ general or limited partners on a confidential basis.

(m) Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the Parties. By an instrument in writing, Parent, on the one hand, or Stockholder, on the other hand, may waive compliance by the other Party with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform. The failure or delay of any Party to assert any rights or remedies shall not constitute a waiver of such rights or remedies, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right or remedy hereunder.

(n) Reliance. Stockholder understands and acknowledges that Parent and the Company are entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each Party has duly executed and delivered this Agreement as of the date first written above.

GINKGO BIOWORKS HOLDINGS, INC.

By:	/s/ Jason Kelly
	Name:	Jason Kelly
	Title:	Chief Executive Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each Party has duly executed and delivered this Agreement as of the date first written above.

SVF EXCALIBUR (CAYMAN) LIMITED

By:	/s/ Karey Schreck
	Name:	Karey Schreck
	Title:	Authorised Signatory

[Signature Page to Voting Agreement]

Exhibit 10.2

Execution Version

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of July 24, 2022, is made and entered into by and among Ginkgo Bioworks Holdings, Inc., a Delaware corporation (“Parent”), and the stockholders of Zymergen Inc., a Delaware public benefit corporation (the “Company”), identified on Exhibit A (each, a “Stockholder” and collectively, the “Stockholders”). Parent and each Stockholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company, Parent and Pepper Merger Subsidiary Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), pursuant to the terms of the Merger Agreement;

WHEREAS, each Stockholder is willing to make certain representations, warranties, covenants, and agreements as set forth in this Agreement with respect to the shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) Beneficially Owned (as defined below) by such Stockholder set forth across from such Stockholder’s name on Exhibit A (the “Subject Shares” and, together with any additional shares of Company Common Stock pursuant to Section 7 hereof, the “Shares”); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and the Company have required that each Stockholder, and each Stockholder has (solely in its capacity as such and not as a director or fiduciary) agreed to, execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth below and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions.

For purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases, and correlative forms shall have the meanings assigned to them in this Section 1.

(a) “Affiliate” means with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or under common control with, such Person; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary or Affiliate of any Stockholder; provided, further, that, for the avoidance of doubt, any member of a Stockholder shall be deemed an Affiliate of such Stockholder; and provided, further, that an Affiliate of a Stockholder shall include any investment fund, vehicle or holding company of which such Stockholder or an affiliate thereof serves as the general partner, managing member or discretionary manager or advisor, or which shares the same investment manager and/or the same investment advisor. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by Contract or otherwise.

(b) “Beneficial Owner” shall mean the Person who Beneficially Owns the referenced securities.

(c) “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance). For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall also include record ownership of securities.

2. Representations of the Stockholders. Each Stockholder (solely in its capacity as such and not as a director or fiduciary) represents and warrants to Parent (only as to such Stockholder and not any other Stockholder) that:

(a) Ownership of Shares. Stockholder (i) is the Beneficial Owner of all of such Stockholder’s Subject Shares free and clear of any proxy, voting restriction, adverse claim, or other Liens, other than those created by this Agreement or under applicable federal or state securities laws; and (ii) has the sole voting and sole disposition power over all of such Subject Shares. Except as expressly provided by this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which Stockholder is a party relating to the pledge, disposition, or voting of any of such Stockholder’s Subject Shares and there are no voting trusts or voting agreements with respect to such Subject Shares.

(b) Disclosure of All Shares Owned. Neither Stockholder nor any of its Affiliates Beneficially Owns any shares of Company Common Stock other than the Subject Shares set forth across from such Stockholder’s name on Exhibit A.

(c) Organization; Power and Authority; Binding Agreement. Stockholder is duly organized, validly existing and in good standing under the Laws of Delaware. Stockholder has full entity power and authority to enter into, execute, and deliver this Agreement and to perform fully such Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholder and assuming the due authorization, execution and delivery of this Agreement by Parent, constitutes the legal, valid, and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally.

(d) Voting Power. Stockholder has full voting power (or the power to effect the full voting power) with respect to all such Stockholder’s Subject Shares, full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of such Stockholder’s Subject Shares. None of Stockholder’s Subject Shares are subject to any stockholders’ agreement, proxy, voting trust, or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder.

(e) No Conflict. The execution and delivery of this Agreement by Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, (i) conflict with or violate any Law applicable to such Stockholder or (ii) result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of any Lien on any of such Stockholder’s Shares pursuant to, any agreement or other instrument or obligation, including organizational documents binding upon such Stockholder or any of its Shares, except for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of Stockholder to perform its obligations hereunder.

(f) No Consents. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Authority or any other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement, except for such filings and approvals as may be required by any applicable federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act or the HSR Act.

(g) No Litigation. As of the time of execution of this Agreement, there is no Legal Proceeding pending against, or to the knowledge of Stockholder, threatened against, Stockholder that could reasonably be expected to materially impair or materially adversely affect the ability of such Stockholder to perform such Stockholder’s obligations hereunder or to consummate the transactions contemplated by this Agreement on a timely basis.

3. Representations of Parent. Parent represents and warrants to each Stockholder that:

(a) Organization; Power and Authority; Binding Agreement. Parent is duly organized, validly existing and in good standing under the Laws of Delaware. Parent has the requisite power and authority to execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered by Parent and assuming the due authorization, execution and delivery of this Agreement by each Stockholder, constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (ii) is subject to general principles of equity.

(b) No Conflict. The execution and delivery of this Agreement by Parent does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any Law applicable to such Party; (ii) result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to the terms, conditions or provisions of any material Contract to which Parent may be bound; or (iii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent, except for such violations, conflicts, breaches defaults, terminations, accelerations or Liens that would not prevent or materially delay Parent’s performance of its obligations under this Agreement.

(c) No Governmental Authorizations. No Governmental Authorization is required on the part of Parent in connection with the execution and delivery of this Agreement, except for (i) such filings and approvals as may be required by any applicable federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act and (ii) such other Governmental Authorizations the failure of which to obtain would not prevent or materially delay Parent’s performance of its obligations under this Agreement.

4. Agreement to Vote Shares.

Prior to the Expiration Time, each Stockholder (in its capacity as such) irrevocably and unconditionally agrees during the term of this Agreement, at any annual or special meeting of the Company called with respect to the following matters, and at every adjournment or postponement thereof (each, a “Covered Meeting”), to appear at any such meeting or otherwise cause such Stockholder’s Shares to be counted as present thereat for purpose of establishing a quorum, respond to each request by the Company for written consent, if any, and vote or cause the holder of record to vote such Stockholder’s Shares entitled to vote at such meeting (a) in favor of (i) approval of the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement and (ii) any proposal to adjourn or postpone such meeting of stockholders of the Company to a later date if there are not sufficient votes to approve the Merger Agreement, the Merger and any other matters necessary for the Merger; and (b) against (i) any action, proposal, transaction, or agreement which would reasonably be expected to result in any of the conditions to the Company’s obligations to consummate the Merger set forth in Article VII of the Merger Agreement not being fulfilled, and (ii) any action, proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely consummation of the Merger or the fulfillment of Parent’s, Merger Sub’s or the Company’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s Organizational Documents). Any attempt by Stockholder to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of), such Stockholder’s Shares in contravention of this Section 4 shall be null and void ab initio. Notwithstanding the foregoing, Stockholder shall retain at all times the right to vote such Stockholder’s Shares in its sole discretion and without any other limitation on those matters other than those set forth in this Section 4 that are at any time or from time to time presented for consideration to the Company’s stockholders.

5. No Voting Trusts or Other Arrangement.

Each Stockholder agrees that during the term of this Agreement, such Stockholder will not, and will not permit any Affiliate to, deposit any of such Stockholder’s Shares in a voting trust, grant any proxies with respect to such Stockholder’s Shares, or subject any of such Stockholder’s Shares to any arrangement with respect to the voting of such Stockholder’s Shares other than agreements entered into with Parent.

6. Transfer and Encumbrance.

Each Stockholder agrees that prior to the earlier of (i) the Expiration Time and (ii) the date on which the Requisite Stockholder Approval shall have been obtained, such Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge, convey any legal or Beneficial Ownership interest in or otherwise dispose of (by merger, by tendering into any tender or exchange offer, by operation of Law or otherwise) or encumber (“Transfer”) any of such Stockholder’s Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of any of such Stockholder’s Shares or such Stockholder’s voting or economic interest therein. This Section 6 shall not prohibit a Transfer of the Shares by a Stockholder to an Affiliate of such Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement. Any attempted Transfer of a Stockholder’s Shares or any interest therein in violation of this Section 6 shall, to the fullest extent permitted by Law, be null and void ab initio. If any involuntary Transfer of any of a Stockholder’s Shares shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Stockholder’s Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

7. Additional Purchases; Adjustments.

Each Stockholder agrees that any shares of Company Common Stock and any other shares of capital stock or other equity of the Company that such Stockholder purchases, acquires the voting power or otherwise acquires Beneficial Ownership of after the execution of this Agreement and prior to the record date for any Covered Meeting shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof for all purposes of this Agreement, and each Stockholder shall promptly notify Parent of the existence of any such after-acquired Shares. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof for all purposes of this Agreement.

8. Waiver of Certain Actions.

Each Stockholder hereby agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any Legal Proceeding, derivative or otherwise, against Parent, Merger Sub or the Company or any of their respective Affiliates and each of their successors or directors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) alleging a breach of any fiduciary duty of the Company Board in connection with the negotiation and entry into this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing.

9. Termination.

This Agreement shall terminate upon the earliest to occur of (the “Expiration Time”): (a) the Closing; (b) the date on which the Merger Agreement is terminated in accordance with its terms; (c) the Outside Date; (d) any change to the terms of the Merger without the prior written consent of each Stockholder that (i) reduces the Merger Consideration with respect to the Company Common Stock or any consideration otherwise payable with respect to the Shares beneficially owned by such Stockholder (subject to adjustments in compliance with Section 2.8 of the Merger Agreement), (ii) changes the form of consideration payable in the Merger or any consideration otherwise payable with respect to the Company Common Stock beneficially owned by such Stockholder, (iii) modifies the closing conditions set forth in Article VII of the Merger Agreement in a manner adverse to the interest of the Stockholders, (iv) modifies the definition of “Outside Date” under the Merger Agreement in a manner adverse to the interest of the Stockholders or (v) modifies Article II of the Merger Agreement in a manner adverse to the interests of the Stockholders; and (e) with respect to any Stockholder, the mutual written consent of such Stockholder and Parent to terminate this Agreement. Nothing in this Section 9 shall relieve or otherwise limit the liability of any Party for any willful and material breach of this Agreement incurred prior to such termination.

10. No Solicitation.

Subject to Section 11, each Stockholder agrees it shall not, it shall cause its Affiliates not to and it shall direct its and their respective Representatives not to, directly or indirectly, take any of the actions listed in clauses (i)—(vi) of Section 5.4(a) of the Merger Agreement (without giving effect to any amendment or modification of such clauses after the date hereof). Each Stockholder shall, and shall cause its Affiliates to, and shall use its reasonable best efforts to cause its and their Representatives to, immediately cease, and cause to be terminated, any solicitations, discussions or negotiations with any Person other than Parent with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal.

11. Fiduciary Duties.

Each Stockholder is entering into this Agreement solely in its capacity as the record or Beneficial Owner of the Shares and nothing herein is intended to or shall limit or affect any actions taken by any of such Stockholder’s designees serving in his or her capacity as a director of the Company (or a Subsidiary of the Company). The taking of any actions (or failures to act) by any Stockholder’s designees serving as a director of the Company (in such capacity as a director) shall not be deemed to constitute a breach of this Agreement.

12. Specific Performance.

The Parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the Parties. Prior to the Expiration Time, it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 12, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at Law or in equity. Each Party accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement, all in accordance with the terms of this Section 12. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 12, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

13. Entire Agreement.

This Agreement (together with the Merger Agreement and any other documents and instruments executed pursuant hereto) supersedes all prior agreements, written or oral, between the Parties hereto with respect to the subject matter hereof and contains the entire agreement between the Parties with respect to the subject matter hereof. The Parties agree that (a) the representations, warranties and covenants set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

14. Notification of Certain Matters.

From the date hereof and through the Expiration Time, each Stockholder shall promptly deliver to Parent written notice, upon becoming aware of (a) any injunction, writ or order of any nature issued and directing that the transactions provided for herein not be consummated as herein provided or (b) any Proceeding pending or threatened with respect to the transactions contemplated hereby, in each such case if and only to the extent that such injunction, writ, order or Proceeding would cause any of the conditions set forth in Article VII of the Merger Agreement not to be satisfied at such time.

15. Notices.

All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder: (a) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (b) immediately upon delivery by hand; or (c) by e-mail, upon written or electronic confirmation of receipt, in each case to the intended recipient as set forth below:

If to Parent, to:

Ginkgo Bioworks Holdings, Inc.

27 Drydock Avenue, 8th Floor

Boston, Massachusetts 02210

Attn: Anna Marie Wagner; Karen Tepichin

E-mail: annamarie@ginkgobioworks.com;

ktepichin@ginkgobioworks.com

with copies (which will not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attn: Suni Sreepada

E-mail: suni.sreepada@ropesgray.com

and

Ropes & Gray LLP

800 Boylston Street

Boston, MA 02199

Attn: Marko Zatylny

E-mail: marko.zatylny@ropesgray.com

If to a Stockholder, to such Stockholder’s address set forth on Exhibit A.

Any notice received by e-mail or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or e-mail address through a notice given in accordance with this Section 15, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 15 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (i) specified in such notice; or (ii) that is two (2) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 15.

16. Miscellaneous.

(a) Governing Law. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statute of limitations, without giving effect to any choice or conflict of Laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Consent to Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding arising out of this Agreement or the transactions contemplated hereby, for and on behalf of itself or any of its properties or assets, in accordance with Section 15 or in such other manner as may be permitted by applicable Law, and nothing in this Section 16(b) will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it shall not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of the Parties agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(c) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER AGREEMENT OR THE MERGER OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE MERGER AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16(c).

(d) Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense, whether or not the Merger is consummated.

(e) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(f) Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by Electronic Delivery, will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(g) Interpretation. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of a Stockholder means the actual knowledge of any officer of such Stockholder after due inquiry.

(h) Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other Parties; provided that such prior written approval shall not be required for the assignment to an Affiliate in connection with a Transfer made in accordance with the provisions of Section 6. This Agreement will be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder unless made in connection with a Transfer or series of Transfers of all of a Stockholder’s Shares made in accordance with the provisions of Section 6. Any purported assignment of this Agreement without the consent required by this Section 16(h) is null and void.

(i) No Third-Party Beneficiaries; Non-Recourse. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit, or remedy of any nature under or by reason of this Agreement.

(j) No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholders, and Parent shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct any Stockholder in the voting or disposition of any Shares, except as otherwise expressly provided herein.

(k) No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the Parties or a presumption that the Parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

(l) Disclosure. No Stockholder shall issue any press release or otherwise make any public announcement regarding this Agreement or the transactions contemplated hereby without the prior written consent of Parent, except as may be required by applicable Law (provided that to the extent legally permitted and reasonably practicable, any such Stockholder shall provide reasonable notice of any such disclosure to Parent, other than an amendment to and report on Schedule 13D or any filing made pursuant to Section 16 of the Exchange Act solely to disclose this Agreement and report that it has been entered into). Each Stockholder consents to and hereby authorizes the Company and Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company or Parent reasonably determines to be necessary in connection with the Merger, such Stockholder’s identity and ownership of such Stockholder’s Shares, the existence of this Agreement, and the nature of such Stockholder’s commitments and obligations under this Agreement and any other information that the Company reasonably determines is required to be disclosed by Law, and such Stockholder acknowledges that the Company and Parent may, in the Company’s sole discretion, file this Agreement or a form hereof with the SEC or any other applicable Governmental Authority. Each Stockholder agrees, upon written request by Parent, to promptly provide Parent with any information it may reasonably require for the preparation of any such disclosure documents, and such Stockholder agrees to promptly notify the Company of any required corrections with respect to any information regarding this Agreement supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that such Stockholder has become aware that any such information shall have become false or misleading in any material respect. Nothing set forth herein shall limit any disclosure by any Stockholder to its or its Affiliates’ general or limited partners on a confidential basis.

(m) Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the Parties. By an instrument in writing, Parent, on the one hand, or any Stockholder, on the other hand, may waive compliance by the other Party with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform. The failure or delay of any Party to assert any rights or remedies shall not constitute a waiver of such rights or remedies, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right or remedy hereunder.

(n) Reliance. Each Stockholder understands and acknowledges that Parent and the Company are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each Party has duly executed and delivered this Agreement as of the date first written above.

GINKGO BIOWORKS HOLDINGS, INC.

By:	/s/ Jason Kelly
Name: Jason Kelly
Title: Chief Executive Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each Party has duly executed and delivered this Agreement as of the date first written above.

DATA COLLECTIVE II, L.P.

By:	/s/ Zack Bogue
Name: Zack Bogue
Title: Managing Partner

IN WITNESS WHEREOF, each Party has duly executed and delivered this Agreement as of the date first written above.

DCVC OPPORTUNITY FUND, L.P.

By:	/s/ Zack Bogue
Name: Zack Bogue
Title: Managing Partner

Exhibit A

Name and Address of Stockholder	Total Shares of Common Stock Owned
Data Collective II, L.P. 270 University Avenue Palo Alto, CA 94301	2,448,901
DCVC Opportunity Fund, L.P. 270 University Avenue Palo Alto, CA 94301	4,917,734
Total	7,366,635

Exhibit 10.3

Execution Version

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of July 24, 2022, is made and entered into by and among Ginkgo Bioworks Holdings, Inc., a Delaware corporation (“Parent”), and the stockholders of Zymergen Inc., a Delaware public benefit corporation (the “Company”), identified on Exhibit A (each, a “Stockholder” and collectively, the “Stockholders”). Parent and each Stockholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company, Parent and Pepper Merger Subsidiary Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), pursuant to the terms of the Merger Agreement;

WHEREAS, each Stockholder is willing to make certain representations, warranties, covenants, and agreements as set forth in this Agreement with respect to the shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) Beneficially Owned (as defined below) by such Stockholder set forth across from such Stockholder’s name on Exhibit A (the “Subject Shares” and, together with any additional shares of Company Common Stock pursuant to Section 7 hereof, the “Shares”); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and the Company have required that each Stockholder, and each Stockholder has (solely in its capacity as such and not as a director or fiduciary) agreed to, execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth below and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions.

For purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases, and correlative forms shall have the meanings assigned to them in this Section 1.

(a) “Affiliate” means with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or under common control with, such Person; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary or Affiliate of any Stockholder; provided, further, that, for the avoidance of doubt, any member of a Stockholder shall be deemed an Affiliate of such Stockholder; and provided, further, that an Affiliate of a Stockholder shall include any investment fund, vehicle or holding company of which such Stockholder or an affiliate thereof serves as the general partner, managing member or discretionary manager or advisor, or which shares the same investment manager and/or the same investment advisor. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by Contract or otherwise.

(b) “Beneficial Owner” shall mean the Person who Beneficially Owns the referenced securities.

(c) “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance). For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall also include record ownership of securities.

2. Representations of the Stockholders. Each Stockholder (solely in its capacity as such and not as a director or fiduciary) represents and warrants to Parent (only as to such Stockholder and not any other Stockholder) that:

(a) Ownership of Shares. Stockholder (i) is the Beneficial Owner of all of such Stockholder’s Subject Shares free and clear of any proxy, voting restriction, adverse claim, or other Liens, other than those created by this Agreement or under applicable federal or state securities laws; and (ii) has the sole voting and sole disposition power over all of such Subject Shares. Except as expressly provided by this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which Stockholder is a party relating to the pledge, disposition, or voting of any of such Stockholder’s Subject Shares and there are no voting trusts or voting agreements with respect to such Subject Shares.

(b) Disclosure of All Shares Owned. Neither Stockholder nor any of its Affiliates Beneficially Owns any shares of Company Common Stock other than the Subject Shares set forth across from such Stockholder’s name on Exhibit A.

(c) Organization; Power and Authority; Binding Agreement. Stockholder is duly organized, validly existing and in good standing under the Laws of Delaware. Stockholder has full entity power and authority to enter into, execute, and deliver this Agreement and to perform fully such Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholder and assuming the due authorization, execution and delivery of this Agreement by Parent, constitutes the legal, valid, and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally.

(d) Voting Power. Stockholder has full voting power (or the power to effect the full voting power) with respect to all such Stockholder’s Subject Shares, full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of such Stockholder’s Subject Shares. None of Stockholder’s Subject Shares are subject to any stockholders’ agreement, proxy, voting trust, or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder.

(e) No Conflict. The execution and delivery of this Agreement by Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, (i) conflict with or violate any Law applicable to such Stockholder or (ii) result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of any Lien on any of such Stockholder’s Shares pursuant to, any agreement or other instrument or obligation, including organizational documents binding upon such Stockholder or any of its Shares, except for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of Stockholder to perform its obligations hereunder.

(f) No Consents. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Authority or any other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement, except for such filings and approvals as may be required by any applicable federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act or the HSR Act.

(g) No Litigation. As of the time of execution of this Agreement, there is no Legal Proceeding pending against, or to the knowledge of Stockholder, threatened against, Stockholder that could reasonably be expected to materially impair or materially adversely affect the ability of such Stockholder to perform such Stockholder’s obligations hereunder or to consummate the transactions contemplated by this Agreement on a timely basis.

3. Representations of Parent. Parent represents and warrants to each Stockholder that:

(a) Organization; Power and Authority; Binding Agreement. Parent is duly organized, validly existing and in good standing under the Laws of Delaware. Parent has the requisite power and authority to execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered by Parent and assuming the due authorization, execution and delivery of this Agreement by each Stockholder, constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (ii) is subject to general principles of equity.

(b) No Conflict. The execution and delivery of this Agreement by Parent does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any Law applicable to such Party; (ii) result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to the terms, conditions or provisions of any material Contract to which Parent may be bound; or (iii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent, except for such violations, conflicts, breaches defaults, terminations, accelerations or Liens that would not prevent or materially delay Parent’s performance of its obligations under this Agreement.

(c) No Governmental Authorizations. No Governmental Authorization is required on the part of Parent in connection with the execution and delivery of this Agreement, except for (i) such filings and approvals as may be required by any applicable federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act and (ii) such other Governmental Authorizations the failure of which to obtain would not prevent or materially delay Parent’s performance of its obligations under this Agreement.

4. Agreement to Vote Shares.

Prior to the Expiration Time, each Stockholder (in its capacity as such) irrevocably and unconditionally agrees during the term of this Agreement, at any annual or special meeting of the Company called with respect to the following matters, and at every adjournment or postponement thereof (each, a “Covered Meeting”), to appear at any such meeting or otherwise cause such Stockholder’s Shares to be counted as present thereat for purpose of establishing a quorum, respond to each request by the Company for written consent, if any, and vote or cause the holder of record to vote such Stockholder’s Shares entitled to vote at such meeting (a) in favor of (i) approval of the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement and (ii) any proposal to adjourn or postpone such meeting of stockholders of the Company to a later date if there are not sufficient votes to approve the Merger Agreement, the Merger and any other matters necessary for the Merger; and (b) against (i) any action, proposal, transaction, or agreement which would reasonably be expected to result in any of the conditions to the Company’s obligations to consummate the Merger set forth in Article VII of the Merger Agreement not being fulfilled, and (ii) any action, proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely consummation of the Merger or the fulfillment of Parent’s, Merger Sub’s or the Company’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s Organizational Documents). Any attempt by Stockholder to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of), such Stockholder’s Shares in contravention of this Section 4 shall be null and void ab initio. Notwithstanding the foregoing, Stockholder shall retain at all times the right to vote such Stockholder’s Shares in its sole discretion and without any other limitation on those matters other than those set forth in this Section 4 that are at any time or from time to time presented for consideration to the Company’s stockholders.

5. No Voting Trusts or Other Arrangement.

Each Stockholder agrees that during the term of this Agreement, such Stockholder will not, and will not permit any Affiliate to, deposit any of such Stockholder’s Shares in a voting trust, grant any proxies with respect to such Stockholder’s Shares, or subject any of such Stockholder’s Shares to any arrangement with respect to the voting of such Stockholder’s Shares other than agreements entered into with Parent.

6. Transfer and Encumbrance.

Each Stockholder agrees that prior to the earlier of (i) the Expiration Time and (ii) the date on which the Requisite Stockholder Approval shall have been obtained, such Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge, convey any legal or Beneficial Ownership interest in or otherwise dispose of (by merger, by tendering into any tender or exchange offer, by operation of Law or otherwise) or encumber (“Transfer”) any of such Stockholder’s Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of any of such Stockholder’s Shares or such Stockholder’s voting or economic interest therein. This Section 6 shall not prohibit a Transfer of the Shares by a Stockholder to an Affiliate of such Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement. Any attempted Transfer of a Stockholder’s Shares or any interest therein in violation of this Section 6 shall, to the fullest extent permitted by Law, be null and void ab initio. If any involuntary Transfer of any of a Stockholder’s Shares shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Stockholder’s Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

7. Additional Purchases; Adjustments.

Each Stockholder agrees that any shares of Company Common Stock and any other shares of capital stock or other equity of the Company that such Stockholder purchases, acquires the voting power or otherwise acquires Beneficial Ownership of after the execution of this Agreement and prior to the record date for any Covered Meeting shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof for all purposes of this Agreement, and each Stockholder shall promptly notify Parent of the existence of any such after-acquired Shares. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof for all purposes of this Agreement.

8. Waiver of Certain Actions.

Each Stockholder hereby agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any Legal Proceeding, derivative or otherwise, against Parent, Merger Sub or the Company or any of their respective Affiliates and each of their successors or directors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) alleging a breach of any fiduciary duty of the Company Board in connection with the negotiation and entry into this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing.

9. Termination.

This Agreement shall terminate upon the earliest to occur of (the “Expiration Time”): (a) the Closing; (b) the date on which the Merger Agreement is terminated in accordance with its terms; (c) the Outside Date; (d) any change to the terms of the Merger without the prior written consent of each Stockholder that (i) reduces the Merger Consideration with respect to the Company Common Stock or any consideration otherwise payable with respect to the Shares beneficially owned by such Stockholder (subject to adjustments in compliance with Section 2.8 of the Merger Agreement), (ii) changes the form of consideration payable in the Merger or any consideration otherwise payable with respect to the Company Common Stock beneficially owned by such Stockholder, (iii) modifies the closing conditions set forth in Article VII of the Merger Agreement in a manner adverse to the interest of the Stockholders, (iv) modifies the definition of “Outside Date” under the Merger Agreement in a manner adverse to the interest of the Stockholders or (v) modifies Article II of the Merger Agreement in a manner adverse to the interests of the Stockholders; and (e) with respect to any Stockholder, the mutual written consent of such Stockholder and Parent to terminate this Agreement. Nothing in this Section 9 shall relieve or otherwise limit the liability of any Party for any willful and material breach of this Agreement incurred prior to such termination.

10. No Solicitation.

Subject to Section 11, each Stockholder agrees it shall not, it shall cause its Affiliates not to and it shall direct its and their respective Representatives not to, directly or indirectly, take any of the actions listed in clauses (i)—(vi) of Section 5.4(a) of the Merger Agreement (without giving effect to any amendment or modification of such clauses after the date hereof). Each Stockholder shall, and shall cause its Affiliates to, and shall use its reasonable best efforts to cause its and their Representatives to, immediately cease, and cause to be terminated, any solicitations, discussions or negotiations with any Person other than Parent with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal.

11. Fiduciary Duties.

Each Stockholder is entering into this Agreement solely in its capacity as the record or Beneficial Owner of the Shares and nothing herein is intended to or shall limit or affect any actions taken by any of such Stockholder’s designees serving in his or her capacity as a director of the Company (or a Subsidiary of the Company). The taking of any actions (or failures to act) by any Stockholder’s designees serving as a director of the Company (in such capacity as a director) shall not be deemed to constitute a breach of this Agreement.

12. Specific Performance.

The Parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the Parties. Prior to the Expiration Time, it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 12, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at Law or in equity. Each Party accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement, all in accordance with the terms of this Section 12. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 12, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

13. Entire Agreement.

This Agreement (together with the Merger Agreement and any other documents and instruments executed pursuant hereto) supersedes all prior agreements, written or oral, between the Parties hereto with respect to the subject matter hereof and contains the entire agreement between the Parties with respect to the subject matter hereof. The Parties agree that (a) the representations, warranties and covenants set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

14. Notification of Certain Matters.

From the date hereof and through the Expiration Time, each Stockholder shall promptly deliver to Parent written notice, upon becoming aware of (a) any injunction, writ or order of any nature issued and directing that the transactions provided for herein not be consummated as herein provided or (b) any Proceeding pending or threatened with respect to the transactions contemplated hereby, in each such case if and only to the extent that such injunction, writ, order or Proceeding would cause any of the conditions set forth in Article VII of the Merger Agreement not to be satisfied at such time.

15. Notices.

All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder: (a) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (b) immediately upon delivery by hand; or (c) by e-mail, upon written or electronic confirmation of receipt, in each case to the intended recipient as set forth below:

If to Parent, to:

Ginkgo Bioworks Holdings, Inc.

27 Drydock Avenue, 8th Floor

Boston, Massachusetts 02210

Attn: Anna Marie Wagner; Karen Tepichin

E-mail: annamarie@ginkgobioworks.com;

ktepichin@ginkgobioworks.com

with copies (which will not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attn: Suni Sreepada

E-mail: suni.sreepada@ropesgray.com

and

Ropes & Gray LLP

800 Boylston Street

Boston, MA 02199

Attn: Marko Zatylny

E-mail: marko.zatylny@ropesgray.com

If to a Stockholder, to such Stockholder’s address set forth on Exhibit A.

Any notice received by e-mail or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or e-mail address through a notice given in accordance with this Section 15, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 15 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (i) specified in such notice; or (ii) that is two (2) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 15.

16. Miscellaneous.

(a) Governing Law. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statute of limitations, without giving effect to any choice or conflict of Laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Consent to Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding arising out of this Agreement or the transactions contemplated hereby, for and on behalf of itself or any of its properties or assets, in accordance with Section 15 or in such other manner as may be permitted by applicable Law, and nothing in this Section 16(b) will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it shall not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of the Parties agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(c) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER AGREEMENT OR THE MERGER OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE MERGER AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16(c).

(d) Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense, whether or not the Merger is consummated.

(e) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(f) Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by Electronic Delivery, will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(g) Interpretation. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of a Stockholder means the actual knowledge of any officer of such Stockholder after due inquiry.

(h) Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other Parties; provided that such prior written approval shall not be required for the assignment to an Affiliate in connection with a Transfer made in accordance with the provisions of Section 6. This Agreement will be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder unless made in connection with a Transfer or series of Transfers of all of a Stockholder’s Shares made in accordance with the provisions of Section 6. Any purported assignment of this Agreement without the consent required by this Section 16(h) is null and void.

(i) No Third-Party Beneficiaries; Non-Recourse. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit, or remedy of any nature under or by reason of this Agreement.

(j) No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholders, and Parent shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct any Stockholder in the voting or disposition of any Shares, except as otherwise expressly provided herein.

(k) No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the Parties or a presumption that the Parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

(l) Disclosure. No Stockholder shall issue any press release or otherwise make any public announcement regarding this Agreement or the transactions contemplated hereby without the prior written consent of Parent, except as may be required by applicable Law (provided that to the extent legally permitted and reasonably practicable, any such Stockholder shall provide reasonable notice of any such disclosure to Parent, other than an amendment to and report on Schedule 13D or any filing made pursuant to Section 16 of the Exchange Act solely to disclose this Agreement and report that it has been entered into). Each Stockholder consents to and hereby authorizes the Company and Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company or Parent reasonably determines to be necessary in connection with the Merger, such Stockholder’s identity and ownership of such Stockholder’s Shares, the existence of this Agreement, and the nature of such Stockholder’s commitments and obligations under this Agreement and any other information that the Company reasonably determines is required to be disclosed by Law, and such Stockholder acknowledges that the Company and Parent may, in the Company’s sole discretion, file this Agreement or a form hereof with the SEC or any other applicable Governmental Authority. Each Stockholder agrees, upon written request by Parent, to promptly provide Parent with any information it may reasonably require for the preparation of any such disclosure documents, and such Stockholder agrees to promptly notify the Company of any required corrections with respect to any information regarding this Agreement supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that such Stockholder has become aware that any such information shall have become false or misleading in any material respect. Nothing set forth herein shall limit any disclosure by any Stockholder to its or its Affiliates’ general or limited partners on a confidential basis.

(m) Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the Parties. By an instrument in writing, Parent, on the one hand, or any Stockholder, on the other hand, may waive compliance by the other Party with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform. The failure or delay of any Party to assert any rights or remedies shall not constitute a waiver of such rights or remedies, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right or remedy hereunder.

(n) Reliance. Each Stockholder understands and acknowledges that Parent and the Company are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each Party has duly executed and delivered this Agreement as of the date first written above.

GINKGO BIOWORKS HOLDINGS, INC.

By:	/s/ Jason Kelly
	Name:	Jason Kelly
	Title:	Chief Executive Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each Party has duly executed and delivered this Agreement as of the date first written above.

TRUE VENTURES IV L.P. for itself and as
Nominee for True Ventures IV-A, L.P. By: True Venture Partners IV, L.L.C. Its: General Partner

By:	/s/ James G. Stewart
Name: James G. Stewart
Title: COO

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each Party has duly executed and delivered this Agreement as of the date first written above.

TRUE VENTURES SELECT I L.P. By: True Venture Partners I, L.L.C. Its: General Partner

By:	/s/ James G. Stewart
Name: James G. Stewart
Title: COO

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each Party has duly executed and delivered this Agreement as of the date first written above.

TRUE VENTURES SELECT II L.P. By: True Venture Partners Select II, L.L.C. Its: General Partner

By:	/s/ James G. Stewart
Name: James G. Stewart
Title: COO

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each Party has duly executed and delivered this Agreement as of the date first written above.

TRUE VENTURES SELECT III LP. By: True Venture Partners Select III, L.L.C. Its: General Partner

By:	/s/ James G. Stewart
Name: James G. Stewart
Title: COO

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each Party has duly executed and delivered this Agreement as of the date first written above.

TRUE VENTURES SELECT IV LP. By: True Venture Partners Select IV, L.L.C. Its: General Partner

By:	/s/ James G. Stewart
Name: James G. Stewart
Title: COO

[Signature Page to Voting Agreement]

Exhibit A

Name and Address of Stockholder	Total Shares of Common Stock Owned
True Ventures IV L.P. 575 High Street Suite 400 Palo Alto, CA 94301	2,659,857
True Ventures IV-A L.P. 575 High Street Suite 400 Palo Alto, CA 94301	364,929
True Ventures Select I L.P. 575 High Street Suite 400 Palo Alto, CA 94301	930,790
True Ventures Select II L.P. 575 High Street Suite 400 Palo Alto, CA 94301	706,563
True Ventures Select III LP. 575 High Street Suite 400 Palo Alto, CA 94301	1,463,333
True Ventures Select IV L.P. 575 High Street Suite 400 Palo Alto, CA 94301	1,152,734
Total	7,278,206

Exhibit 99.1

Ginkgo to Acquire Zymergen

•	Acquisition is expected to accelerate the development of Ginkgo’s innovative horizontal synthetic biology platform

•

Expect integration of Zymergen’s complementary automation, software, and data science tools as well as biological assets to significantly enhance the capacity, capabilities, and efficiency of Ginkgo’s platform for its diverse customer base and enable new growth opportunities across many end markets

•

Zymergen’s core technical team is expected to help fill significant planned hiring by Ginkgo across its cell engineering, automation, digital technology, and data teams, accelerating scaling efforts while minimizing incremental run-rate operating expenses following integration of the acquisition

•

Ginkgo’s platform serves customers across industries as an enabling platform and Ginkgo will support Zymergen’s plans to evaluate strategic alternatives for their Advanced Materials and Drug Discovery businesses

•	Zymergen stockholders will own 5.25% of the pro forma combined company following the transaction

BOSTON, MA and EMERYVILLE, CA – July 25, 2022 – Today, Ginkgo Bioworks (NYSE: DNA) — the leading horizontal platform for cell programming — and the biotechnology company Zymergen (Nasdaq: ZY) announced they have entered into a definitive agreement under which Ginkgo will acquire Zymergen in an all-stock transaction that values Zymergen at an approximately $300 million market capitalization. Under the terms of the agreement, which have been unanimously approved by the boards of directors of both companies, Zymergen stockholders will receive a fixed exchange ratio of 0.9179 Ginkgo shares for each Zymergen share, representing 5.25% pro forma ownership of Ginkgo following the transaction.

This transaction brings together two highly complementary organizations that share the vision that biology can transform a wide range of industries including manufacturing, agriculture, and medicine. Ginkgo plans to integrate Zymergen’s core automation and software technologies for scaling strain engineering capacity into its Foundry, including Zymergen’s machine learning and data science tools for exploring known and unknown genetic design space. Ginkgo customers will also benefit from the expansion of Ginkgo’s library of biological assets (“Codebase”) following the transaction.

The agreement announced today represents Ginkgo’s largest acquisition to date and is expected to significantly enhance Ginkgo’s platform by integrating strong automation and software capabilities as well as a wealth of experience across diverse biological engineering approaches. Ginkgo is a horizontal platform, serving customers across industries rather than producing its own products, and will support Zymergen’s plans to evaluate strategic alternatives for their Advanced Materials and Drug Discovery businesses, which have established valuable product pipelines and rapid prototyping capabilities. Additionally, Zymergen will continue its standalone cost restructuring initiatives, including headcount reductions and program rationalization. Finally, the addition of Zymergen personnel is expected to help fill planned hiring by Ginkgo as it scales the platform. Taken together, Ginkgo expects these actions to minimize incremental run-rate operating expenses in connection with the combination once integration is completed.

“We have always had incredible respect for the Zymergen team and the strength of the technologies that they have built for cell programming,” said Jason Kelly, CEO and co-founder of Ginkgo Bioworks. “We are thrilled to integrate Zymergen’s capabilities into our Foundry, which we expect to accelerate the growth of our platform as we continue to deliver on our mission to make biology easier to engineer for our customers, helping us drive down the costs of cell programming as we invest in scale. We can’t wait to welcome Zymergen’s technical teams, who will support our scaling objectives.”

“At Zymergen, our team has built a world class and innovative technology platform which will complement Ginkgo’s cell programming capabilities,” said Jay Flatley, Chairman and Acting CEO of Zymergen. “We’re excited about the opportunities created by combining our technologies to accelerate Ginkgo’s platform development to better serve customers, promote Zymergen’s public benefit purpose, and achieve our shared vision of sustainability and a world built on biology. The transaction also represents a compelling opportunity for our stockholders to participate in the future growth and upside potential of the combined company.”

Timing and Approvals

The transaction is expected to be completed by the first quarter of 2023, subject to approval by Zymergen’s stockholders, receipt of regulatory approvals, and satisfaction or waiver of other closing conditions.

Advisors

Allen & Company LLC is serving as financial advisor and Ropes & Gray LLP is serving as legal advisor to Ginkgo. Cowen and Company, LLC is serving as financial advisor and Freshfields Bruckhaus Deringer US LLP is serving as legal advisor to Zymergen.

Ginkgo Webcast and Conference Call Information

Ginkgo will host a conference call beginning at 8:30 AM Eastern Time today to discuss this announcement. A webcast of the conference call can be accessed at https://investors.ginkgobioworks.com.

Zymergen Webcast Information

Zymergen will host a conference call beginning at 5:00 PM Eastern Time, 2:00 PM Pacific Time today to discuss this announcement as well as additional business updates. A webcast of the conference call can be accessed at https://investors.zymergen.com.

About Ginkgo Bioworks

Ginkgo is building a platform to enable customers to program cells as easily as we can program computers. The company’s platform is enabling biotechnology applications across diverse markets, from food and agriculture to industrial chemicals to pharmaceuticals. Ginkgo has also actively supported a number of COVID-19 response efforts, including K-12 pooled testing, vaccine manufacturing optimization and therapeutics discovery. For more information, visit www.ginkgobioworks.com.

About Zymergen

Zymergen is a biotech company that designs and produces molecules, microbes and materials for diverse end markets. We partner with nature to make better products, a better way, for a better world. For more information visit www.zymergen.com.

Additional Information and Where to Find It

In connection with the proposed transaction between Zymergen and Ginkgo, Ginkgo intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a proxy statement of Zymergen and that also constitutes a prospectus of Ginkgo. Each of Zymergen and Ginkgo may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement/prospectus or registration statement or any other document that Zymergen or Ginkgo may file with the SEC. The definitive proxy statement/prospectus (if and when available) will be mailed to stockholders of Zymergen. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and proxy statement/prospectus (if and when available) and other documents containing important information about Zymergen, Ginkgo and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Zymergen will be available free of charge on Zymergen’s website at https://investors.Zymergen.com or by contacting Zymergen’s Investor Relations department by email at investors@Zymergen.com. Copies of the documents filed with the SEC by Ginkgo will be available free of charge on Ginkgo’s website at https://investors.ginkgobioworks.com or by contacting Ginkgo’s Investor Relations department by email at investors@ginkgobioworks.com.

Participants in the Solicitation

Zymergen, Ginkgo, their respective directors and certain of their executive officers and other employees may be deemed to be participants in the solicitation of proxies from Zymergen’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Zymergen’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information about the directors and executive officers of Zymergen, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Zymergen’s proxy statement for its 2022 annual meeting of shareholders, which was filed with the SEC on April 20, 2022, and Zymergen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 30, 2022. Information about the directors and executive officers of Ginkgo, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Ginkgo’s proxy statement for its 2022 annual meeting of shareholders, which was filed with the SEC on April 26, 2022, and Ginkgo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 29, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Zymergen or Ginkgo using the sources indicated above.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Zymergen’s and Ginkgo’s control. Statements in this communication regarding Zymergen, Ginkgo and the combined company that are forward-looking, including projections as to the anticipated benefits of the proposed transaction, the impact of the proposed transaction on Zymergen’s and Ginkgo’s businesses and future financial and operating results, the amount and timing of synergies from the proposed transaction, the aggregate amount of indebtedness of the combined company following the closing of the proposed transaction are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Zymergen’s and Ginkgo’s control. These factors include, among other things, general economic and business conditions; changes in global, political, economic, business, competitive, market and regulatory forces; judicial decisions; changes in tax laws, regulations, rates and policies; future business acquisitions or disposals; litigation and the ability of the combined company to protect its intellectual property rights; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond Zymergen’s and Ginkgo’s control. Additional information concerning these risks, uncertainties and assumptions can be found in Zymergen’s and Ginkgo’s respective filings with the SEC, including the risk factors discussed in Zymergen’s most recent Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q, in Ginkgo’s most recent Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and in each company’s future filings with the SEC. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to, the risks that: a condition to the closing the proposed acquisition may not be satisfied; a regulatory approval that may be required for the proposed acquisition is delayed, is not obtained or is obtained subject to conditions that are not anticipated; Ginkgo is unable to achieve the synergies and value creation contemplated by the proposed acquisition; Ginkgo is unable to promptly and effectively integrate Zymergen’s businesses; management’s time and attention is diverted on transaction related issues; disruption from the transaction makes it more difficult to maintain business, contractual and operational relationships; legal proceedings are instituted against Zymergen, Ginkgo or the combined company; Zymergen, Ginkgo or the combined company is unable to retain key personnel; and the announcement or the consummation of the proposed acquisition has a negative effect on the market price of the capital stock of Zymergen or Ginkgo or on Zymergen’s or Ginkgo’s operating results. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of Zymergen or Ginkgo. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the proposed transaction and/or Zymergen or Ginkgo, Ginkgo’s ability to successfully complete the proposed transaction and/or realize the expected benefits from the proposed transaction. You are cautioned not to rely on Zymergen’s and Ginkgo’s forward-looking statements. These forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Neither Zymergen nor Ginkgo assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

GINKGO BIOWORKS INVESTOR CONTACT:

investors@ginkgobioworks.com

GINKGO BIOWORKS MEDIA CONTACT:

press@ginkgobioworks.com

ZYMERGEN INVESTOR CONTACT:

investors@zymergen.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2022

GINKGO BIOWORKS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40097	87-2652913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Drydock Avenue

8th Floor

Boston, MA 02210

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 422-5362

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	DNA	NYSE
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	DNA.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director Kathy Hopinkah Hannan

On August 2, 2022, the Board of Directors (the “Board”) of Ginkgo Bioworks Holdings, Inc. (the “Company”) voted to appoint Kathy Hopinkah Hannan to the Board, effective as of August 2, 2022. Her term will expire at the Company’s 2023 annual meeting of shareholders. The Board determined that Dr. Hannan is an independent director in accordance with applicable New York Stock Exchange listing requirements and rules. The Board has not appointed Dr. Hannan to any Board committees at this time.

In accordance with the Company’s Non-Employee Director Compensation Program, in connection with her appointment as a director, Dr. Hannan received options to purchase shares of the Company’s Class A common stock in an amount equal to $400,000, plus a prorated amount of options and restricted stock units based on the date of the Company’s 2022 annual meeting of shareholders. Additionally, Dr. Hannan will be eligible to receive an annual retainer fee of $50,000 for her service on the Board and annual stock option and restricted stock unit awards in accordance with the Company’s Non-Employee Director Compensation Program.

Dr. Hannan has entered into the Company’s standard indemnification agreement for directors and officers of the Company.

Dr. Hannan is a former Global Lead Partner, National Managing Partner and Vice Chair of KPMG, LLP, the U.S. member firm of the global audit, tax and advisory services firm KPMG International. Dr. Hannan has over 30 years of industry experience and held numerous leadership roles during her distinguished career with KPMG. From 2015 until her 2018 retirement, Dr. Hannan served as Global Lead Partner, Senior Advisor for KPMG’s Board Leadership Center and National Leader Total Impact Strategy. Dr. Hannan also served as the Midwest Area Managing Partner for KPMG’s Tax Services from 2004 to 2009. Subsequent to that role, from 2009 to 2015, Dr. Hannan served as the National Managing Partner of Diversity and Corporate Responsibility. While at KPMG, Dr. Hannan also founded the KPMG Women’s Advisory Board. In addition to her roles at KPMG, as a Native American Indian and member of the Ho-Chunk Nation Tribe, Dr. Hannan served on President George W. Bush’s National Advisory Council on Indian Education. She also served as a member of the Committee to establish the Board of Directors for the Ho-Chunk Tribe’s corporation under Section 17 of the Indian Reorganization Act. Currently, Dr. Hannan serves on the boards of directors of Annaly Capital Management, Inc. (NYSE: NLY), Otis Worldwide Corporation (NYSE: OTIS), and Carpenter Technology Corporation (NYSE: CRS), is Chair of the Board of Trustees and a member of the Executive Committee of the Smithsonian National Museum of the American Indian, is a Trustee of the Conference Board and is an active member of Women Corporate Directors. From 2014 to 2020, Dr. Hannan served as Chair of the Board & National President for Girl Scouts of the USA. Dr. Hannan received a Ph.D. in Leadership Studies from Benedictine University and a B.A. from Loras College. She is also a graduate of the Chicago Management Institute at the University of Chicago, Booth School of Business and the Institute of Comparative Political & Economic Systems at Georgetown University. In addition, Dr. Hannan has completed the Carnegie Mellon/NACD Cyber-Risk Oversight Program, the CERT Certificate in Cybersecurity Oversight, and the NACD Directorship Certification.

On August 4, 2022, the Company issued a press release announcing Dr. Hannan’s appointment to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, issued by Ginkgo Bioworks Holdings, Inc. on August 4, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GINKGO BIOWORKS HOLDINGS, INC.

Date: August 4, 2022	By:	/s/ Mark Dmytruk
	Name:	Mark Dmytruk
	Title:	Chief Financial Officer

Exhibit 99.1

Ginkgo Bioworks Appoints Kathy Hopinkah Hannan to its Board of Directors

BOSTON, MA — August 4, 2022 — Ginkgo Bioworks (NYSE: DNA), the leading horizontal platform for cell programming, today announced that Kathy Hopinkah Hannan, PhD, CPA has joined its Board of Directors, effective August 2, 2022. Dr. Hannan brings over thirty years of experience as a senior C-Suite executive, corporate advisor, independent board director and strategist leading significant operations and high priority initiatives.

“As a pioneer in synthetic biology, Ginkgo Bioworks is undertaking critical work to make biology easier to engineer and to enable a more sustainable future,” said Dr. Hannan. “I am honored to join Ginkgo’s Board at such a significant time in the company’s history, and look forward to working with Ginkgo’s incredible team as they use synthetic biology to unlock innovations across industries.”

Dr. Hannan is a retired senior partner from KPMG LLP, where she also served as Vice Chair. She brings extensive governance experience through her corporate board roles with Annaly Capital Management (NYSE: NLY), Otis Worldwide Corporation (NYSE: OTIS), and Carpenter Technology Corporation (NYSE: CRS), as well as her roles as Chair of the Board of Trustees for the Smithsonian National Museum of the American Indian and formerly as Chair of the Board of Directors of Girl Scouts of the USA. A member of the Ho-Chunk Nation, Dr. Hannan served as a commissioner for the Tribal Employment Rights Office and was a presidential appointee to the National Advisory Council on Indian Education. She also served as a member of the Committee to establish the Board of Directors for the Ho-Chunk Tribe’s corporation under Section 17 of the Indian Reorganization Act.

“Dr. Hannan brings invaluable experience as a leader in enterprise sustainability and organizational effectiveness, with an impressive track record for leading key financial and advisory services for clients,” said Marijn Dekkers, Chair of the Board of Directors for Ginkgo Bioworks. “Dr. Hannan’s industry knowledge and financial acumen is a welcome addition to our Board as Ginkgo continues to grow as a public company. We are looking forward to working with her.”

About Ginkgo Bioworks

Ginkgo is building a platform to enable customers to program cells as easily as we can program computers. The company’s platform is enabling biotechnology applications across diverse markets, from food and agriculture to industrial chemicals to pharmaceuticals. Ginkgo has also actively supported a number of COVID-19 response efforts, including K-12 pooled testing, vaccine manufacturing optimization and therapeutics discovery. For more information, visit www.ginkgobioworks.com.

Forward-Looking Statements of Ginkgo Bioworks

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding Ginkgo’s growth and potential innovations. These forward-looking statements generally are identified by the words “believe,” “can,” “project,” “potential,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the effect of Ginkgo’s business combination with Soaring Eagle Acquisition Corp. (“Soaring Eagle”) on Ginkgo’s business relationships, performance, and business generally, (ii) risks that the business combination disrupts current plans of Ginkgo and potential difficulties in Ginkgo’s employee retention, (iii) the outcome of any legal proceedings that may be instituted against Ginkgo related to its business combination with Soaring Eagle, (iv) volatility in the price of Ginkgo’s securities now that it is a public company due to a variety of factors, including changes in the competitive and highly regulated industries in which Ginkgo operates and plans to operate, variations in performance across competitors, changes in laws and regulations affecting Ginkgo’s business and changes in the combined capital structure, (v) the ability to implement business plans, forecasts, and other expectations after the completion of the business combination, and identify and realize additional opportunities, (vi) the risk of downturns in demand for products using synthetic biology, (vii) the unpredictability of the duration of the COVID-19 pandemic and the demand for COVID-19 testing and the commercial viability of our COVID-19 testing business, and (viii) changes to the biosecurity industry, including due to advancements in technology, emerging competition and evolution in industry demands, standards and regulations. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Ginkgo’s quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 16, 2022 and other documents filed by Ginkgo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ginkgo assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Ginkgo does not give any assurance that it will achieve its expectations.

GINKGO BIOWORKS INVESTOR CONTACT:

investors@ginkgobioworks.com

GINKGO BIOWORKS MEDIA CONTACT:

press@ginkgobioworks.com